UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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ACTIVISION BLIZZARD, INC.

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NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

3100 Ocean Park Boulevard

Santa Monica, California 90405

Dear Fellow Stockholders:

I cordially invite you to join me and the other members of Activision Blizzard, Inc.’s Board of Directors at the company’s 2019 annual meeting of stockholders. This proxy statement contains information about the meeting and will serve as your guide to the matters on which you will be asked to vote.

At Activision Blizzard, we know that feedback from our stockholders is essential to our continued success. Regardless of the number of shares you own, this meeting is a wonderful opportunity for you to learn more about developments at our company and, more importantly, to express your opinions and play a part in Activision Blizzard’s future. If you can’t attend the meeting, please share your thoughts or concerns with us by email at ir@activision.com or in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Thank you for your continued support of Activision Blizzard.

Sincerely,

Robert A. Kotick

Chief Executive Officer

April 23, 2019

The proxy statement and our 2018 annual report to stockholders are each available at: https://materials.proxyvote.com/00507V

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3100 Ocean Park Boulevard

Santa Monica, California 90405

Notice of 2019 Annual Meeting
of Stockholders

WHEN:

Thursday, June 20, 2019
9:00 a.m. (Pacific Time)

WHERE:

Boston Properties Offices
3200 Ocean Park Boulevard
Santa Monica, CA 90405

AGENDA:

1.	Elect ten directors for a one-year term
2.	Provide advisory approval of our executive compensation
3.	Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019

WAYS TO VOTE:

BY INTERNET

www.proxyvote.com

BY TELEPHONE

Call (800) 690-6903 or the number on your
voting instruction form.

BY MAIL
Sign, date and return your voting instruction form.

The Annual Meeting of Stockholders of Activision Blizzard, Inc. will be held at the Boston Properties Offices at 3200 Ocean Park Boulevard, Santa Monica, California 90405, on Thursday, June 20, 2019, at 9:00 a.m., Pacific Time.

The Activision Blizzard, Inc. Board of Directors has fixed April 22, 2019, as the record date for determining the stockholders entitled to receive notice of, and to vote at, the annual meeting.

Your vote is important. Whether or not you plan to attend the meeting, I urge you to promptly vote your shares by proxy by following the instructions beginning on page 16 of the enclosed proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. If you do plan to attend the meeting, please see page 17 of the enclosed proxy statement for information regarding what you must bring with you to gain admittance.

By Order of the Board of Directors

Jeffrey A. Brown

Corporate Secretary

April 23, 2019

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Table of Contents

PROXY SUMMARY	6
Voting Matters and Board Recommendations	6
Director Nominees	6
Executive Compensation Highlights	7
Our Conservative Equity Granting Practices	8
2018 Financial and Operational Performance	8
Corporate Governance Highlights	10
Incorporation of Stockholder Feedback	11
PROXY STATEMENT	12
GENERAL	12
PROCEDURAL MATTERS	14
PROPOSAL 1 ELECTION OF DIRECTORS	18
CORPORATE GOVERNANCE MATTERS	23
Overview	23
Board of Directors and Committees	23
Stockholder Engagement Process	33
Our Executive Officers	33
Executive Succession Planning	33
Stock Ownership Guidelines	33
Political Activities	34
Corporate Governance Principles and Policies	34
Code of Conduct	34
Additional Corporate Governance Documentation	34
Diversity and Inclusion Initiatives	35
EXECUTIVE COMPENSATION	36
Compensation Discussion and Analysis	36
Overview	36
Compensation Principles and Objectives	43
Decision-Making Approach to Executive Compensation	44
Elements of Our Executive Compensation Program for 2018	47
Compensation Committee Report	53
Summary Compensation Table	54
Grants of Plan-Based Awards for 2018	56
Outstanding Equity Awards at December 31, 2018	60
Option Exercises and Stock Vested for 2018	63
Employment Agreements	63
Potential Payments upon Termination or Change of Control	74
CEO Pay Ratio	84
PROPOSAL 2 ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION	85

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DIRECTOR COMPENSATION	86
General	86
Cash Compensation	86
Equity Compensation	86
Stock Ownership Guidelines	87
Indemnification	87
Reimbursement of Expenses and Limited Benefits	87
Compensation for 2018	87
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	89
Policies and Procedures Regarding Transactions with Related Parties	89
Relationships and Transactions	90
AUDIT-RELATED MATTERS	91
Independent Registered Public Accounting Firm Fees	91
Pre-Approval Policies and Procedures	91
Audit Committee Report	92
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	93
BENEFICIAL OWNERSHIP MATTERS	95
Security Ownership of our Officers and Directors	95
Security Ownership of Holders of More Than 5% of Our Common Stock	97
Section 16(a) Beneficial Ownership Reporting Compliance	97
EQUITY COMPENSATION PLAN INFORMATION	98
DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR OUR 2020 ANNUAL MEETING; COMMUNICATING WITH OUR BOARD	99
AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION	101
OTHER MATTERS	103
HELPFUL RESOURCES	104

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement for the 2019 annual meeting of the stockholders of Activision Blizzard, Inc., a Delaware corporation (the “Company”). This summary does not contain all the information that you should consider, and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2018 performance, please review our annual report to stockholders for the period ended December 31, 2018, which is being provided to our stockholders at the same time as this proxy statement. Capitalized terms used in this summary are defined elsewhere in the proxy statement.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the 2019 Annual Meeting of Stockholders.

Our Board’s Recommendation

Proposal 1. Election of Directors (page 18)	FOR each Director Nominee

Our Board and its Nominating and Corporate Governance Committee believe that our ten director nominees possess the qualifications necessary to provide proper oversight of the Company’s business for the benefit of the Company’s stakeholders.

Proposal 2. Advisory vote to approve our executive compensation (page 85)	FOR

Our Board and its Compensation Committee believe that our compensation policies and practices are effective in enabling us to achieve our financial and strategic goals and that the compensation paid to our named executive officers allows us to attract, retain, and motivate the key executive talent necessary for our long-term success.

Proposal 3. Ratification of the appointment of our independent registered public accounting firm (page 93)	FOR

Our Board and its Audit Committee believe that continued retention of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Director Nominees

Set forth below is certain information about the nominees for election to our Board of Directors, each of whom currently serves on our Board:

Name	Age	Director Since	Principal Occupation	Independent	Other Public Boards	Committee Memberships
						Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Reveta Bowers	70	2018	Independent Governance and Organizational Consultant		—
Robert Corti	69	2003	Retired CFO of Avon Products		—
Hendrik Hartong III	52	2015	Chairman and CEO of Brynwood Partners		—
Brian Kelly (Chairman)	56	1995	Chairman of the Board of Activision Blizzard	—	—
Robert Kotick	56	1991	CEO of Activision Blizzard	—	1
Barry Meyer	75	2014	Retired Chairman and CEO of Warner Bros. Entertainment		—
Robert Morgado (Lead Independent Director)	76	1997	Retired Chairman and CEO of Warner Music Group		—
Peter Nolan	60	2013	Senior Advisor to Leonard Green & Partners		—
Casey Wasserman	44	2015	Chairman and CEO of Wasserman		1
Elaine Wynn	76	2013	Co-founder of Wynn Resorts		—

Member	Chairperson

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Executive Compensation Highlights

Our Compensation Practices Are Designed to Align Pay with Performance

Our industry is intensely competitive and constantly evolving. Our executives and many of our other highly skilled employees are often sought after by our competitors, both established and new. As such, it is necessary for us to offer our executives competitive total compensation to attract, retain, and motivate them.

Our executive compensation program has three primary elements: (1) base salary; (2) short-term incentives, in the form of annual cash bonuses; and (3) long-term incentives, in the form of equity awards, including performance-based vesting restricted share units (i.e., PSUs) and stock options.

The program is designed to align the interests of our executive officers with those of our stockholders by providing a significant portion of compensation in the form of performance-based bonuses and performance-aligned equity awards. For 2018, 94% of our CEO’s total compensation, and 79% of the average total compensation of the remaining named executive officers, was performance-based.

Primary Elements of Our Executive Compensation Program for 2018

An overview of the primary elements of our 2018 executive compensation program and their purposes is presented below. Not all of these elements are applicable to all named executive officers (i.e., NEOs). We aim to incentivize our executives to drive corporate financial performance by basing a significant portion of their compensation on achieving financial and strategic objectives.

Compensation Element*	Purpose	Principal Actions for 2018
Base Salary	Compensate for day-to-day responsibilities.

Mr. Kotick’s base salary in 2018 was unchanged from 2017. As part of our annual salary review process in early 2018, the salaries of the other NEOs with the Company at that time were increased between 2.5% and 5%.

Annual cash bonus —Corporate Annual Incentive Plan (i.e., CAIP)	Drive annual overall and/or operating unit financial results, as well as individual contributions toward operational and other strategic initiatives.

Financial metrics for all NEOs participating in the CAIP (i.e., all but Mr. Zacconi) included profitability and free cash flow measures. As a result of performance vis-à-vis the underlying financial and strategic objectives, Mr. Kotick received a CAIP-related payout equal to 70% of his target bonus, and our other NEOs each received CAIP-related payouts ranging between 52% and 103% of his target bonus. For 2018, the Compensation Committee did not apply incremental judgment or discretion in determining CAIP bonus payouts and such awards directly reflected performance against the specific objectives established by the Compensation Committee at the beginning of the year.

Annual cash bonus —profit sharing plans (i.e., the Blizzard Profit Sharing Plan and the King Profit Sharing Plan)	Drive operating unit financial results, which, in turn, will drive our overall financial results.	Mr. Morhaime received a payment based on Blizzard’s operating profit. Similarly, Mr. Zacconi received a payment based on King’s operating profit.
Equity awards (i.e., PSUs and stock options)	Create alignment with stockholders, drive long-term stockholder value, and promote employee retention.	Each of our NEOs that received an equity award during 2018 received a performance-based equity award with multi-year vesting.
*

In addition, Messrs. Neumann and Johnson each received a long-term contract inducement in connection with his hiring by the Company during 2017, a portion of which was paid in 2018, and Mr. Walther received a special performance bonus. For more information on these awards, please see “Executive Compensation—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Other Cash Programs or Awards” below.

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Summary of Compensation Paid to Our Named Executive Officers for 2018

The following table sets forth certain summarized information with respect to the compensation earned by our NEOs during 2018. For the complete Summary Compensation Table, including the notes that accompany it, along with compensation for prior years, please see page 54.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert Kotick Chief Executive Officer	1,756,731	—	7,495,745	19,037,673	2,461,848	89,007	30,841,004
Spencer Neumann Former Chief Financial Officer	871,476	1,000,000	4,838,213	—	—	28,485	6,738,174
Collister Johnson President and Chief Operating Officer	1,330,194	1,200,000	4,695,612	—	931,240	14,075	8,171,121
Michael Morhaime Former President and CEO, Blizzard	1,407,225	—	3,014,440	—	3,518,646	157,713	8,098,024
Brian Stolz Chief People Officer	685,936	—	2,348,814	—	445,341	53,472	3,533,563
Chris B. Walther Chief Legal Officer	759,238	500,000	2,837,227	—	583,161	83,532	4,763,158
Riccardo Zacconi Chief Executive Officer, King	532,776	—	—	9,898,137	9,379,908	8,330	19,819,151

Our Conservative Equity Granting Practices

While we believe that equity awards are an important part of our compensation program, we continue to be very judicious in the granting of equity awards to our employees. Our average equity usage for the past three years is among the bottom one-third of our comparator group.

2018 Financial and Operational Performance

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Based on a number of metrics, 2018 was a strong year for us. For example, during 2018:

•

Net revenues were a record $7.50 billion.

•

Net revenues from digital channels were a record $5.79 billion.

•

Earnings per diluted share were a record $2.35.

•

Operating income was $1.99 billion.

•

Operating cash flow was $1.79 billion.

•

Net bookings(1) were a record $7.26 billion.

•

Net bookings(1) from digital channels were a record $5.72 billion, and in-game net bookings(1) were a record $4.2 billion.

•

In the fourth quarter, we had 356 million monthly active users (i.e., MAUs),(2) 53 million of which were at Activision, 35 million of which were at Blizzard, and 268 million of which were at King.

•

Call of Duty® was again the number-one selling console franchise worldwide for the year, a franchise feat accomplished for nine of the last 10 years.(3) In its launch quarter, Call of Duty: Black Ops 4 sold-through more units than Call of Duty: Black Ops III, with PC units more than tripling. We released Call of Duty: Black Ops 4 on PC through Blizzard’s Battle.net® for the first time in franchise history.

•

Spyro® Reignited Trilogy had a strong launch, and Crash Bandicoot™ N. Sane Trilogy passed 10 million units sold-in since its 2017 release, highlighting the enduring nature of Activision’s classic franchises.

•

World of Warcraft®: Battle for Azeroth™ set a new day-one franchise record with more than 3.4 million units sold-through.

•

The first season of the Overwatch League™ culminated in its Grand Finals at Barclays Center in New York in June, which had a sold-out live audience and was watched by millions of viewers worldwide on TV networks and streaming platforms. We sold another eight Overwatch League teams ahead of the second season, which began in February 2019, meaning we now have 20 city-based teams owned by some of the most experienced traditional sports and esports partners in the world.

•

Candy Crush Saga™ was the highest-grossing title in U.S. mobile app stores in 2018, and King had two of the top-10 highest-grossing titles in the U.S. mobile app stores for the year, a feat that it has now achieved for five years in a row.(4)

•

Advertising in the King network was profitable each quarter and continued to build momentum, with quarterly revenue growing sequentially throughout the year.

However, we did not achieve all the goals we set for ourselves. As a result, consistent with our pay-for-performance approach, overall CAIP bonus payments to our NEOs ranged between 52% and 103% of target for the year and, for the portion of the outstanding equity awards granted to our NEOs that had the potential to vest based on 2018 financial performance objectives, achievement, as a percentage of target, ranged from 0% to 100%.

(1)

Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others. Net bookings is equal to net revenues excluding the impact from deferrals.

(2)

We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user.

(3)

Based on data from the NPD Group, GfK, GSD, and internal estimates, based on dollar sales of front-line games.

(4)

Based on U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for 2014–2018.

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Corporate Governance Highlights

The Company is committed to adopting and following strong corporate governance practices that benefit all of our stakeholders. We believe that a foundation of good corporate governance creates an environment of accountability for our Board and senior management and otherwise promotes the long-term interests of our stakeholders. Our Board continues to monitor emerging best practices in corporate governance and adopts measures when it determines them to be in the best interests of our stakeholders. Highlights of our corporate governance program include:

Accountability to Our Stockholders	• We elect our directors on an annual basis.
• Our common stock is our only outstanding class of voting stock, and our governance documents do not contain any supermajority voting requirements.
• For each share of our stock outstanding and entitled to vote that a stockholder holds, he or she is entitled to one vote on each matter presented for action.
• Our Bylaws contain a stockholder proxy access provision, which permits certain stockholders to include director nominees in our proxy statements.

•

Our Bylaws have a majority voting standard for uncontested elections and a plurality standard for contested elections. Any director failing to receive majority support in an uncontested election must tender his or her resignation.

• We do not have a “poison pill” or similar anti-takeover provision in place.
• We hold “say-on-pay” votes annually.
Board Independence	• Eight of our ten director nominees are independent.
• We have a separate chairman and chief executive officer.
• We have a lead independent director.
• Our independent directors meet in executive session (i.e., without the presence of management).
Independent Board Committees	• All the members of each of our three standing Board committees—our Audit Committee, our Compensation Committee, and our Nominating and Corporate Governance Committee—are independent.
Stock Ownership Guidelines
•

Our chief executive officer is expected to, within five years after he or she becomes our chief executive officer, beneficially own shares of our common stock with a value at least equal to ten times his or her then-current annual base salary. Mr. Kotick currently holds shares with a value equal to approximately 94 times his current annual base salary.

•

Our other executive officers (as well as the President and/or CEO of each of Activision, Blizzard, and King) are each expected to, within five years after becoming subject to the guidelines, beneficially own shares of our common stock with a value at least equal to his or her then-current annual base salary.

•

Each director not employed by us or any of our subsidiaries is required to, within four years following his or her election to our Board, beneficially own shares of our common stock with a value at least equal to five times the annual cash retainer we then pay him or her for regular service on our Board.

“Clawback” Policy	• In the event of an earnings restatement, we may “claw back” performance-based compensation (including both short-term and long-term incentives) paid to the executives responsible.
Anti-Hedging Policy
•

We prohibit our employees and directors from “shorting” Company stock, engaging in “puts,” “calls,” or other hedging transactions involving Company stock, or using margin accounts with Company stock.

No Company Stock Pledged	• None of our executive officers or directors have any shares of Company stock pledged.
Active Board Oversight of Risk Strategy	• Our Board takes an active role in overseeing risk management and providing strategic guidance to the Company.

•

Our Board annually reviews the conclusions and recommendations of our management with respect to current and future potential strategic enterprise-level risks, as well as the strategies used to mitigate such risks.

• Our Board delegates certain risk management oversight functions to standing committees, each of which regularly reports to our Board.
Annual Board Self-Evaluation	• Our Board annually reviews its performance, as well as the performance of each of its standing committees.
Active Stockholder Engagement	• We actively engage with investors to increase our understanding of their perspectives on our executive compensation and governance practices.
Active Succession Planning	• Our Board actively engages in chief executive officer succession planning.
• Our Board reviews succession plans for our other senior-most officers annually.
• Our Nominating and Corporate Governance Committee oversees risks associated with overall governance and Board succession planning.

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Incorporation of Stockholder Feedback

The Company regularly engages with key stockholders to solicit feedback as part of an effort to remain aware of our stockholders’ perspectives with respect to our executive compensation and governance practices, as well as any other matters of importance to them. We share the feedback we receive with our Board and its committees, and that feedback has been instrumental in shaping decisions relating to our executive compensation and corporate governance programs. In advance of last year’s annual meeting, members of our management reached out to stockholders who collectively held approximately 65% of our common stock and spoke with each such holder who was willing to speak with us. Again, in the fall of 2018, in an effort to gain additional perspective, members of our management reached out to stockholders who collectively held approximately 65% of our common stock and spoke with each such holder who was willing to speak with us, including with respect to recent “say-on-pay” votes. These efforts enhance the ongoing communications we have with our stockholders regarding our financial and operational performance, and expand upon the outreach to stockholders that we have conducted in connection with our annual meetings for the last several years.

The Company reviews feedback sent to us from any of our stockholders, no matter the size of their holdings. If you would like to communicate directly with our full Board, our independent directors, any committee of our Board, any other group of directors, or any individual director, you may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Our Board and its committees take the feedback received from stockholders seriously and will continue to incorporate such feedback into their decision-making processes. We believe that the actions we have taken, as well as our continued dialogue with our stockholders, advance our compensation and corporate governance practices in a manner that is both responsive to the input we receive and appropriate for the Company.

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PROXY STATEMENT

GENERAL

Purpose of this Proxy Statement

This proxy statement is furnished in connection with the solicitation by our Board of Directors (our “Board”) of proxies from holders of issued and outstanding shares of the Company’s common stock, par value $0.000001 per share (“Common Stock”). The proxies being solicited will be used at the annual meeting of our stockholders to be held on Thursday, June 20, 2019, at the Boston Properties Offices at 3200 Ocean Park Boulevard, Santa Monica, California 90405, at 9:00 a.m., Pacific Time, and at any adjournment or postponement of the meeting (the “Annual Meeting”). All references in this proxy statement to “the Company,” “we,” “us,” “our,” and “Activision Blizzard” refer to Activision Blizzard, Inc.

Notice of Internet Availability of Proxy Materials

We will be mailing a notice regarding the internet availability of these proxy materials (containing instructions on how to access the proxy materials and vote shares through the internet) to stockholders on or about April 23, 2019.

Financial Measures Used in this Proxy Statement

Use of Non-GAAP Financial Measures

All financial measures used in this proxy statement are presented in accordance with generally accepted accounting principles (“GAAP”), unless explicitly identified as non-GAAP. Internally, our management uses non-GAAP financial measures in assessing our operating results, as well as in planning and forecasting. In particular, our management believes these measures facilitate comparison of operating performance between periods and facilitate an understanding of the operating results of Activision Blizzard by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Further, our management believes that the presentation of these non-GAAP measures provides useful information to measure Activision Blizzard’s financial and operating performance. Non-GAAP measures are not intended to be considered in isolation from, as a substitute for or as more important than the financial information prepared and presented in accordance with GAAP. In addition, non-GAAP measures have limitations in that they do not reflect all of the items associated with the Company’s results of operations as determined in accordance with GAAP. In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP measures used by the Company.

Our non-GAAP measures are not based on a comprehensive set of accounting rules or principles, and such measures do not have a standardized meaning across companies. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Financial Metrics Used to Measure 2018 Compensation-Related Performance

Consistent with past years, the financial objectives used by our management and our Compensation Committee to assess our employees’ 2018 performance were based on measures we refer to internally as “non-GAAP (excluding deferrals),” rather than the non-GAAP measures we use when reporting our financial results. These non-GAAP measures only differ from each other with respect to the inclusion (in the non-GAAP measures we now use when reporting our financial results) or exclusion (in “non-GAAP (excluding deferrals)” measures) of the impact from revenue deferrals accounting treatment on certain of our online-enabled products. Internally, our management uses non-GAAP (excluding deferrals) measures in assessing our operating results, as well as in planning and forecasting. Our management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers. In addition, our management believes excluding the change in deferred revenues and the related cost of revenues provides an earlier indication of trends in our operating results. Further, as our management and our Compensation Committee continue to believe that non-GAAP (excluding deferrals) measures are an effective way to internally assess our operating performance, the Company currently expects to continue utilizing non-GAAP (excluding deferrals) measures for purposes of compensation-related performance objectives in the future.

Specifically, the Compensation Committee used the following non-GAAP (excluding deferrals) measures to assess the 2018 performance of one or more of our named executive officers.

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•

AB Adjusted Operating Income. “AB Adjusted Operating Income” means Activision Blizzard’s GAAP operating income, excluding the impacts from share-based compensation, amortization of intangibles from purchase price accounting, restructuring charges, and the deferral of revenues and recognition of deferred revenues, along with related cost of revenues, on certain of our online enabled products.

•

AB Adjusted EPS. “AB Adjusted EPS” is calculated by dividing the AB Adjusted GAAP Net Income by the weighted average diluted shares outstanding, where “AB Adjusted GAAP Net Income” means Activision Blizzard’s GAAP net income, excluding the impacts from the items noted above under “AB Adjusted Operating Income,” along with the associated tax impacts of those items, losses incurred on extinguishment of debt from redemption activities and the associated tax impact, and significant discrete tax-related items (including amounts related to changes in tax laws, amounts related to the potential or final resolution of tax positions, and/or other unusual or unique tax-related items and activities).

•

AB Adjusted Free Cash Flow. “AB Adjusted Free Cash Flow” is calculated by subtracting year-over-year cash changes related to working capital (excluding certain unplanned one-time items and timing of tax payments) and capital expenditures from AB Adjusted Net Income (as defined under “AB Adjusted EPS”).

•

Blizzard Adjusted Operating Income. “Blizzard Adjusted Operating Income” means the GAAP operating income of Blizzard Entertainment, Inc. (“Blizzard”), excluding the impacts from the items noted above under “AB Adjusted Operating Income.”

•

King Adjusted EBITDA. “King Adjusted EBITDA” means earnings before interest, taxes, depreciation, and amortization and excluding share-based compensation, non-operating income (expense), net finance income (expense), foreign currency exchange gain (loss), acquisition related income (expense), and change in deferred revenue of King Digital Entertainment Limited (“King”).

•

King Adjusted Operating Income. “King Adjusted Operating Income” means King’s GAAP operating income, excluding the impacts from the items noted above under “AB Adjusted Operating Income.”

Consistent with past years, at the time it established the measures to be used to assess 2018 financial performance for compensation purposes, the Compensation Committee reserved the discretion, when measuring performance, to exclude the impact of any extraordinary transaction (i.e., a non-recurring corporate transaction or legal expense matter that results in expenses exceeding $10 million for the year). No such adjustments were made for 2018.

Further, when a financial measure is used to assess performance underlying a bonus opportunity under our Corporate Annual Incentive Plan (the “CAIP”) or an equity award the performance of which is determined by reference to an annual operating plan approved by our Board (such plan for any given year, the “AOP”) or long-range strategic plan, constant foreign exchange rates are assumed, which means we convert current period results into United States (“U.S.”) dollars using the average exchange rate at the time we established the targets (e.g., at the time the relevant AOP was established), rather than the actual exchange rates during the relevant period. When a financial measure is used to determine the size of a pool created pursuant to the King Profit Sharing Plan or the Blizzard Profit Sharing Plan, actual exchange rates during the relevant period are used.

References to U.S. Dollars

All dollar amounts referred to in or contemplated by this proxy statement refer to U.S. dollars.

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PROCEDURAL MATTERS

Q:

Who may vote at the Annual Meeting?

A:

Only stockholders of record at the close of business on April 22, 2019 (the “record date”), are entitled to notice of, or to vote at, the Annual Meeting. There were 765,997,199 shares of our Common Stock outstanding and entitled to vote on the record date.

A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and during ordinary business hours at our offices at 3100 Ocean Park Boulevard, Santa Monica, California 90405 for the 10 days prior to the Annual Meeting.

Q:

How many votes may I cast?

A:

For each share of our Common Stock outstanding and entitled to vote that a stockholder holds on the record date, he or she is entitled to one vote on each matter presented for action at the Annual Meeting.

Q:

What if I hold my shares through a broker? What is the difference between holding shares as a “stockholder of record” and holding shares as a “beneficial owner”?

A:

If your shares are held through a broker, bank, or any other nominee, you hold your shares in “street name,” and you are considered the “beneficial owner” of those shares. This proxy statement and any accompanying materials have been provided to you by your broker, bank, or other holder of record. As a beneficial owner, you are entitled to direct the firm that holds your shares how to vote your shares, unless you obtain a “legal proxy” from the broker, bank, or other nominee that holds your shares, giving you the right to vote the shares at the meeting yourself.

If your shares are registered in your name with our stock transfer agent, Broadridge Financial Solutions, you are the “stockholder of record”. This proxy statement and any accompanying materials have been provided to you directly by Activision Blizzard.

Q:

Can my broker vote my shares without my instruction? What are “broker non-votes”?

A:

If you are a beneficial owner and you do not provide voting instructions to the broker, bank, or other nominee that holds your shares in its name, that firm is only allowed to exercise its discretion to vote your shares on “routine” matters, but will not be allowed to vote your shares with respect to any “non-discretionary” items, resulting in a so-called “broker non-vote” with respect to such items. Proposal 3—the ratification of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm—is the only matter for consideration at the Annual Meeting considered to be routine. For all matters other than proposal 3, you must submit voting instructions to the firm that holds your shares if you want your vote to count. A broker non-vote will occur if you do not provide instructions to your broker, bank, or other nominee with respect to proposals 1 or 2.

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Q:

How many votes must be present in order for business to be conducted?

A:

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum consists of the presence, in person or by proxy, of a majority of the shares of our Common Stock entitled to vote at the Annual Meeting. Both abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:

What are my voting options with respect to each proposal and how many votes are required to approve each proposal?

A:

Proposal	Voting Options	Vote Required to Adopt Proposal	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions	Effect of Present but Not Voted Shares
Election of Directors — Proposal 1	For, against, or abstain with respect to each nominee	The number of votes cast “for” the nominee exceeds the number of votes cast “against” him or her by the holders of shares present in person or by proxy and entitled to vote at the Annual Meeting	No	No Effect	Against	Against
Advisory Vote to Approve Our Executive Compensation — Proposal 2	For, against, or abstain	Affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter	No	No Effect	Against	Against
Ratification of Appointment of Our Independent Registered Public Accounting Firm — Proposal 3	For, against, or abstain	Affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy and entitled to vote on the matter	Yes	N/A	Against	Against
Q:

What are the ways I can vote?

A:

Stockholders at the close of business on April 22, 2019, can vote at the Annual Meeting in person or via proxy in the manner described herein. Any stockholder who holds shares in street name through a broker, bank, or other nominee will receive separate instructions from the firm holding his or her shares describing the procedures for instructing the voting of those shares.

Q:

How do I vote in person at the Annual Meeting?

A:

Stockholders who wish to vote in person at the Annual Meeting must request a ballot at the meeting. Further, any street-name holder who wishes to vote in person at the Annual Meeting will need to obtain a proxy from the broker, bank, or other nominee that is the record holder of his or her shares in order to cast a ballot at the meeting.

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Q:

What does it mean to vote by proxy? Who represents my shares at the Annual Meeting?

A:

A vote via proxy authorizes Robert Kotick (our Chief Executive Officer), Collister Johnson (our President and Chief Operating Officer), and Jeffrey Brown (our Corporate Secretary), and each of them, with full power of substitution, to vote and otherwise represent all of the shares that you are entitled to vote at the Annual Meeting, in accordance with your instructions, with the same effect as if you were present at the meeting and voting such shares.

Q:

How do I vote by proxy?

A:

Stockholders of record may vote by proxy in three ways:

•

Vote by Internet. Record holders can vote online prior to 11:59 p.m., Eastern Time, on June 19, 2019. Go to www.proxyvote.com, which is available 24 hours a day until the deadline. You will need your 16 digit control number which appears on the notice of internet availability of proxy materials or proxy card you received.

•

Vote by Telephone. Record holders can vote by phone prior to 11:59 p.m., Eastern Time, on June 19, 2019. Call (800) 690-6903, which is available 24 hours a day until the deadline. You will need your 16 digit control number which appears on the notice of internet availability of proxy materials or proxy card you received.

•

Vote by Mail. Record holders can vote by mail if they received a printed copy of the proxy card. Complete and return that proxy card in the postage-paid envelope provided. If you are a stockholder of record and you choose to vote by mail, your vote will be counted so long as it is received prior to the closing of the polls at the meeting, but we urge you to complete, sign, date, and return the proxy card as soon as possible.

You need only vote in one way (e.g., if you vote by internet or telephone, you need not return the proxy card).

Q:

What if I vote by proxy but do not provide specific instructions for some or all of the items?

A:

The shares of our Common Stock represented by all valid proxies we receive prior to the Annual Meeting that are not properly revoked prior to being voted at the Annual Meeting will be voted at the Annual Meeting as directed. If no directions are specified, those proxies will be voted FOR each of the ten director nominees named in this proxy statement (proposal 1), FOR the advisory approval of the Company’s executive compensation, as disclosed in this proxy statement (proposal 2), and FOR the ratification of PwC as the Company’s independent registered public accounting firm for 2019 (proposal 3).

Q:

If I have voted by proxy, can I change my vote?

A:

Any stockholder of record may revoke or change that stockholder’s proxy at any time before the proxy is voted at the Annual Meeting by: (1) sending a written notice of revocation of the proxy to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405; (2) properly delivering a subsequently dated proxy; or (3) voting in person at the Annual Meeting.

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Q:

What do I need to do if I want to attend the Annual Meeting?

A:

You should be prepared to present a valid form of photo identification, such as a driver’s license, state-issued ID card, or passport, to gain admittance to the Annual Meeting. In addition, if you are a stockholder of record, your ownership as of the record date must be verified by reference to our records prior to admittance into the Annual Meeting. If you hold shares in street name through a broker, bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as a brokerage account statement or similar evidence of ownership. If you do not provide valid photo identification and otherwise comply with the procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department via phone at (310) 255-2000 or via email at ir@activision.com.

Q:

Will I have dissenters’ rights in connection with the business being considered?

A:

Stockholders have no dissenters’ rights or rights of appraisal under Delaware law, our Certificate of Incorporation, or our Bylaws in connection with the election of directors (proposal 1) or proposals 2 or 3.

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PROPOSAL 1

ELECTION OF DIRECTORS

General

Stockholders will elect ten directors at the Annual Meeting. Those elected will serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earliest of their death, resignation, or removal. Except where otherwise instructed, proxies solicited by this proxy statement will be voted for the election of each nominee. However, if any nominee becomes unable to stand for election as a director at the Annual Meeting, the proxy may be voted for a substitute designated in accordance with our Bylaws.

Director Nominees

In order to have a knowledgeable Board comprised of individuals with distinguished records of leadership and success, the Nominating and Corporate Governance Committee has established criteria it desires in a member of our Board. As a company with a global customer base in the interactive entertainment industry, we consider leadership abilities gained from senior roles as executive officers or board members of large, global corporations in the entertainment field to be particularly relevant to the business of the Company. We believe that our directors bring to our Board the practical wisdom and strong professional characteristics, judgment, and leadership abilities necessary to keep our Company performing competitively in the market. For more about the qualifications we require our directors (and director nominees) to have, see “Corporate Governance Matters—Board of Directors and Committees—Identification of Candidates for Election to Our Board—Experience, Skills, and Other Characteristics of Our Director Candidates” below.

The following biographies of our director nominees describe their noteworthy experience. Also described below are certain individual qualifications and skills of each of our directors that we believe contribute to our Board’s effectiveness and success. For information regarding each nominee’s current Board committee membership, if any, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees” below.

REVETA BOWERS

Ms. Bowers, age 70, has served as an independent governance and organizational consultant for non-profit organizations since 2016. From 1972 to 2016, she served as a teacher and administrator at The Center for Early Education, an independent school for children. From 1993 to 2003, she served on the board of directors of The Walt Disney Company, a global entertainment company.

Independent Governance and Organizational Consultant

Director Since: 2018

Activision Blizzard Committee Membership(s):

•

Compensation Committee

Involvement with Other Organization(s):

•

California Teacher Development Collaborative (CATDC) (seminar faculty member)

•

Common Sense Media (chair of national board of directors)

•

Dream Fund for Scholars (member of advisory board)

•

Edward E. Ford Foundation (member of board of advisors)

•

FEDCO Charitable Foundation

•

L.A. Philharmonic

•

Rossier School of Education, University of Southern California (chair of board of councilors)

•

Teachers College, Columbia University

Key Experience/Qualifications:

•

Extensive public board experience, having served as an outside director of The Walt Disney Company from 1993 to 2003, and as a member of four committees of Disney’s board, including its compensation committee

•

Serves as chair of Common Sense Media, a non-profit organization dedicated to helping children use technology responsibly, safely and effectively

•

At the Center for Early Education, served as an advocate for the use of gaming and technology to enhance childhood education

•

B.A. in humanities from the University of Southern California and M.A. in developmental psychology from the College of Developmental Studies

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ROBERT CORTI

Mr. Corti, age 69, worked at Avon Products, a global manufacturer and marketer of beauty and related products, for more than 25 years. He joined Avon Products’ tax department as a tax associate in 1976 and held positions of increasing responsibility in the company’s finance department throughout his tenure there, including serving as an executive vice president and the chief financial officer of Avon Products from 1998 until he retired from the chief financial officer role in November 2005 and from the executive vice president role in March 2006.

Retired Chief Financial Officer of Avon Products

Director Since: 2003

Activision Blizzard Committee Membership(s):

•

Audit Committee (Chair)

Private Company Directorship(s):

•

Bacardi Limited

Involvement with Other Organization(s):

•

Manhattan Chapter of the Cystic Fibrosis Foundation

Key Experience/Qualifications:

•

Financial expertise, particularly accounting and tax experience, gleaned in part from his long tenure in Avon’s finance department

•

Unique perspective of having helped to guide a large public company with international operations through the changing economic and competitive landscape, gained from having served Avon for more than 25 years and working his way up to increasingly senior roles within that organization

•

Consumer products industry experience from his tenure at Avon

•

Certified public accountant

•

Qualifies as an “audit committee financial expert” and is “financially sophisticated”

•

B.A. in accounting from Queens College and M.B.A. in taxation from St. John’s University

HENDRIK HARTONG III

Mr. Hartong, age 52, serves as the chairman and chief executive officer of Brynwood Partners, a private equity firm specializing in the consumer products sector, which he joined in 2004 as a managing partner. Mr. Hartong was the president and chief executive officer of Lincoln Snacks Company, a food products company, from 1998, at which point the company was publicly traded, until 2004, when Brynwood Partners divested its ownership in Lincoln Snacks. Prior to joining Lincoln Snacks, Mr. Hartong held various sales and marketing positions of increasing responsibility with Baskin Robbins USA Co. and Nestlé USA, Inc., both of which are food products companies, and, from 1996 to 1998, with Activision Publishing, Inc. (“Activision”), then our sole operating unit.

Chairman and Chief Executive Officer of Brynwood Partners

Director Since: 2015

Activision Blizzard Board Committee Membership(s):

•

Audit Committee

Private Company Directorship(s):

•

Brynwood Partners (chairman and chairman of executive committee)

•

Harvest Hill Beverage Company (chairman) (a company in which Brynwood Partners has a controlling ownership interest)

•

Hometown Food Company (chairman) (a company in which Brynwood Partners has a controlling ownership interest)

•

Joseph’s Gourmet Pasta Company (chairman) (a company in which Brynwood Partners has a controlling ownership interest)

Key Experience/Qualifications:

•

Financial expertise, in particular, from having served as president and chief executive officer of then-publicly traded Lincoln Snacks for six years

•

Wealth of experience in the consumer products industry from his experience guiding Lincoln Snacks and the portfolio companies of Brynwood Partners

•

Qualifies as “audit committee financial expert” and is “financially sophisticated”

•

B.A. in history from Lafayette College and M.B.A. from Harvard University

BRIAN KELLY

Mr. Kelly, age 56, has held various positions of responsibility with Activision Blizzard since 1991, including serving as a director of the Company since July 1995, the co-chairman of our Board of Directors from October 1998 until 2013 and as chairman of our Board of Directors since 2013.

Chairman of the Board of Activision Blizzard

Director Since: 1995

Involvement with Other Organization(s):

•

Call of Duty Endowment (co-founder)

•

NewYork-Presbyterian Hospital (trustee)

•

Juvenile Diabetes Cure Alliance (founder and chairman)

Key Experience/Qualifications:

•

Depth of institutional knowledge and understanding of our organization, which he possesses by virtue of his service as a senior executive of the Company from 1991 until 2008 and as a director for more than 20 years

•

Superior leadership skills, devotion to the Company, and commitment to helping to ensure our ongoing success

•

B.A. in accounting from Rutgers University and J.D. from Fordham University School of Law

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ROBERT KOTICK

Mr. Kotick, age 56, our Chief Executive Officer, has been a director of Activision Blizzard since February 1991, following his purchase of a significant interest in the Company, which was then on the verge of insolvency. Mr. Kotick was our Chairman and Chief Executive Officer from February 1991 until July 2008, when he became our President and Chief Executive Officer. He served as our President from July 2008 until June 2017, when Mr. Johnson began serving as our President and Chief Operating Officer.

Chief Executive Officer of Activision Blizzard

Director Since: 1991

Other Public Company Directorship(s):

•

The Coca-Cola Company (since 2012)

Involvement with Other Organization(s):

•

Call of Duty Endowment (co-founder and co-chairman)

•

The Center for Early Education (member of board of trustees)

•

Los Angeles County Museum of Art (vice chairman of board and chairman of committee of trustees)

•

Harvard-Westlake School (member of board of trustees)

Key Experience/Qualifications:

•

Depth of institutional knowledge and understanding of our organization, as well as practical experience in a chief executive officer role, that he possesses by virtue of his more than 25 years of service to the Company, including as our Chief Executive Officer and, previously, as our President and the Chairman of our Board

•

Perspective as a board member at a variety of other organizations and his experience in helping those organizations achieve their diverse goals and overcome a wide range of challenges through changing economic and social times

BARRY MEYER

Mr. Meyer, age 75, retired as the chairman of Warner Bros. Entertainment Inc., an American producer of film, television, and music, at the end of 2013. He joined Warner Bros. as a director of business affairs in 1971 and held positions of increasing responsibility throughout his tenure there, eventually serving as Warner Bros.’ chief executive officer and chairman from October 1999 until March 2013 and as chairman through December 2013. Mr. Meyer founded the consulting firm North Ten Mile Associates following his retirement from Warner Bros., and currently serves as the manager and co-chief executive officer of that firm.

Retired Chairman and Chief Executive Officer of Warner Bros. Entertainment

Director Since: 2014

Activision Blizzard Board Committee Membership(s):

•

Nominating and Corporate Governance Committee

Involvement with Other Organization(s):

•

Federal Reserve Bank of San Francisco (chairman)

•

Academy of Motion Picture Arts & Sciences (member)

•

Academy of Television Arts & Sciences (member and former governor)

•

Hollywood Radio and Television Society (member)

•

Human Rights Watch (director emeritus)

•

Smithsonian National Museum of American History (vice chairman of advisory board)

•

USC School of Cinematic Arts (member of board of councilors)

Key Experience/Qualifications:

•

Over 40 years of leadership and managerial experience in one of the largest entertainment production companies in the world, including serving as its chief executive officer

•

In-depth knowledge of both the business and creative aspects of the entertainment industry, both from his years at Warner Bros. and the leadership positions he held in various cultural institutions dedicated to visual and cinematic arts

•

Wealth of experience in nearly every facet of the entertainment industry

•

Deep understanding of the unique challenges faced by large, multinational public companies

•

B.A. in English from the University of Rochester and J.D. from Case Western Reserve University School of Law

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ROBERT MORGADO

Mr. Morgado, age 76, our lead independent director, is chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as the chairman and the chief executive officer of Warner Music Group, a music content company comprised of recorded music and music publishing businesses, from 1985 to 1995.

Retired Chairman and Chief Executive Officer of
Warner Music Group

Director Since: 1997

Activision Blizzard Board Committee Membership(s):

•

Compensation Committee (Chair)

•

Nominating and Corporate Governance Committee (Chair)

Private Company Directorship(s):

•

Kaanapali Kai (chairman)

•

Nest Top (controlling shareholder of Nest Family and Nest Learning Systems)

Involvement with Other Organization(s):

•

Maui Arts & Cultural Center

Key Experience/Qualifications:

•

Extensive experience as a chief executive officer and a director at a variety of media and entertainment companies

•

Perspective as the founder and chairman of a media entertainment investment company

•

B.A. in history and philosophy from Chaminade University of Honolulu and M.P.A. from The State University of New York

PETER NOLAN

Mr. Nolan, age 60, is the chairman of Nolan Capital, a private investment company, and is also a senior advisor to Leonard Green & Partners, L.P., a private equity firm, and was previously the managing partner of Leonard Green & Partners. Prior to becoming a partner at Leonard Green & Partners in 1997, Mr. Nolan served as a managing director and the co-head of Donaldson, Lufkin and Jenrette’s Los Angeles Investment Banking Division from 1990 to 1997, as a first vice president in corporate finance at Drexel Burnham Lambert from 1986 to 1990, and as a vice president at Prudential Securities, Inc. from 1982 to 1986. Prior to 1982, Mr. Nolan was an associate at Manufacturers Hanover Trust Company. Mr. Nolan served on the Company’s Board from December 2003 until July 2008, when he resigned in connection with the 2008 business combination of Activision, Inc. and Vivendi Games, Inc. (the “Vivendi Games Combination”).

Senior Advisor to Leonard Green & Partners

Director Since: 2013 (and from 2003 to 2008)

Activision Blizzard Board Committee Membership(s):

•

Audit Committee

Private Company Directorship(s):

•

AerSale Holdings, Inc. (a company in which Leonard Green & Partners has an ownership interest)

•

Diamond Wipes International, Inc. (a company in which Nolan Capital has an ownership interest)

•

Golden Road Food Services, LLC (a company in which Nolan Capital has an ownership interest)

Key Experience/Qualifications:

•

Extensive experience in corporate finance and investment banking, including leadership roles at large international corporations with worldwide operations

•

Extensive and wide-ranging experience is demonstrated by his current directorships in other companies operating in various industries

•

Depth of institutional knowledge about the Company from his service on our Board from 2003 to 2008

•

Qualifies as an “audit committee financial expert” and is “financially sophisticated”

•

B.S. in agricultural economics and finance and M.B.A., both from Cornell University

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CASEY WASSERMAN

Mr. Wasserman, age 44, is the chairman and chief executive officer of Wasserman, a sports, entertainment, and lifestyle marketing and management agency that he founded in 2002. Mr. Wasserman also serves as the president and chief executive officer of the Wasserman Foundation.

Chairman and Chief Executive Officer of Wasserman

Director Since: 2015

Activision Blizzard Board Committee Membership(s):

•

Nominating and Corporate Governance Committee

Other Public Company Directorship(s):

•

Saban Capital Acquisition Corp. (since 2017)

Private Company Directorships:

•

Vox Media

Involvement in Other Organization(s):

•

LA 2028 Organizing Committee for the Olympic and Paralympic Games 2028 (chairman)

•

Los Angeles County Museum of Art (member of board of trustees)

•

UCLA Centennial Campaign (member of executive committee)

Key Experience/Qualifications:

•

Extensive management expertise in entertainment, sports, and lifestyle marketing gained from his work as chairman and chief executive officer of Wasserman, which represents brands, properties, and talent on a global basis

•

B.A. in political science from the University of California at Los Angeles

ELAINE WYNN

Ms. Wynn, age 76, is a co-founder of Wynn Resorts, a developer and operator of high-end hotels and casinos, and served as a director of Wynn Resorts from its inception in 2002 to May 2015. Prior to that, Ms. Wynn served as a director of Mirage Resorts from 1976 to 2000.

Co-founder of Wynn Resorts

Director Since: 2013

Activision Blizzard Board Committee Membership(s):

•

Compensation Committee

Other Public Company Directorship(s):

•

Wynn Resorts (from 2002 to 2015)

Involvement in Other Organization(s):

•

Basketball Hall of Fame (member of the board of governors)

•

Communities in Schools (chairman of the national board)

•

Communities in Schools of Nevada (founding chairman)

•

Los Angeles County Museum of Art (member of board of trustees)

•

Nevada State Board of Education (president)

Key Experience/Qualifications:

•

Extensive experience in the entertainment field, stemming from her lengthy service as a director of one of the top resort and casino companies in the world

•

Strong leadership skills, illustrated by her numerous chairmanships in state and national-level organizations dedicated to educational reform, where she has received numerous accolades for her service

•

Strong and practical leadership experience, as well as in-depth knowledge about the operation of a large, international public company

•

B.A. in political science from George Washington University

Required Vote and Board Recommendation

In accordance with our Bylaws, a director nominee will be elected in an uncontested election only if the number of shares voted “for” that nominee exceeds the number of shares that are voted “against” that nominee. For more information, see “Procedural Matters—What are my voting options with respect to each proposal and how many votes are required to approve each proposal” above and “Corporate Governance Matters—Board of Directors and Committees—Offer of Resignation in Connection with Failure to Receive More ‘For’ than ‘Against’ Votes” below.

Your Board unanimously recommends that you vote FOR the election of each nominee for director.

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CORPORATE GOVERNANCE MATTERS

Overview

Our Board has long adhered to governance principles designed to assure its continued vitality and excellence in the execution of its duties. Our Board has responsibility for management oversight and providing strategic guidance to the Company. Our Board believes that it must remain well-informed about the issues, risks, and opportunities facing the Company so that our Board members can exercise their fiduciary responsibilities to all of our stockholders. Our Board recognizes the importance of constantly improving our corporate governance practices and is committed to regularly reviewing the specific elements of our corporate governance framework and making changes to them when our Board deems them to be in the best interests of the Company and its stakeholders.

Board of Directors and Committees

Our Board of Directors

We believe that our directors bring to our Board the practical wisdom and strong personal and professional characteristics, judgment, and leadership abilities necessary to keep our Company performing competitively in the market. For biographical summaries for our directors, please see “Proposal 1—Election of Directors” above.

Identification of Candidates for Election to Our Board

Nominating and Corporate Governance Committee Process

Pursuant to our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee’s charter, both of which can be viewed on our website at http://investor.activision.com/corporate-governance.cfm, the Nominating and Corporate Governance Committee identifies and evaluates potential candidates to serve as members of our Board. The committee may consider candidates suggested by its members, other directors, and senior management and may, at the Company’s expense, retain search firms, consultants, and other advisors to identify, screen, and/or evaluate candidates. Candidates may be interviewed in person by directors and management.

In addition, the Nominating and Corporate Governance Committee will consider nominating persons who are submitted by stockholders, as described immediately below.

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Stockholder Recommendation of Director Candidates

Our stockholders may recommend independent director nominees directly to the Nominating and Corporate Governance Committee. In accordance with our Corporate Governance Principles and Policies, the Nominating and Corporate Governance Committee will review the qualifications of, and make recommendations to our Board regarding, any such stockholder recommendation that is submitted to us in writing and includes the following information:

•

the name, address, phone number, and email address of the stockholder and evidence of the stockholder’s ownership of our Common Stock, including the number of shares beneficially owned by such person and the length of time of such ownership;

•

the name of the director candidate, the candidate’s address, phone number, and email address, the candidate’s resume or a list of his or her qualifications to be a director of Activision Blizzard, and the candidate’s consent to be named a director, if nominated, and to serve as a director, if elected; and

•

a description of any agreements, arrangements, understandings, or relationships between the stockholder and the director candidate and any other persons (including those persons’ names), pursuant to which the recommendation is made.

In addition, stockholders may submit candidates directly to our stockholders for election as directors in accordance with our Bylaws, including pursuant to the “proxy access” provisions, pursuant to which eligible stockholders may include nominees in our proxy materials. For more information, please see “Director Nominations and Other Stockholder Proposals for our 2020 Annual Meeting; Communicating with Our Board” below.

Experience, Skills, and Other Characteristics of Our Director Candidates

In accordance with our Corporate Governance Principles and Policies, all director nominees, whether or not they are incumbent directors, are expected to have the appropriate experience, skills, and other characteristics essential to serving as an effective Board member, assessed in the context of the perceived needs of our Board at the time, including:

Experience and Skills
Accounting/finance	Corporate governance
Entertainment industry background	Legal and regulatory knowledge
Strategic planning	International operations

In accordance with the Nominating and Corporate Governance Committee’s charter, the Nominating and Corporate Governance Committee, in its selection of director candidates, considers the following attributes, among others: experience; knowledge; skills; expertise; personal and professional integrity; character; business judgment; time availability in light of other commitments; dedication; and independence. The committee evaluates each director nominee’s experience, skills, and other characteristics to ensure that they are consistent with the interests of our stockholders and complementary with the existing Board’s composition and needs. In doing so, it considers whether the nominee has experience or skills in the areas of entertainment, international operations, strategic planning, corporate governance, accounting and finance, law, or other areas that are relevant to our activities and our Board’s effectiveness. The Nominating and Corporate Governance Committee evaluates candidates recommended by stockholders using the same criteria as for other candidates recommended by its members or other members of the Board.

Although our nominating procedures and policies do not prescribe specific standards for diversity, the committee also takes diversity into account, seeking to ensure a representation of diverse perspectives and experience.

Additionally, in accordance with its charter, the Nominating and Corporate Governance Committee annually oversees evaluations of our Board and our Board’s committees, which involve an assessment of the performance of each standing committee of our Board and our Board as a whole. For more information, please see “—Annual Board, Committee, and Director Self Evaluations” below.

Independence Determinations

In making its determination regarding director independence, our Board reviews and discusses all relevant information regarding each director’s relationships, transactions or arrangements, as required by the independence guidelines of the Nasdaq Rules, including current and prior relationships that each director or any of his or her family members has with the Company, our executive management, and our independent accounting firm. To assist our Board in making these determinations, each director is required to complete a questionnaire on an annual basis.

Based on the information provided by each director concerning his or her background, employment, and affiliations, our Board affirmatively determined that each of Messrs. Corti, Hartong, Meyer, Morgado, Nolan, and Wasserman and Mses. Bowers and Wynn is an independent director within the meaning of the Nasdaq Rules. Accordingly, our Board determined there are no relationships or activities between the Company and any of these directors that require further review by our Board or that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, as none of these directors has a direct or indirect material relationship with the Company.

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Board Leadership Structure

Our Board believes that the division between the role of the chief executive officer and the chairman of the Board is appropriate because our chief executive officer is responsible for the day-to-day management of the Company, while the responsibility of our Board is to oversee the chief executive officer’s performance of his or her function. As such, our chief executive officer does not serve as the chairman of our Board. Having different individuals serve as the chief executive officer and the chairman allows the chief executive officer to focus on his or her operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions.

Our Board has also appointed a lead independent director, whose duties include coordinating the activities of the independent directors, monitoring the flow of information from the Board committees to the full Board, serving as a liaison between our chairman and our senior management, on the one hand, and the independent directors, on the other, and presiding at executive sessions of the independent directors.

Other Directorships

Pursuant to our Corporate Governance Principles and Policies, our directors must obtain the approval of the Nominating and Corporate Governance Committee before accepting any board membership at another publicly held company, and in no case can any director serve on the boards of more than four other publicly held companies.

Offer of Resignation in Connection with Failure to Receive More “For” than “Against” Votes

In accordance with our Bylaws, a director nominee will be elected in an uncontested election only if the number of shares voted “for” that nominee exceeds the number of shares that are voted “against” that nominee. If a nominee who currently serves as a director is not re-elected, Delaware law and our Bylaws provide that the director will continue to serve on our Board as a “holdover director” (i.e., until his or her successor has been duly elected and qualified, or until the earliest of his or her death, resignation or removal). Pursuant to our Corporate Governance Principles and Policies, if a director fails to receive the required number of votes for re-election, he or she must offer to resign from our Board.

Our Board or, at our Board’s discretion, the Nominating and Corporate Governance Committee, without the participation of the director offering his or her resignation, will consider whether the continued service of any director so offering to resign is appropriate, by considering any factors it deems relevant (e.g., the underlying reasons for the “against” votes, the length of service and qualifications of the director, that director’s contributions to our Company, and the skills and characteristics of that director) and, if our Board or the Nominating and Corporate Governance Committee, as the case may be, determines that the director continues to contribute significantly to the Company, his or her membership on our Board may continue.

Offer of Resignation Upon Change in Professional Role

Pursuant to our Corporate Governance Principles and Policies, unless the Nominating and Corporate Governance Committee determines otherwise, if an independent director retires, changes employment, or otherwise has a significant change in his or her professional role or responsibilities that may reasonably be seen to affect his or her ability to serve, he or she must offer to resign from our Board. Similarly, unless our Board or the Nominating and Corporate Governance Committee determines otherwise, or the director has an agreement with us to the contrary, if a director who is employed by us retires, resigns, or otherwise has a significant change in his or her professional role or responsibilities, he or she must offer his or her resignation from our Board.

Our Board or, at our Board’s discretion, the Nominating and Corporate Governance Committee, without, in either case, the participation of the director offering his or her resignation, will consider whether the continued service of any director so offering to resign is appropriate in light of that change and, if our Board or the Nominating and Corporate Governance Committee, as the case may be, determines that the director continues to contribute significantly to the Company, his or her membership on our Board may continue.

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Continuing Focus on Board Effectiveness

Our Board and its standing committees are focused on effectively overseeing our business for the benefit of our stockholders.

Board Meetings

In accordance with our Corporate Governance Principles and Policies, our Board generally meets at least quarterly, as well as in conjunction with the annual meeting of our stockholders. Our Board met 12 times during 2018, including at least once per quarter and in conjunction with the 2018 annual meeting of our stockholders. Each person who served on our Board during 2018 attended at least 75% of the aggregate of (1) the total number of meetings held by our Board during the period for which he or she was a director and (2) the total number of meetings held by each committee on which he or she served during the period in which he or she so served during the year.

Our Corporate Governance Principles and Policies also require that the independent directors meet in executive session outside of the presence of our management at least two times per year. Four such executive sessions took place during 2018.

In accordance with our Corporate Governance Principles and Policies, all directors are expected to attend annual meetings of our stockholders. In 2018, all persons serving as directors at the time attended the annual meeting.

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Annual Board, Committee, and Director Self-Evaluations

We recognize the critical role that Board and committee evaluations play in ensuring the effective functions of our Board. To this end, the Nominating and Corporate Governance Committee annually leads an evaluation of our Board’s overall performance and the overall performance of each of our Board’s standing committees.

Complete Questionnaires Each director completes a robust questionnaire on an annual basis that addresses multiple aspects of Board and committee composition, eectiveness, and morale and also includes open-ended questions focusing on, among other things: (1) opportunities for improvement in Board performance; (2) the competency and contributions of individual directors; and (3) dierences between our Board and any other boards on which members serve.
Aggregate Results Our legal department aggregates the results for the Nominating and Corporate Governance Committee, so that individual responses are kept condential.
Analyze and Summarize e Nominating and Corporate Governance Committee discusses the feedback and provides a summary of it to the full Board, along with recommended changes to the Board’s policies and practices.
Act Responsively e Board acts responsively to address potential areas of improvement identied through the process, including updating its policies or practices as appropriate.

Director Orientation and Continuing Education

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Board Orientation. New directors are provided with a comprehensive director orientation manual upon joining our Board that provides them with important information about the Company, our Board, and the general roles and responsibilities of directors of publicly traded companies. Each new director is also invited to attend an “onboarding day,” during which he or she meets with our executives and other key members of our senior management.

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Continuing Education. We recognize the benefit of continuing education for our directors. In addition to the education routinely provided to our directors by our executives and other key members of our senior management at meetings of our Board and its committees on topics impacting the Company, including emerging risks, industry trends, technological developments, economic forecasts, and competitive challenges, we may engage third parties to provide in-boardroom education. To supplement the education we provide, we also encourage our directors to attend external programs and provide financial and administrative support to the directors in connection therewith.

Board Committees

Our Board has three standing committees—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—each of which operates under a written charter approved by our Board. Further, from time to time, our Board forms special or ad hoc committees to which our Board delegates authority to administer certain of its duties.

Set forth below is the current membership of each of our Board’s standing committees. Since January 1, 2018: (1) Ms. Bowers joined the Compensation Committee upon her election to the Board on January 12, 2018; and (2) as part of its annual assessment of the size, structure and composition of its committees, the Board made the following changes on January 27, 2018: Mr. Nolan replaced Mr. Morgado on the Audit Committee; Mr. Wasserman ceased to serve on the Compensation Committee; and Mr. Wasserman replaced Mr. Nolan on the Nominating and Corporate Governance Committee.

Also set forth below is a summary of the purpose and key responsibilities of each of the standing Board committees.

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AUDIT COMMITTEE	Members:	Robert Corti (Chair) Hendrik Hartong III Peter Nolan
	Meetings Held in 2018:	7, including at least once per quarter

Purposes & Key Responsibilities

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Selecting, evaluating, and overseeing our independent registered public accounting firm, including determining that firm’s compensation and evaluating that firm’s independence

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Our independent registered public accounting firm reports directly to the Audit Committee

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Before we or any of our subsidiaries engage our independent registered public accounting firm to render audit or non-audit services, the Audit Committee must pre-approve the engagement. See “Audit-Related Matters—Pre-Approval Policies and Procedures” below for further detail

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Overseeing the annual audits and quarterly reviews of our financial statements and our internal control over financial reporting by our independent registered public accounting firm

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Overseeing our financial reporting process and internal control, including:

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reviewing and evaluating the adequacy and effectiveness of our internal control over financial reporting and our management’s assessment of the same

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reviewing, and discussing with the independent registered public accounting firm, the results of the annual audit of our financial statements, including any comments or recommendations of our independent registered public accounting firm, and, based on that review and discussions and other considerations, recommending to our Board whether those financial statements should be included in our Annual Report on Form 10-K

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reviewing, and discussing with our management, our internal audit projects and the performance of our internal audit function

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discussing with our management the Company’s process for assessing and managing our exposure to risk

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meeting periodically with our management, including our Chief Financial Officer, our Chief Accounting Officer, our chief internal audit executive, and our independent registered public accounting firm in separate executive sessions, to discuss any matters that the Audit Committee or any of the above persons or firms believe warrants Audit Committee attention

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Overseeing policies regarding hiring employees from our independent registered public accounting firm and establishing procedures for the receipt and retention of accounting-related complaints and concerns

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Overseeing our policies relating to the ethical handling of conflicts of interest, including related party transactions (see “Certain Relationships and Related Person Transactions—Policies and Procedures Regarding Transactions with Related Parties” below)

Membership

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Must have at least three members

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All Audit Committee members must be determined by our Board to be independent directors under the Nasdaq Rules and the rules of the U.S. Securities and Exchange Commission (the “SEC”) and otherwise satisfy the Nasdaq Rules and the rules of the SEC with respect to audit committee membership

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No director may serve as a member of the Audit Committee if that director serves on the audit committees of more than two other public companies, unless our Board determines that the simultaneous service would not impair the ability of that director to effectively serve on the Audit Committee

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All Audit Committee members must understand fundamental financial statements

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At least one Audit Committee member must be designated by the Board as an “audit committee financial expert” as defined in the applicable rules of the SEC

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No Audit Committee member can have participated in the preparation of the financial statements of Activision Blizzard or any of our current subsidiaries at any time during the three years prior to the proposed appointment of that Audit Committee member

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Based upon information provided by each director concerning his background, employment, and affiliations, our Board has determined that each member of the Audit Committee is an independent director under the Nasdaq Rules and the rules of the SEC and that each otherwise satisfies the Nasdaq requirements for audit committee membership (including that each meets the independence criteria set forth in Rule 10A-3 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and is able to read and understand fundamental financial statements). Our Board has also determined that each Audit Committee member is an “audit committee financial expert” as defined in the applicable rules of the SEC and that each is “financially sophisticated” within the meaning of the Nasdaq Rules

Meetings

Must meet at least quarterly

Committee Charter

Our Audit Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm

Engagement of Outside Consultants

The Audit Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, as it deems appropriate

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COMPENSATION COMMITTEE	Members:	Robert Morgado (Chair) Reveta Bowers Elaine Wynn
	Meetings Held in 2018:	9, including at least once per quarter

Purposes & Key Responsibilities

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Discharging our Board’s responsibilities relating to compensation paid to our directors and executive officers and overseeing compensation under our equity incentive plans and other compensation policies, programs, agreements, and arrangements

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The Compensation Committee consults with our management in formulating compensation plans, but ultimately the Compensation Committee exercises independent judgment in approving the compensation of our executive officers

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Please see “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Executive Compensation—Roles of the Key Participants in the Executive Compensation Decision-Making Process” and “—Our Board’s Role in Risk Oversight—Compensation Risk Management” below for a further description of such responsibilities

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Reviewing, and discussing with our management, the compensation-related disclosure included in our proxy statement and Annual Report on Form 10-K

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Overseeing any proposals we submit to our stockholders on matters relating to executive compensation, including advisory votes on compensation and the frequency of such votes and approval of compensatory plans and any amendments to such plans

Engagement of Outside Consultants

The Compensation Committee’s charter authorizes it to engage independent counsel or other consultants or advisors, including compensation consultants, to advise the Compensation Committee with respect to compensation and benefits for our directors and our executive officers and other employees. Since October 2013, the Compensation Committee has engaged Exequity LLP (“Exequity”) to act as its independent compensation consultant. In accordance with its charter and the Nasdaq Rules, in connection with the engagement of any compensation consultant, the Compensation Committee assesses whether any potential conflicts of interest existed with the compensation consultant, using the following factors: other services, if any, the compensation consultant provided to the Company; the significance of the fees paid by the Company as a percentage of the compensation consultant’s total revenues; the compensation consultant’s policies and procedures designed to prevent conflicts of interest; any business or personal relationships between the compensation consultant professionals engaged to advise our Compensation Committee and the members of our Compensation Committee; ownership of any Company stock by the compensation consultant professionals engaged to advise the Company; and any business or personal relationships between the compensation consultant professionals engaged to advise our Compensation Committee and our executive officers. Based on the evaluation of these factors, including information received from the compensation consultant addressing these factors, the Compensation Committee concluded that Exequity’s service to the Compensation Committee did not raise any conflicts of interest. For additional information regarding the Compensation Committee, including its use of consultants, see “Executive Compensation—Compensation Discussion and Analysis” below.

Membership

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Must have at least two members

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All Compensation Committee members must be:

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determined by our Board to be independent directors under the Nasdaq Rules, including the requirements with respect to compensation committee composition;

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“non-employee directors” as defined in Rule 16b-3 under the Exchange Act; and

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“outside directors” as defined under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code, as amended (the “Internal Revenue Code”)

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Based upon information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that each member of the Compensation Committee is an outside director as defined under Section 162(m), a non-employee director as defined in Rule 16b-3 under the Exchange Act, and an independent director under the Nasdaq Rules. Our Board has also determined that none of the members of the Compensation Committee has a relationship to the Company that is material to such director’s ability to be independent of management in connection with the duties of a Compensation Committee member.

Meetings

Must meet at least four times annually

Committee Charter

Our Compensation Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an executive officer or other employee of the Company. Additionally, in 2018, none of our executive officers served on the board of directors of any entity that had an executive officer serving on our Board.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	Members:	Robert Morgado (Chair) Barry Meyer Casey Wasserman
	Meetings Held in 2018:	2

Purposes & Key Responsibilities

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Assisting in identifying and recruiting director nominees

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Periodically evaluating the size of our Board and recommending to our Board any appropriate increase or decrease

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Making recommendations to our Board regarding the size and composition of each standing committee of our Board

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Overseeing the evaluation of our Board and its committees

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Providing oversight of our corporate governance affairs and those of our Board

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Determining the appropriate engagement with stockholder groups and proxy advisory firms on our submissions to our stockholders (which, in the case of matters relating to executive compensation, will be done in conjunction with the Compensation Committee)

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Evaluating any stockholder proposals submitted to us for inclusion in any proxy statement for, and for consideration at, any meeting of our stockholders (which, in the case of stockholder proposals relating to the compensation of our directors or employees, will be done in conjunction with the Compensation Committee)

Membership

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Must have at least two members

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Based upon information provided by each director concerning his background, employment, and affiliations, our Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director under the Nasdaq Rules

Meetings

Must meet at least two times annually

Committee Charter

Our Nominating and Corporate Governance Committee’s charter, which describes the composition and responsibilities of the committee, may be viewed on our website at http://investor.activision.com/corporate-governance.cfm

Engagement of Outside Consultants

The Nominating and Corporate Governance Committee’s charter authorizes it to engage independent counsel or other consultants or advisors as it deems appropriate, including a search firm to assist in the identification of director candidates.

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Our Board’s Role in Risk Oversight

General Risk Oversight

It is the responsibility of our senior management to develop and implement the Company’s financial, operating, and strategic plans, and identify, evaluate, manage, and mitigate the risks inherent in those plans. It is our Board’s responsibility to understand and oversee those plans, the associated risks, and the steps that senior management is taking to manage and mitigate those risks. Our Board, its standing committees, and our senior management exercise this risk oversight function in a variety of ways, including:

RISK OVERSIGHT

BOARD OF DIRECTORS

Annually reviewing the conclusions and recommendations of our management with respect to current and future potential strategic enterprise-level risks, as well as the strategies used to mitigate such risks

Annually reviewing succession plans for our senior-most officers

Communicating regularly with our management about risk oversight

Delegating certain risk-management oversight functions to its standing committees, each of which regularly reports to our Board

Audit Committee

Playing the primary role in overseeing risk mitigation on behalf of our Board

Overseeing compliance with legal and regulatory requirements

Regularly receiving reports from senior management with respect to potential areas of significant risk and our internal controls and mitigation plans with respect to those risks

Meeting privately on a regular basis with our chief audit executive and representatives of our independent registered public accounting firm

Receiving regular guidance and feedback from representatives of our independent registered public accounting firm

Having full access to management and the ability to engage independent advisors

Compensation Committee

Overseeing the mitigation of risks that may be created by our compensation programs

Annually reviewing our incentive plans to ensure that they do not encourage excessive risk taking

Having full access to management and the ability to engage independent advisors

Nominating and Corporate Governance Committee

Overseeing the mitigation of risks associated with overall corporate governance and Board succession planning

Having full access to management and the ability to engage independent advisors

MANAGEMENT

Overseeing our day-to-day risk management processes • Regularly communicating with our Board and relevant Board committees on specific risk-related topics • Conducting annual risk assessments identifying key financial, operating and strategic risks and presenting those results to our Board

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Cybersecurity Risk Oversight

In order to defend against and respond to the threat of security breaches and cyberattacks, we have developed a comprehensive program that is designed to protect and preserve the confidentiality, integrity, and continued availability of all information owned by, or in the care of, the Company and our partners. This program also includes a cyber-incident response plan. Our Audit Committee oversees the identification and mitigation of potential cybersecurity risk, with the goals of protecting our intellectual property, maintaining consumer confidence, preserving employee data confidentiality, and minimizing information security threats to the Company and the users of our products and services. As part of this oversight, the Audit Committee receives regular updates from members of management with information security responsibilities with respect to the threats we face and our risk mitigation plans to address those threats. These updates include information security maturity assessment results and recommendations provided by a third-party independent review of our information security control environment and operating effectiveness.

Compensation Risk Management

The Compensation Committee, together with its independent compensation consultant, legal counsel, and members of our human resources team, reviews the Company’s incentive compensation plans and practices annually to determine if they encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company. In 2018, as in previous years, this review consisted of an analysis of each of our incentive compensation programs for our executives and other employees, including eligibility, performance measures, payment targets and maximum payments, payment timing, and governance (including the applicable approval process). We concluded our compensation programs do not incentivize employees to take such risks.

The incentive compensation plans in which our employees are eligible to participate are designed to encourage achievement of challenging targets aligned with our overall corporate strategy with upside opportunity for higher levels of performance, while mitigating potential risks. The following factors help mitigate risk:

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performance objectives underlying awards are designed to focus executive performance on long-term stockholder value creation and balance between financial and strategic targets and short-and long-term time horizons for achievement;

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cash bonuses to our executives and other employees represent just one element of our employees’ total compensation;

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cash bonuses to our executives and other employees are only paid if established performance metrics are achieved and/or the underlying operating unit is profitable;

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our stockholder-approved incentive plan limits the size and/or value of the short- and long-term incentive awards made thereunder that any individual may receive for any given year; and

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equity awards, which represent a meaningful portion of the compensation paid to our executives, are generally subject to multi-year vesting schedules, and any vesting in respect of underlying performance measures is capped.

We also have a number of governance policies in place that mitigate compensation-related risks, including:

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cash-based incentive awards generally require at least two levels of approval (including, in the case of any award to an executive officer, Compensation Committee approval and, for any executive other than himself, the chief executive officer’s approval);

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all equity-based awards to any employee require Compensation Committee approval, in addition to any management-level approval (e.g., for any executive other than himself, the chief executive officer’s approval);

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written documentation underlying all of our cash-based incentive programs for our principal operating units;

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our Compensation Committee annually reviews and approves the equity award guidelines for all eligible employees of the Company;

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our “clawback policy,” which can be viewed on our website at http://investor.activision.com/corporate-governance.cfm, pursuant to which performance-based compensation to an executive may be recovered in the event of an earnings restatement due to his or her misconduct to the extent to which the amounts paid were in excess of what would have been paid had the restated numbers been used to determine payments;

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provisions in our equity award agreements pursuant to which, should an executive officer breach his or her employment agreement with the Company, including his or her post-termination obligations, certain realized gain in respect of his or her awards may be recovered;

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stock ownership guidelines for our executive officers and the President and/or CEO of each of Activision, Blizzard, and King, which require each person subject to those guidelines to obtain and maintain equity ownership with a value equal to a specified multiple of his or her base salary (which guidelines are expected to be satisfied within five years of the date on which he or she became subject to them (e.g., upon an executive officer’s election));

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our insider trading policies, which prohibit “shorting” our securities, engaging in “puts,” “calls,” or other hedging transactions involving our securities or using margin accounts with our securities; and

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our Code of Conduct, compliance with which must be certified by every employee on an annual basis.

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Stockholder Engagement Process

The Company regularly engages with key stockholders to solicit feedback as part of an effort to remain aware of our stockholders’ perspectives with respect to our executive compensation and corporate governance practices, as well as any other matters of importance to them. These efforts enhance the ongoing communications we have with our stockholders regarding our financial and operational performance.

In advance of last year’s annual meeting, members of our management reached out to stockholders who collectively held approximately 65% of our Common Stock and spoke with each such holder who was willing to speak with us. Again, in the fall of 2018, in an effort to gain additional perspective, members of our management reached out to stockholders who collectively held approximately 65% of our Common Stock and spoke with each such holder who was willing to speak with us. Our stockholders gave us feedback on our executive compensation program (please see “Executive Compensation—Compensation Discussion and Analysis—Overview—Stockholder Engagement and Our 2018 Stockholder Advisory Vote on Executive Compensation” below).

The Company reviews feedback sent to us from any of our stockholders, no matter the size of their holdings. If you would like to communicate directly with our full Board, our independent directors, any committee of our Board, any other group of directors or any individual director, you may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

We take the feedback received from stockholders seriously and have taken actions that have advanced our compensation and corporate governance practices in a manner that we believe is both responsive to that feedback and appropriate for the Company. We will continue to incorporate such feedback into our decision-making processes.

Our Executive Officers

Biographical summaries for our executive officers (including for Mr. Kotick, for whom a biographical summary is also set forth under “Proposal 1—Election of Directors” above) can be found in Item 1 of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019 (our “2018 10-K”).

Executive Succession Planning

As a part of various sessions during the year, our Board focuses on human capital, including by conducting formal reviews of our executive team, engaging in succession planning for our chief executive officer and other senior-most officers, and reviewing our overall organizational structure. In these sessions, among other things, our Board reviews the assumptions, processes, and strategy for expected and unexpected events which may result in the need to change our senior executive management team. Our Board’s goals are to have a process for effective executive development and succession and to be prepared for both the unexpected loss of a key leader and planned changes to our management team.

Stock Ownership Guidelines

In order to align the interests of our management with those of our stockholders, we believe that each of our executive officers should maintain a meaningful ownership stake in the Company. Accordingly, the Compensation Committee has adopted guidelines providing that our chief executive officer is expected to beneficially own shares of our Common Stock with a value at least equal to ten times (i.e., 10x) his or her then-current annual base salary and that each other executive officer, as well as the President and/or CEO of each of Activision, Blizzard, and King, is expected to beneficially own shares of our Common Stock with a value at least equal to his or her then-current annual base salary.

The individuals subject to these guidelines are expected to accumulate the required stock within five years (so that any person who has been subject to the guidelines since the date on which these guidelines were adopted in 2012 should be in compliance, and any person who subsequently became subject to them (e.g., upon his or her election as an executive officer) has five years from the date on which he or she became subject to them to be in compliance). Further, if such a person does not satisfy these guidelines within the five-year period, then, until he or she satisfies the guidelines, he or she will be required to hold 50% of the net shares received upon exercise of stock options or upon the vesting of restricted share units awards received, provided such shares received are under equity awards made after the adoption of the ownership guidelines and that such awards are, per their terms, explicitly subject to them.

As of April 1, 2019, each named executive officer who, as of that date, had been an executive officer of the Company for five or more years satisfied these guidelines.

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Political Activities

Pursuant to our Code of Conduct, Company resources may not be used for employees’ personal political activities, and lobbying activities are permitted only in compliance with applicable law and by individuals designated to represent the Company in such capacity. Trade associations of which the Company is a member may take a stance on legislative matters or engage in lobbying on specific issues.

Corporate Governance Principles and Policies

Our Corporate Governance Principles and Policies establish a framework for the Board’s exercise of its duties and responsibilities in service of the best interests of the Company and our stockholders. They address, among other things, the role of our Board, the composition of our Board and that of its standing committees, meetings of the Board and its committees, and director stock ownership requirements. You can access our Corporate Governance Principles and Policies on our website at http://investor.activision.com/corporate-governance.cfm.

Code of Conduct

We have a code of ethics—our Code of Conduct—which applies to all of our directors and employees worldwide, including our chairman, chief executive officer, chief financial officer, and chief accounting officer. We also have a chief compliance officer, who administers our ethics and compliance program. You can access our Code of Conduct on our website at http://investor.activision.com/corporate-governance.cfm. Furthermore, we will post any amendments to, or waivers of, the Code of Conduct that apply to our chairman, chief executive officer, chief financial officer, or chief accounting officer, and any other related information, on that website.

Additional Corporate Governance Documentation

In addition to finding our Corporate Governance Principles and Policies, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Conduct, and Policy on Recoupment of Performance-Based Compensation Related to Certain Financial Restatements on our website at http://investor.activision.com/corporate-governance.cfm, you can also find many of our other corporate governance documents. Please see “Helpful Resources” below for more information.

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Diversity and Inclusion Initiatives

We aspire to have an inclusive culture where diversity is embraced and everyone can thrive. We believe this is one of the reasons why, for five consecutive years, Activision Blizzard has been recognized as one of the “100 Best Companies to Work For” by Fortune magazine. Activision Blizzard also earned a top score of 100 on the 2019 Human Rights Campaign Foundation’s Corporate Equality Index and the distinction of being one of the “Best Places to Work for LGBTQ Equality” in our inaugural year of participation. We are proud of these accolades because we believe that the most innovative work comes from a culture in which all employees can be their full selves.

Our efforts around diversity and inclusion focus on five strategic areas:

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Our People—In order to create products that attract a growing global audience, it is important that our employees reflect that diversity. While we define diversity in its broadest sense to include characteristics seen and unseen, we know representation at all levels of the organization matters. Our talent acquisition efforts aim to attract, build relationships with, and recruit diverse talent. To that end, we partner with organizations like Grace Hopper and Women in Games International. We also continue to focus on connecting with underrepresented groups through our University Relations programs, where we have continued to increase our representation of women and underrepresented minorities.

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Our Leaders—Our leaders create environments in which their teams are empowered to embrace diversity and inclusion. In 2018, our senior leadership attended “Inclusive Leadership Experience” workshops which were designed to explore unconscious bias and reinforce the characteristics and behaviors of an inclusive leader. This year we intend to extend the workshop to a broader population, in order to further develop this capability with the knowledge and tools needed to lead inclusively.

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Our Culture—Across our entire organization, including Activision, Blizzard, King, and our corporate headquarters, we continue to expand employee resource groups to drive cultural awareness, professional development, networking, community involvement, and player connections. In 2018, we celebrated various heritage moments, including our annual Veterans Day of Service, an International Women’s Day celebration, and a PRIDE celebration at the Activision Blizzard headquarters. Further, Blizzard hosted an “Inclusion Nexus” for the nearly 40,000 people who visit its annual BlizzCon event to share with them how we value diversity and inclusion at Blizzard, in the gaming industry, and in games themselves. During this year’s Game Developers Conference, we hosted our 2nd annual D&I Mixer for employees from across the enterprise. We will continue to celebrate key diversity and inclusion moments through our employee resource groups across the organization.

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Our Content—We believe that inclusive game design is an opportunity for us to lead the industry and influence more open and inclusive gaming communities. King has developed a unique training tool designed to help its employees assess the diversity of the game characters they create, which is now being tested across the broader Activision Blizzard organization. Further, another character from Overwatch, Soldier: 76, was identified as gay, making him the franchise’s second openly LGBTQ character. Creating more diverse characters is only part of what it means to be more inclusive in game design. We are also focused on ways to make our games more accessible to gamers with a wide range of disabilities, including physical, visual, auditory, or cognitive disabilities, with the goal of creating content and experiences that welcome all players.

•

Our External Communities—We see the opportunity to drive positive impact outside our walls through external communities and partners. Last year, Activision Blizzard established a fellowship through Minds Matter of Los Angeles, a non-profit organization that offers college prep programs for students in under-resourced communities. In 2019, King became the first UK-based gaming company to sign onto the “Tech Talent Charter,” a pledge that aims to improve industry diversity in the UK workforce. Across the company, we focus on the next generation of talent through programs that provide young people in underserved communities with exposure to education and career opportunities in science, technology, engineering, and mathematics (STEM). In 2018, Blizzard again partnered with “Girls Who Code,” an organization focused on closing the gender gap in technology, to sponsor two major initiatives, including a seven-week program hosted at Blizzard headquarters for girls to learn to code and gain exposure to technology jobs. For the fourth year in a row, King partnered with Diversi, a nonprofit organization working for greater diversity in gaming, to award 15 female students full scholarships to the Game Developers Conference, with a tailored development program and special access to industry champions. Our University Relations team worked with STEM Advantage, an organization that mentors and prepares women and underserved communities to pursue careers in STEM, in selecting participants for our upcoming 2019 intern program.

While we have made great strides in our diversity and inclusion efforts, we understand and embrace that there is still work to be done, and it remains a priority for us. Our growth is driven by our ability to innovate. Our ability to innovate is enhanced by diverse teams working in an inclusive environment. By firmly anchoring diversity and inclusion in our growth strategy, we focus our efforts to drive meaningful change in all the worlds in which we live, work, and play.

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EXECUTIVE COMPENSATION

The following discussion and tables set forth information with regard to compensation for services rendered by the named executive officers included in the “Summary Compensation Table” below (collectively, our “named executive officers” or “NEOs”) in all capacities to us and our subsidiaries during 2018.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the material elements of our executive compensation program and the rationale for the program elements and decisions, through:

•

describing the business environment in which we operate and the resulting requirements for talent;

•

summarizing our compensation principles and objectives;

•

outlining our decision-making approach related to executive compensation; and

•

describing the elements and rationale behind our compensation programs and awards for 2018, as well as changes made for 2019.

This CD&A includes:

Overview

The Compensation Committee oversees Activision Blizzard’s compensation plans and policies, approves compensation for our executive officers, and administers our stock compensation plans. This Compensation Discussion and Analysis describes our executive compensation principles and programs, as well as compensation-related actions taken during 2018 for our named executive officers. For 2018, our named executive officers are:

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Robert Kotick, our Chief Executive Officer;

•

Spencer Neumann, our former Chief Financial Officer;

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Collister Johnson, our President and Chief Operating Officer;

•

Michael Morhaime, the former President and Chief Executive Officer of Blizzard;

•

Brian Stolz, our Chief People Officer;

•

Chris B. Walther, our Chief Legal Officer; and

•

Riccardo Zacconi, the Chief Executive Officer of King.

We terminated Mr. Neumann’s employment effective as of December 31, 2018, and Mr. Morhaime ceased to be an employee of the Company on April 7, 2019. Further, in 2018, the heads of our operating units ceased to be categorized as “executive officers” for purposes of SEC rules, and Messrs. Morhaime and Zacconi are included as named executive officers in accordance with SEC rules as former executive officers who would have been designated as NEOs had they been serving as executive officers at the end of the fiscal year.

2018 Business Performance

Based on a number of metrics, 2018 was a strong year for us. For example, during 2018:

•

Net revenues were a record $7.50 billion.

•

Net revenues from digital channels were a record $5.79 billion.

•

Earnings per diluted share were a record $2.35.

•

Operating income was $1.99 billion.

•

Operating cash flow was $1.79 billion.

•

Net bookings(1) were a record $7.26 billion.

•

Net bookings(1) from digital channels were a record $5.72 billion, and in-game net bookings(1) were a record $4.2 billion.

•

In the fourth quarter, we had 356 million monthly active users (“MAUs”),(2) 53 million of which were at Activision, 35 million of which were at Blizzard, and 268 million of which were at King.

(1)

Net bookings is an operating metric that is defined as the net amount of products and services sold digitally or sold-in physically in the period, and includes license fees, merchandise, and publisher incentives, among others. Net bookings is equal to net revenues excluding the impact from deferrals.

(2)

We monitor MAUs as a key measure of the overall size of our user base. MAUs are the number of individuals who accessed a particular game in a given month. We calculate average MAUs in a period by adding the total number of MAUs in each of the months in a given period and dividing that total by the number of months in the period. An individual who accesses two of our games would be counted as two users. In addition, due to technical limitations, for Activision and King, an individual who accesses the same game on two platforms or devices in the relevant period would be counted as two users. For Blizzard, an individual who accesses the same game on two platforms or devices in the relevant period would generally be counted as a single user.

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•

Call of Duty was again the number-one selling console franchise worldwide for the year, a franchise feat accomplished for nine of the last 10 years.(3) In its launch quarter, Call of Duty: Black Ops 4 sold-through more units than Call of Duty: Black Ops III, with PC units more than tripling. We released Call of Duty: Black Ops 4 on PC through Blizzard’s Battle.net for the first time in franchise history.

•

Spyro Reignited Trilogy had a strong launch, and Crash Bandicoot N. Sane Trilogy passed 10 million units sold-in since its 2017 release, highlighting the enduring nature of Activision’s classic franchises.

•

World of Warcraft: Battle for Azeroth set a new day-one franchise record with more than 3.4 million units sold-through.

•

The first season of the Overwatch League culminated in its Grand Finals at Barclays Center in New York in June, which had a sold-out live audience and was watched by millions of viewers worldwide on TV networks and streaming platforms. We sold another eight Overwatch League teams ahead of the second season, which began in February 2019, meaning we now have 20 city-based teams owned by some of the most experienced traditional sports and esports partners in the world.

•

Candy Crush Saga was the highest-grossing title in U.S. mobile app stores in 2018, and King had two of the top-10 highest-grossing titles in the U.S. mobile app stores for the year, a feat that it has now achieved for five years in a row.(4)

•

Advertising in the King network was profitable each quarter and continued to build momentum, with quarterly revenue growing sequentially throughout the year.

However, we did not achieve all the goals we set for ourselves. As a result, consistent with our pay-for-performance approach, overall CAIP bonus payments to our NEOs ranged between 52% and 103% of target for the year and, for the portion of the outstanding equity awards granted to our NEOs that had the potential to vest based on 2018 financial performance objectives, achievement, as a percentage of target, ranged from 0% to 100%.

Our Relative Total Shareholder Return

The following graph compares the cumulative total shareholder return (“TSR”) on our Common Stock, the Nasdaq Composite Index, the S&P 500 Index, and the RDG Technology Composite Index. The graph assumes that $100 was invested on December 31, 2013, and that dividends were reinvested daily. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

This performance graph shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of Activision Blizzard, Inc. under the Exchange Act or the Securities Act of 1933.

(3)

Based on data from the NPD Group, GfK, GSD, and internal estimates, based on dollar sales of front-line games.

(4)

Based on U.S. ranking for Apple App Store and Google Play Store combined, per App Annie Intelligence for 2014–2018.

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Our Corporate Strategy

Our executive compensation program plays a key role in our financial and operational success. We place great importance on our ability to attract, retain, motivate, and reward talented executives who can continue to grow our business by putting focus on the four key strategic drivers of our business:

•

Strong cadence of major content releases: We are focused on releasing high quality major content for our key internally owned franchises more frequently, to invigorate our communities and bring in new audiences.

•

Growing stream of live operations: We continue to grow our “live operations” capabilities, delivering content, services, features, and events, to engage our communities and drive in-game revenues.

•

Expansion of our franchises to mobile: We are building on our mobile leadership as we extend our acclaimed console and PC franchises to the largest and fastest-growing gaming platform.

•

Broader franchise engagement models: We are expanding the reach, engagement, and monetization of our franchises through initiatives in esports, in-game advertising, and consumer products.

Our executive compensation program is designed to reward the achievement of specific financial objectives and the creation of long-term stockholder value, and the strategic drivers above are the underpinnings of the individual strategic objectives established for our executives.

Aligning Pay with Performance

A significant portion of the compensation our executive officers receive is in the form of performance-based bonuses and performance-aligned equity awards. Executive officers are rewarded according to the financial performance of the Company and/or its operating units, as well as the level at which they achieve the strategic objectives our Compensation Committee sets for each of them. This approach is designed to hold our executive officers accountable for our performance and thereby align their interests with those of our stockholders. The following table illustrates certain elements of our executive compensation program, with a focus on metrics that are most prevalent among our executive officers.*

Name	Program	Performance Period	Service Period	Performance Assessment	Pay-For-Performance Linkage
Annual incentive	CAIP	1 year	~1.2 years from beginning of performance year	AB Adjusted OI, EPS, FCF	Annual assessment of performance versus objectives established at beginning of year
	Blizzard Profit Sharing Plan			Profitability	Direct alignment to business unit profitability
King Profit Sharing Plan
Long-term incentive	PSUs (OI)	1 year	Varies, generally up to 3.25 years from grant	AB Adjusted OI	Assessment of performance versus objectives established for relevant performance period
	PSUs (Long-Range Strategic Plan)	3-year cumulative	Varies, generally 3.5 years from grant		Assessment of financial objectives set forth in the Company’s long-range strategic plan
	Stock Options	10-year life (contingent on employment)	Varies, generally up to 3 years from grant	N/A	Direct alignment with shareholder interests, as any value appreciation is contingent on stock price performance

*	This table is not intended to be exhaustive. For example, long-term incentives granted to our NEOs assessed 2018 performance against financial metrics for AB Adjusted Operating Income, AB Adjusted EPS, AB Adjusted EPS growth, Blizzard Adjusted Operating Income, King Adjusted Operating Income, and King Adjusted EBITDA.

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Our 2018 Financial Performance. The Compensation Committee believes that financial objectives aligned with our AOP for a given year are a robust and meaningful measure of the performance of our executives. The process for creating our AOP is rigorous and includes a detailed review of market trends, a “bottoms-up” build of financial objectives based on each franchise’s content plans, and the creation of a detailed budget with respect to all anticipated operating costs. In some instances, our financial objectives for a year may be lower than the prior year’s objectives or results as underlying variables, like market trends, the volume of titles or other content we plan to release, or our level of planned investment in growth initiatives, change.

Set forth below are certain of the Activision Blizzard-level financial metrics used to assess our named executive officers’ 2018 performance:

Financial Performance Measures(1) (dollars in millions, except share-based amounts)	Performance Goals and Actual Results
	AOP Goal	Actual Results	Actual Achievement
AB Adjusted Operating Income	$2,727	$2,482	91%
AB Adjusted EPS	$2.68	$2.59	97%
AB Adjusted Free Cash Flow	$1,660	$1,682	101%
(1)

The corporate performance measures underlying 2018 performance-related compensation are non-GAAP measures. For more information on these non-GAAP measures, including how these measures are calculated and why our Compensation Committee believes they are an appropriate way to assess our executives’ performance, see “General—Financial Measures Used in this Proxy Statement—Financial Metrics Used to Measure 2018 Compensation-Related Performance” above.

Performance Alignment via our CAIP. For 2018, each of our executive officers other than Mr. Zacconi was eligible for a bonus under the CAIP, contingent upon the executive’s achievement of the financial and strategic objectives set for him by the Compensation Committee at the beginning of the year. For 2018, financial metrics for all NEOs participating in the CAIP included profitability and free cash flow measures. For purposes of these financial metrics, our performance ranged from 78% to 101% of target, resulting in CAIP-related payouts for those metrics ranging from 0% to 101% of target, while performance against the strategic objectives ranged from 33% to 115% of target. The Compensation Committee did not apply incremental judgment or discretion in determining CAIP bonus payouts and, as such, they directly reflect performance against the specific objectives established by the Compensation Committee at the beginning of the year. As such, for 2018, Mr. Kotick received a CAIP-related payout equal to 70% of his target bonus, and our other NEOs received CAIP-related payouts ranging from 52% to 103% of their target bonuses.

The following tables illustrate the relationship between the Company’s 2018 financial performance, as measured by the Activision Blizzard-level financial objectives underlying the opportunities for our participating NEOs, and the payments awarded them based on both financial and strategic performance, as compared to the range of potential payments:

(1)

Maximum payout potential as a percentage of target as shown above represents the maximum bonus a participating NEO was eligible to receive under the CAIP with regard to the relevant metric. For further detail on the 2018 bonus opportunities under the CAIP for our participating NEOs, please see “—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” below. As discussed under “General—Financial Measures Used in this Proxy Statement” above, performance is measured by reference to non-GAAP measures.

(2)

The actual payout as a percentage of target shown above for each participating NEO represents the bonus amount specifically related to performance measured against his 2018 CAIP opportunity.

Please see “—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Incentive Opportunities under the CAIP” below for more information.

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Performance Alignment via our Profit Sharing Plans. For 2018, Messrs. Morhaime and Zacconi were each eligible for a cash bonus contingent on the profitability generated by his operating unit, as well as, subject to his right to a specified minimum percentage of any profit sharing pool generated, our assessment of his contributions to his operating unit’s performance. As a result of his contributions and performance during 2018, Messrs. Morhaime and Zacconi each received a profit-sharing payment for the year. Please see “—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” below for more information.

Performance Alignment via our Equity Awards. Equity incentives to our NEOs for 2018 consisted of: (a) performance-based vesting restricted share units, each representing the conditional right to receive one share of our Common Stock upon the achievement of one or more specified performance objectives and continued employment through the stated vesting date (“PSUs”); and (b) stock options. All equity awards granted to our named executive officers during 2018 were aligned with performance, as they were all either PSUs with vesting contingent on the achievement of specified performance objectives or stock options, which are inherently performance-based, since any financial gain is conditioned upon the appreciation in the value of our Common Stock. In addition, all of the PSUs include a threshold level of performance (e.g., 85% of the objective) which, if not satisfied, will result in the cancellation of the award and a maximum level of performance (e.g., 125% of the objective) which, if exceeded, will not result in any additional vesting of the award. Further, each named executive officer had equity awards had the potential to vest based on 2018 financial performance objectives. Please see “—Elements of Our Executive Compensation Program for 2018—Equity Awards” below for more information.

Overall Pay-For-Performance Alignment. For 2018, 94% of the CEO’s total compensation, and 79% of the average total compensation of the remaining named executive officers, was performance-based, as illustrated below:

As a result of this strong pay-for-performance alignment, overall CAIP bonus payments to our NEOs ranged between 52% and 103% of target for the year and, for the portion of the outstanding equity awards granted to our NEOs that had the potential to vest based on 2018 financial performance objectives, achievement, as a percentage of target, ranged from 0% to 100%.

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Our Compensation Program Best Practices

We continue to implement and maintain best practices in our executive compensation programs and policies. These practices include:

•

Performance-Aligned Equity Awards—We award performance-based vesting restricted share units (i.e., PSUs) with vesting contingent on the achievement of specified performance objectives and stock options, for which any financial gain is conditioned upon the appreciation in the value of our Common Stock;

•

Multi-Year Vesting of Equity Awards—We generally make equity awards to our executive officers that vest over multiple years, which encourages a focus on long-term stockholder value creation;

•

Conservative Granting of Equity—In an effort to minimize potential stockholder dilution, our Compensation Committee grants equity incentives judiciously and reviews our share usage (i.e., our so-called “burn rate”) quarterly;

•

No Guaranteed Incentive Bonuses—The Compensation Committee exercises discretion in determining final award payments under the CAIP, and no bonuses are paid under that plan if a minimum financial objective is not achieved, while our profit sharing plans, by definition, may only result in bonus payments if the applicable underlying operating unit is profitable;

•

Stock Ownership Guidelines—We have meaningful stock ownership guidelines for our executive officers and directors;

•

Limited Perquisites and Retirement Benefits—We provide limited perquisites to our executive officers and the only retirement plans they participate in are our 401(k)/qualified defined contribution retirement plans;

•

Formal Risk Management Programs—We maintain strong internal controls, governance, and review structures, as well as formal risk management programs;

•

No Hedging of Company Stock—We prohibit our employees from directly or indirectly “shorting” our securities, engaging in “put” or “call” or other “hedging” transactions involving our stock, or establishing or using a margin account with a broker-dealer to trade our securities;

•

“Clawback” Policy on Incentive Awards—In the event of an earnings restatement, we may “claw back” certain performance-based compensation (including both short-term and long-term incentives) paid to the executives responsible;

•

Independent Consultant Reporting Directly to Compensation Committee—The Compensation Committee engages the services of an independent compensation consultant that has no other relationship with the Company or its management; and

•

Comparator Group Review—The Compensation Committee monitors our comparator group annually to ensure it continues to reflect an appropriate mix of the industry segments in which we compete, or plan to compete, for key talent.

Stockholder Engagement and Our 2018 Stockholder Advisory Vote on Executive Compensation

The Company regularly engages with key stockholders to solicit feedback as part of an effort to remain aware of our stockholders’ perspectives with respect to our executive compensation and corporate governance practices, as well as any other matters of importance to them. We seek to establish sustained, long-term, and robust stockholder engagement on these topics to ensure our practices align with our stockholders’ interests. Our direct engagement with stockholders, during 2018 as well as in previous years, has influenced a number of important actions taken by our Compensation Committee with respect to compensation for our executive officers.

In conducting our engagement in advance of the 2018 annual meeting, members of our management team reached out to stockholders who collectively held approximately 65% of our Common Stock and spoke with each such holder who was willing to speak with us. Ninety-two percent of the votes cast at the 2018 annual meeting of our stockholders were voted in favor of our advisory “say-on-pay” proposal.

Following the 2018 annual meeting, we continued engagement during the fall of 2018, again reaching out to stockholders who collectively held approximately 65% of our Common Stock to gain additional perspective from them on our executive compensation and corporate governance practices, and any other topics about which they desired to engage. The feedback we received was positive and echoed the results of our recent advisory “say-on-pay” proposal.

A summary of common themes we heard from our stockholders throughout the year with respect to our executive compensation, which was presented to the Compensation Committee, is set forth below, along with key elements of our existing programs.

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Themes We Heard from Our Stockholders	Highlights of Our Compensation Programs
•

Endorsement of continued focus on pay-for-performance alignment with our strategic objectives

•

Continued focus on aggregate levels of compensation paid to our executives

•

Calls for reduced complexity within certain contract provisions

•

Calls for limitation of overlapping pay opportunities

•

Appreciation of our Compensation Committee’s responsiveness and actions to improve our compensation programs

• Strong pay-for-performance alignment

–

94% of total compensation for our Chief Executive Officer for 2018 was performance-based

–

No increase in our Chief Executive Officer’s base salary since 2017

–

No awards of time-based vesting restricted share units to any NEO during 2018

–

A 12% decrease in the annual bonus paid to our Chief Executive Officer under the CAIP for 2018 as compared to 2017, reflecting financial and strategic performance falling short of expectations

•

Mix of compensation that incentivizes both our short-term strategic objectives (e.g., through cash bonus programs) and long-term strategic objectives (e.g., via equity incentives)

•

Use of clearly-defined performance goals, both short- and long-term, which provide a direct alignment between our business strategy, financial results, and incentive payments

•

Grant performance-based equity awards contingent on cumulative three-year performance for certain executives

•

Utilize certain equity awards that provide for vesting beyond any applicable contract end dates

•

Fiscally responsible and judicious approach to equity usage, with three-year average equity usage among the bottom one-third of our comparator group

Actions Taken in Response to 2018 Shareholder Engagement.

While our Compensation Committee and stockholders, as demonstrated by their vote and feedback received during our engagement, are generally pleased with our compensation programs, the most actionable feedback we received related to “overlapping pay opportunities for our CEO.” As such, in determining the 2018 equity award for Mr. Kotick, our Compensation Committee chose a balanced mix of new performance metrics that were intended to further strengthen the pay-for-performance alignment of his incentives, with the vast majority of these awards eligible to vest outside of his current contract term, through:

•	Stock Options: incentivizing an absolute increase in our stock price;
•	PSUs (Relative TSR): incentivizing an increase in our stock price relative to the S&P 500; and
•	PSUs (AB Adjusted EPS): incentivizing our profitability over a cumulative three-year period.

For more information, please see “—Employment Agreements—Robert Kotick—Equity Awards—2018 Equity Awards” below.

Given the support we received from 92% of our stockholders at the 2018 annual meeting, positive feedback we received from our stockholders, and input we received from our independent compensation consultant, among other considerations, the Compensation Committee elected to keep our executive compensation principles and programs for 2018 generally consistent with the prior year.

We are committed to continuing our active engagement with stockholders, in a manner that is both responsive to the input we receive and appropriate for the company, as well as preserving our emphasis on pay-for-performance.

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Compensation Principles and Objectives

Our Compensation Principles

Align Compensation with Stockholder Interests—A substantial portion of an executive’s compensation opportunity is variable, stock-based, and linked to performance metrics that are intended to increase stockholder value, so that executive compensation is aligned with the interests of stockholders.

Pay for Performance—Annual and long-term incentive awards are linked to the Company’s financial performance, incentivizing executives to drive corporate performance.
Pay Competitively—We offer competitive total compensation in order to attract, retain, and motivate top executives with the characteristics needed to operate in our industry.

The Compensation Committee regularly reviews and refines our executive compensation program to ensure it supports our compensation principles. The following are the current objectives underlying the compensation of our executive officers:

What We Do

We Balance Near-Term and Long-Term Strategic Objectives—We provide a mix of compensation to incentivize both our short-term strategic objectives (e.g., through cash bonus programs) and long-term strategic objectives (e.g., via equity incentives).

We Create Clearly Defined Short- and Long-Term Goals Aligned with Our Strategy—Performance goals, both short- and long-term, are clearly defined to provide clear alignment between our business strategy, financial results, and incentive payments.

We Balance the Objectives Underlying Incentive Bonuses—The CAIP opportunities for our participating executive officers include both financial and strategic objectives.
We Use Employment Agreements to Attract and Retain Key Executive Talent—We use employment agreements to attract and retain executive talent.

We Can Claw Back Improperly Earned Compensation—In the event of an earnings restatement, we may “claw back” performance-based compensation (including both annual and long-term incentive awards) paid to the executives responsible.

We Use Two-Tier Approval for Incentive Awards—We generally require at least two levels of approval for incentive awards (i.e., management and our Compensation Committee).

We Use an Independent Compensation Consultant—Our Compensation Committee receives advice and analysis regarding executive compensation from a consultant that is independent and performs no other work for the Company.

We Provide Limited Benefits—We provide modest supplemental health and welfare benefits, retirement benefits, and perquisites.
What We Don’t Do

We Don’t Put Our Executives Before Our Stockholders—Executive compensation that is variably linked to the performance of the Company helps to align the goals and interests of executive officers and stockholders.

We Don’t Incentivize Excessive Risk Taking—Performance goals linked to our executive compensation do not encourage or incentivize excessive risk taking or risk exposure.
We Don’t Use Arbitrary Performance Metrics—We do not use arbitrary or unreliable measurements of performance in assessing performance-based executive compensation.

We Don’t Make Biased Compensation Decisions—Reviewing our executive and director compensation plans with an independent consultant introduces an unbiased and professional perspective on executive compensation.

We Don’t Generally Provide Change-of-Control Protection—Our Chief Executive Officer and the chief executive officer of King are the only named executive officers entitled to any change-of-control protection, and each would only receive it if terminated after a change of control (i.e., requiring a “double trigger”).

We Don’t Gross Up Section 280G Excise Taxes—Neither Mr. Kotick nor Mr. Zacconi—our only two named executive officers entitled to a payment upon a change of control (and then, only upon a subsequent termination of his employment)—is entitled to a gross-up in respect of any excise taxes imposed under Section 280G of the Internal Revenue Code on those payments.

We Don’t Reprice Stock Options—The Activision Blizzard, Inc. 2014 Incentive Plan (the “2014 Plan”), the plan under which all of our equity incentive awards are now granted, prohibits the repricing of “underwater” equity awards.

We Don’t Pay Dividends on Unearned Awards—None of our equity awards are entitled to receive dividend equivalents, and we do not intend to grant such awards in the future.
We Don’t Guarantee Salary Increases—None of our named executive officers are entitled to a guaranteed salary increase.

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Decision-Making Approach to Executive Compensation

Factors Influencing Compensation Decisions

Our Compensation Committee’s believes that pay levels should be determined using a holistic approach, involving an evaluation of a wide variety of factors, rather than targeting a specific percentile of the compensation paid to the executives at companies against which we compete, or may compete, for key talent. These factors include, but are not limited to:

•

Labor Market Conditions—An assessment of the competitive market to provide compensation packages that allow us to attract, retain, and motivate the key executive talent necessary for our long-term success, which may include a review of current executive compensation trends and best practices, as well as compensation data from our comparator group and/or published surveys.

•

Individual Considerations—An evaluation of the executive’s individual skill set and experience, his or her historical performance and expected future contributions to the Company, and the potential impact of an executive’s departure if he or she were to leave the Company.

•

Company Performance—A review of our recent and historical financial and operating performance, as well as future strategic initiatives, and the executive’s role in helping drive that performance.

•

Internal Pay Equity—A review to determine if compensation levels are internally fair and equitable relative to his or her role, responsibilities, and working and/or reporting relationships.

•

Stockholder Feedback—The feedback the Compensation Committee has received from stockholders with respect to our executive compensation practices.

The Compensation Committee does not use a predefined framework to weigh the importance of each of these factors and the emphasis placed on specific factors may vary from executive to executive. Ultimately, the terms on which any given executive officer is employed reflect the Compensation Committee’s independent judgment as to the amount and form of compensation necessary to attract, retain, and motivate that individual.

Highly Competitive Business Environment and Associated Talent Requirements

We operate in the interactive entertainment industry, which sits at the convergence of the gaming, entertainment, and technology sectors. Our industry is intensely competitive and constantly evolving. It features a number of unique characteristics, including:

•

a dependence on a relatively small number of titles for a disproportionate level of revenues and profits;

•

an increasing importance on building and growing franchises with sustained game quality and ongoing content releases;

•

rising costs of development, partially due to increasingly complex technological requirements; and

•

a global consumer base that expects entertainment content delivered through an increasingly varied range of channels.

We believe that, in order to succeed in this fast-changing business environment, we require executive talent with very specialized qualifications, including the following:

•

significant global experience managing complex brands and franchises;

•

in-depth knowledge of sophisticated strategies and operational models in the digital and entertainment segments; and

•

aptitude for, and experience in, managing entertainment and technology products and talent in a rapidly changing, high-risk environment.

Finding top executives with these characteristics requires recruitment of executives from a variety of industries (e.g., gaming, entertainment, and technology), including some that are larger and more mature than ours, and, therefore, the Compensation Committee takes into consideration a wide variety of factors, including compensation paid to executives at companies against which we compete, or may compete, for such talent.

Use of Employment Agreements

Employment agreements are common in the broader entertainment industry, from which we recruit talent, and we believe that having multi-year employment agreements with our executives is critical in enabling us to attract and retain them. Our employment agreements with our executives specify base salary, incentive opportunities, and the terms and conditions of any equity awards, and include provisions regarding the consequences of termination of employment and restrictive covenants, including non-competition and non-solicitation provisions. The terms of each of these agreements have been approved by the Compensation Committee, which utilized its judgment to determine the appropriate amount and form of compensation and other terms of employment necessary to recruit, retain, and motivate the executive, based in part upon the specific negotiations with the executive. Please see “—Employment Agreements” below for further information about the agreements with our named executive officers.

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Comparator Company Data and Compensation Surveys Referenced

The Compensation Committee has selected 16 comparators against which it benchmarks our executive compensation:

Adobe Systems Inc.	Netflix, Inc.
Booking Holdings Inc.	PayPal Holdings, Inc.
CBS Corporation	Salesforce.com, Inc.
Discovery Communications, Inc.	Sirius XM Holdings Inc.
eBay Inc.	Symantec Corporation
Electronic Arts Inc.	Twenty-First Century Fox, Inc.
Expedia, Inc.	The Walt Disney Company
Intuit Inc.	Viacom, Inc.

The Compensation Committee, in evaluating our executive compensation program, utilizes compensation data obtained from SEC filings made by companies in our comparator group, including compensation elements of the named executive officers of those companies, company-wide equity usage rates and potential dilution from equity plans.

In selecting this comparator group, the Compensation Committee considered: companies with whom we have historically directly competed for talent; participants within our industry sectors, as well as companies in adjacent industries; companies with comparable business models and organizational complexity; companies with comparable geographic footprints; and companies with comparable annual revenues and/or market capitalization. Among these comparator companies, our 2018 revenues of $7.5 billion approximate the 26th percentile (by reference to the most recently available annual data for each), while our market capitalization approximated the 47th percentile (as of April 2019).

Our management and Compensation Committee regularly monitor our comparator group, as the nature and scope of our business and potential talent pool evolve, to ensure the companies to which we reference continue to reflect an appropriate mix of the industry segments in which we compete, or may compete, for key talent.

In reviewing the compensation of our executive officers, the Compensation Committee, with the support of its independent compensation consultant and our management, also annually consults third-party surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees, and other similar business-related factors in order to discern broader compensation trends in the market. During 2018, the surveys referenced included ones published by Radford. These additional sources of data provide robust supplemental pay information that is not publicly available.

This compensation data from our comparator group and published surveys helps the Compensation Committee understand the sectors in and with which we compete for talent, providing it with an important frame of reference. The Compensation Committee, as it deems appropriate, considers the compensation practices of any other companies with which we compete for executive talent. Furthermore, the Compensation Committee evaluates broader industry trends and practices to determine the appropriate elements of compensation and the effective design of each element. As noted above, our Compensation Committee does not target a specific percentile of the compensation paid to the executives at companies against which we compete, or may compete, for key talent but, rather, believes that pay levels should be determined using a holistic approach, involving an evaluation of a wide variety of factors.

Roles of the Key Participants in the Executive Compensation Decision-Making Process

Decisions regarding compensation for our executive officers are at the discretion of our Compensation Committee. To help inform these decisions, the Compensation Committee regularly reviews materials, advice, and analysis provided by our management and external compensation consultants in deciding on executive compensation matters, as described in more detail below.

Compensation Committee

•

Establishes our executive compensation principles.

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Reviews and approves all compensation of our executive officers.

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Has oversight of the Company’s long-term strategy for employee compensation.

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Reviews and approves the corporate goals and objectives relevant to our chief executive officer’s compensation, evaluates his or her performance in light of those goals and objectives, and determines his or her compensation based on that evaluation.

•

Selects and monitors the Company’s comparator group.

•

Evaluates compensation-related information and recommendations provided by our management and outside advisors.

•

Annually reviews the compensation payable to our Board.

•

Administers our equity incentive plans, including:

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approving equity award guidelines;

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approving all equity awards; and

–

monitoring our equity usage and resulting potential dilution.

•

Reviews and approves executive officer employment and severance agreements.

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Evaluates broad industry trends and practices.

•

Engages, retains, and, where appropriate, terminates its independent compensation consultants.

For additional information regarding the Compensation Committee, see “Corporate Governance Matters—Board of Directors and Committees—Board Committees—Compensation Committee” above.

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Compensation Committee’s Independent Compensation Consultant

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Reports directly to the Compensation Committee and regularly attends Compensation Committee meetings.

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Consults with the members of the Compensation Committee outside of formal committee meetings and without the participation of management, when requested by the Committee.

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At the Compensation Committee’s direction, interacts with our management from time to time in order to obtain the information it deems necessary to form its recommendations to the Committee.

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Provides the Compensation Committee advice on the appropriateness and market competitiveness of our executive and director compensation programs.

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Presents third-party data and provides advice and expertise on director and executive compensation trends, pay programs and pay levels, and other emerging “best practices” relating to such compensation.

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Analyzes materials provided by our management to the Compensation Committee to ensure that those materials are consistent with the Company’s principles with respect to director and executive compensation and reasonable vis-à-vis the Company’s comparator group.

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Assists the Compensation Committee with its determination as to who should be included in the Company’s comparator group, and reviews current comparator group members.

Since October 2013, the Compensation Committee has retained Exequity as its independent compensation consultant.

Executive Officers and Management

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Our management assists the Compensation Committee in formulating the Company’s compensation programs and plans, including by, among other things:

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regularly advising the Compensation Committee with respect to our business strategies and operational goals and plans;

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regularly making recommendations to the Compensation Committee on the Company’s compensation practices, including with respect to effective types of incentive rewards and the individual performance of our executives;

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monitoring the Company’s comparator group and trends in the market; and

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supporting the development of the materials for each Compensation Committee meeting.

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Our chief executive officer reviews the performance of the Company’s executive officers and provides his or her recommendations to the Compensation Committee with respect to our officers’ compensation.

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No member of our management has a direct role in determining his or her own compensation. Further, decisions pertaining to the compensation of our chief executive officer are reviewed and discussed by the Compensation Committee in executive session, without the presence of the chief executive officer or any other member of our management.

During 2018, the Compensation Committee consulted with our NEOs and our Chief Compliance Officer and Corporate Secretary, Jeffrey Brown.

Impact of Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code—Limits on Compensation Deductibility

Section 162(m) generally prevents a publicly held corporation from taking a U.S. tax deduction when compensation paid to a “covered employee” exceeds $1.0 million in any taxable year. Prior to the enactment of the Tax Cuts and Jobs Act, signed into law on December 22, 2017 (the “TCJA”), a corporation’s covered employees generally consisted of any person who was the chief executive officer at any time during the tax year and the next three most highly paid NEOs as of the last day of the taxable year, other than the chief financial officer, who was excluded. Further, before the TCJA was enacted, “performance-based” compensation was not subject to this limit on deductibility, provided such compensation met specified requirements. Deductibility of performance-based compensation under Section 162(m) was eliminated by the TCJA, effective January 1, 2018, subject to limited transition rules. In addition, the definition of “covered employees” under Section 162(m) was expanded as of January 1, 2018, to include any person who was the chief financial officer at any time during the relevant tax year and to provide that any person who was a covered employee as of January 1, 2017, or becomes a covered employee thereafter, will remain a covered employee in perpetuity.

As a result, for taxable years beginning after December 31, 2017, other than any compensation “grandfathered” under the TCJA transition rules, we will not be able to deduct any compensation in excess of $1 million paid to any of the executives described above. We have considered, and will continue to consider, the applicability of the transition rules to our executive compensation.

We continue to believe it is important that we retain the flexibility to structure compensation arrangements necessary to attract, retain, and motivate the best executive talent, even if such arrangements may result in non-deductible compensation expenses. We have not currently made any changes to our executive compensation program in response to the TCJA’s impact on Section 162(m).

Section 409A of the Internal Revenue Code—Limits on Deferral of Compensation

To the extent that any compensation paid or committed to any of our named executive officers constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause that compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the person receiving the compensation.

Accounting Considerations

The Compensation Committee also takes accounting considerations, including the impact of Accounting Standards Codification (“ASC”) Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

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Elements of Our Executive Compensation Program for 2018

An overview of the primary elements of our executive compensation program and their purposes is presented below. Not all of these elements are applicable to all named executive officers. We aim to incentivize our executives to drive corporate financial performance by basing a significant portion of their compensation on achieving financial and strategic objectives. Our compensation principles allow us to attract, retain, and motivate the best talent in our industry, as evidenced by our performance.

Base Salary

In establishing the annual base salary rates for an executive officer, the Compensation Committee considers his or her role, his or her performance, salaries paid to the executive’s peers within the Company, and the target total compensation paid to executives in comparable positions at other companies by reference to data from our comparator group and published surveys. For information about our comparator group, see “—Decision-Making Approach to Executive Compensation—Comparator Company Data and Compensation Surveys Referenced” above.

None of our named executive officers had contractual entitlements to salary increases during 2018 (see “—Employment Agreements” below). Further, as noted below, Mr. Kotick’s annual base salary was not increased for 2018 or 2019.

Salary increases are generally only provided to an executive officer:

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upon his or her entry into a new or revised employment agreement with the Company or one of its subsidiaries; or

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in connection with our annual review of executive base salaries.

The table below reflects the salaries approved for 2018 and 2019 during our annual review process, along with any other adjustments during 2018 and 2019, to date:

Name	Salary as of 12/31/2017 ($)		Changes during 2018 (%)(1)		Salary as of 12/31/2018 ($)(1)		Changes during 2019 as of date hereof (%)(1)		Salary as of date hereof ($)(1)
Robert Kotick	1,750,000		—	(2)	1,750,000	(2)	—	(2)	1,750,000	(2)
Spencer Neumann	850,000		+2.5	(3)	871,420		—	(4)	—	(4)
Collister Johnson	1,300,000		+2.3	(5)	1,329,640		+1.5		1,349,585
Michael Morhaime	1,367,105	(6)	+3.0	(6)	1,408,118		—	(7)	—	(7)
Brian Stolz	666,380		+3.0		686,371		+1.0		693,371
Chris B. Walther	725,609		+5.0		761,889		+11.0		845,697
Riccardo Zacconi	517,677	(8)	+3.5		535,795	(8)	—		535,795	(8)
(1)

Other than as discussed in footnote (7) below, any changes to base salary were effective in February of either 2018 or 2019, following our annual salary review during that year.

(2)

In accordance with his current employment agreement with us, dated as of October 1, 2016 (the “Kotick Employment Agreement”), Mr. Kotick’s annual base salary was decreased by 26% effective January 1, 2017. Mr. Kotick’s salary has not changed since that time. For more information on the Kotick Employment Agreement, see “—Employment Agreements—Robert Kotick” below.

(3)

The 2.5% increase approved for Mr. Neumann during our 2018 annual salary review is equivalent to a 3.0% annualized base salary adjustment, adjusted to reflect his May 30, 2017 date of hire.

(4)

We terminated Mr. Neumann’s employment effective as of December 31, 2018.

(5)

The 2.3% increase approved for Mr. Johnson during our 2018 annual salary review is equivalent to a 3.0% annualized base salary adjustment, adjusted to reflect his June 26, 2017 date of hire.

(6)

On January 1, 2018, the Blizzard Holiday Plan (a broad-based program for employees of Blizzard pursuant to which participants received a percentage of their salary at year-end) was eliminated. As such, the base salary reflected for Mr. Morhaime as of December 31, 2017, has been adjusted to reflect the inclusion of an amount equal to the payment he received under the Blizzard Holiday Plan for 2017 (i.e., $369,218).

(7)

Mr. Morhaime’s base salary was reduced to a rate of $2,500 per month (or $30,000 per year) effective January 1, 2019, in connection with his transition from serving as the President and Chief Executive Officer of Blizzard to serving the Company in an advisory capacity. Mr. Morhaime ceased to be an employee of the Company on April 7, 2019.

(8)

Mr. Zacconi is paid in British pounds. The base salaries in the table represent the £410,000 to which he was entitled as of February 2017, the £424,350 to which he was entitled as of February 2018, and the £424,350 to which he was entitled as of February 2019, in each case converted using an end of 2018 spot exchange rate of 1.262626 British pounds to the U.S. dollar.

Corporate Annual Incentive Plan and Other Performance-Based Bonuses

Incentive Opportunities under the CAIP

CAIP Plan Design: Driving Financial Results and Strategic Initiatives

Cash bonuses under our CAIP are designed to drive our financial results and to incentivize individual contributions toward operational and other strategic initiatives. To that end, for 2018, 60% of the target opportunity under the CAIP for our executive officers who participated in the plan was based on financial objectives and the remaining 40% was measured against three or four specific, measurable, and non-subjective annual strategic objectives established by the Compensation Committee at the beginning of the year. For 2019, 60% of the target opportunity for the participating executives will continue to be based on financial

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objectives and the remaining 40% will be measured against a broad set of key annual and long-term priorities established by the Compensation Committee.

These bonuses were historically structured to simultaneously achieve tax deductibility under Section 162(m) and allow the Compensation Committee flexibility in awarding pay that matches each executive’s actual performance. To achieve these goals, there was a single performance objective that, if met or exceeded, would allow for the payment of a bonus to each executive to the extent permitted under the 2014 Plan. Then, the Compensation Committee, using the negative discretion permitted by the tax rules, would reduce the payment to him so that his actual bonus would match his actual performance. Following the enactment of the TCJA, the performance-based compensation exception to Section 162(m) that we utilized to achieve deductibility for the bonuses is no longer available. However, because the TCJA was enacted shortly before the Compensation Committee established the 2018 bonus opportunities, and we were not then certain what the scope of the transition relief would be, for 2018 we continued our historic practice of having a single performance metric that, if met or exceeded, would allow for the payment of bonuses under the 2014 Plan, subject to negative discretion. For 2019, given the impact of the TCJA, we did not establish a single objective the achievement of which would “fund” the bonuses for the year (although the Compensation Committee preserved the approach of using a threshold performance measure, as described herein).

For 2018, if AB Adjusted Operating Income for the year was at least 75% of the AB Adjusted Operating Income objective set forth in the AOP for the year, the bonus to be paid to each executive officer would be initially set at the stockholder-approved limit of $10 million, less the amount of any other “senior executive plan bonus” within the meaning of the 2014 Plan that was paid or to be paid to that person for 2018. If AB Adjusted Operating Income for 2018 was greater than 75%, but less than 85%, of the AB Adjusted Operating Income objective set forth in our 2018 AOP, the Compensation Committee would then use its negative discretion to reduce or eliminate the portion of each bonus contingent on financial objectives (so that any bonus an executive received would only reflect his performance vis-à-vis his strategic objectives). In either case, the Compensation Committee would use that discretion to reduce or eliminate the bonus for each executive officer to reflect his performance in accordance with the objectives and formula described below under “—Resulting 2018 Payments under the CAIP”. For 2019, the Compensation Committee expressed the intent to reduce or eliminate all bonuses under the CAIP for our executives, including the portion contingent upon non-financial objectives, if the AB Adjusted Operating Income for 2019 was less than 90% of the AB Adjusted Operating Income objective set forth in the 2019 AOP.

For 2018, as described below under “—Evaluation and Rewarding Performance: Resulting 2018 Payments under the CAIP,” the threshold for performance for the executives’ financial goals was either 75% or 85% of the target for that measure set forth in the 2019 AOP. For 2019, the threshold required to be met before our executives will receive any payment under the CAIP with regard to any financial metric was increased to 90% of the target for that measure set forth in the 2019 AOP.

For 2018, as described below under “—Evaluation and Rewarding Performance: Resulting 2018 Payments under the CAIP,” performance between the threshold and maximum performance level results in an equivalent payment (e.g., 85% performance as a percentage of target results in a payment equal to 85% of the target). For 2019, there will be a reduction in the payments to our executive officers under the CAIP for below-target performance related to a financial metric (so that performance at 90% of the target for that metric set forth in the 2019 AOP will result in a payment of 50% of the target and performance at 95% of the target set forth in the 2019 AOP will result in 85% of the target payment, while above-target performance related to a financial metric will continue to be linear (e.g., 115% performance as a percentage of target results in a payment equal to 115% of the target)).

Setting Target Payout Opportunities under the CAIP

In setting the target payout opportunities for each of our participating named executive officers under the CAIP for 2018, the Compensation Committee considered any requirements set forth in any applicable employment agreement, competitive market data, our desired pay mix, and the compensation levels of our other senior executives. If a participating named executive officer satisfied (but did not exceed) all performance goals, the executive officer was eligible to receive a payment equal to his target payment. Based upon the established performance goals, target opportunities under the CAIP for 2018 to our named executive officers were as follows:

	2018 CAIP Targets (as % of 2018 Salary)(1)
Robert Kotick	200
Spencer Neumann	150
Collister Johnson	100	(2)
Michael Morhaime	20	(3)
Brian Stolz	75
Chris B. Walther	75
Riccardo Zacconi	—	(4)
(1)

The 2014 Plan caps maximum payments of “senior executive plan bonuses” to each individual executive at $10 million per year. Actual payments under the CAIP are at the Compensation Committee’s discretion and vary for each executive based on his actual base salary, his target opportunity, his financial and strategic objectives, including the relative weighting with respect to each, and his and the Company’s performance measured against those objectives.

(2)

Mr. Johnson also has an opportunity to receive an additional bonus ranging from 10% to 100% of his base salary for each year in which cumulative AB Adjusted EPS is 15% or more than the higher of (x) the AB Adjusted EPS AOP objective for the prior year and (y) the prior year’s actual AB Adjusted EPS. For more information on Mr. Johnson’s bonus opportunity under the CAIP, see “—Employment Agreements—Collister Johnson—Annual Bonus” below.

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(3)

In addition to being eligible for a CAIP bonus, during 2018 Mr. Morhaime also participated in the Blizzard Profit Sharing Plan, which is discussed in more detail below (see “—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans”).

(4)

Mr. Zacconi does not participate in the CAIP. He participates in the King Profit Sharing Plan, which is discussed in more detail below (see “—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans”).

Establishing Challenging Goals for the CAIP Opportunities

In March 2018, our Compensation Committee established the financial and strategic objectives underlying 2018 CAIP opportunities. The Compensation Committee believes that the specific goals chosen required significant profitability, demanded superior performance from our management team, and drove accountability for each participating executive.

The Compensation Committee used operating income as an overall goal, by expressing the intent to use its negative discretion to reduce or eliminate all bonuses under the CAIP if AB Adjusted Operating Income for 2018 was not at least 75% of the AB Adjusted Operating Income objective set forth in our 2018 AOP.

The Compensation Committee then established individual goals for each participating named executive officer.

Financial Objectives. For each participating named executive officer, 60% of his target opportunity under the CAIP for 2018 was based on operating income, earnings per share, and/or free cash flow. The Compensation Committee believes that the financial measures used are robust indicators of our overall performance, capturing fluctuations in sales as well as operating costs, and, as such, provide incentives to our executives to achieve goals that contribute to increasing stockholder value. Other measures the Committee considered but excluded when initially designing the CAIP included revenues, excluded because it does not capture operating costs, and TSR, excluded because awards under our equity incentive plans already incentivize stock appreciation. In some instances, our financial objectives for a year may be lower than the prior year’s objectives or results as underlying variables, like market trends, the volume of titles or other content we plan to release, or our level of planned investment in growth initiatives, change.

Strategic Objectives. The remaining 40% of the target opportunity for each participating named executive officer under the CAIP for 2018 was based on three or four strategic objectives to be achieved during the year that were tailored to the executive officer’s role with the Company. The Compensation Committee believes that the strategic objectives used are important in aligning the interests of our executive officers with the long-term strategic goals of the Company.

These objectives generally fell into the following categories:

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cross-company collaboration;

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cultivating new business opportunities;

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elevating top talent;

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increased productivity; and

•

long-term strategy and organizational plans.

Mr. Johnson also had an opportunity to receive an additional bonus under the CAIP based on AB Adjusted EPS growth. For more information on this opportunity, see “—Employment Agreements—Collister Johnson—Annual Bonus” below.

Evaluating and Rewarding Performance: Resulting 2018 Payments under the CAIP

Since we exceeded the threshold level of 75% of the AB Adjusted Operating Income objective set forth in our 2018 AOP, each of our participating named executive officers was eligible to receive a CAIP bonus for 2018 of up to $10 million (less the amount of any other “senior executive plan bonus” within the meaning of the 2014 Plan that he received), subject to the Compensation Committee’s use of negative discretion to reduce or eliminate that bonus. Further, since 2018 AB Adjusted Operating Income was more than 85% of the AB Adjusted Operating Income objective set forth in our 2018 AOP, each was eligible to receive a bonus reflecting performance vis-à-vis his financial objectives, as well as his strategic objectives. For 2018, the Compensation Committee did not apply incremental judgment or discretion in determining CAIP bonus payouts, and such awards directly reflected performance against the objectives and formula established at the beginning of the year for each named executive officer who received a bonus under the CAIP for 2018, as described above.

To calculate the amount of the bonus that each participating named executive officer would receive for 2018, the following formula, applied using straight-line interpolation, was used:

(1)

For 2018, each participating NEO had two to three financial performance measures tied to his CAIP payout.

(2)

For 2018, each participating NEO had three to four strategic objectives tied to his CAIP payout.

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The following table shows the weighting, expressed as a percentage, assigned to each of the performance measures underlying the 2018 bonus opportunity, along with the maximum and actual payout as a percentage of the target, for each named executive officer who received a bonus under the CAIP for 2018. As achievement of the financial and strategic objectives underlying the bonus opportunities for our named executive officers fell short of expectations, consistent with our pay-for-performance approach, overall CAIP bonus payments to our named executive officers ranged between 52% and 103% of target for the year.

Name/Measure	Weight (as a % of Opportunity)	Maximum CAIP Achievement (as % of Target)	Resulting CAIP Performance (as % of Target)
Robert Kotick
AB Adjusted Operating Income	30	200	91
AB Adjusted EPS	15	200	97
AB Adjusted Free Cash Flow	15	150	101
Strategic objectives(1)	40	120	33
TOTAL	100	161	70
Collister Johnson
AB Adjusted Operating Income	30	200	91
AB Adjusted EPS	15	200	97
AB Adjusted Free Cash Flow	15	150	101
Strategic objectives(1)	40	120	33
TOTAL	100	161	70
Michael Morhaime
Blizzard Adjusted Operating Income	40	200	0
AB Adjusted Operating Income	20	200	91
Strategic objectives(1)	40	120	85
TOTAL	100	168	52
Brian Stolz
AB Adjusted Operating Income	30	200	91
AB Adjusted EPS	15	200	97
AB Adjusted Free Cash Flow	15	150	101
Strategic objectives(1)	40	120	75
TOTAL	100	161	87
Chris B. Walther
AB Adjusted Operating Income	30	200	91
AB Adjusted EPS	15	200	97
AB Adjusted Free Cash Flow	15	150	101
Strategic objectives(1)	40	120	115
TOTAL	100	161	103
(1)

We believe that disclosing the strategic objectives underlying the 2018 bonus opportunities for our NEOs could affect us adversely by, for example, providing confidential information on business operations and forward-looking strategic plans to our customers and competitors that could result in substantial competitive harm. Therefore, only a brief description and the aggregate weighting of those goals for each of our participating NEOs for 2018 are shown. In each case, actual performance at the end of the year was assessed by our management, audited by our internal auditors, and presented for review and approval to our Compensation Committee on a discrete “yes” or “no” basis.

All CAIP payments were based on actual eligible earnings and the achievement of specified financial metrics and strategic objectives and the weighting thereof. For 2018, as noted above, the Compensation Committee did not apply incremental judgment or discretion in determining CAIP bonus payouts, and such awards directly reflected performance against the objectives and formula established at the beginning of the year for each named executive officer who received a bonus under the CAIP for 2018, as described above.

Name	Target Payment ($)	Actual Payment (as % of target)	Actual Payment ($)
Robert Kotick	3,500,000	70	2,461,848
Collister Johnson(1)	1,323,940	70	931,240
Michael Morhaime	277,206	52	144,713
Brian Stolz	511,895	87	445,341
Chris B. Walther	566,184	103	583,161
(1)

In addition to Mr. Johnson’s target bonus opportunity of 100% of his base salary, he also has an opportunity to receive an additional bonus ranging from 10% to 100% of his base salary for each year in which cumulative AB Adjusted EPS is 15% or more than the higher of (x) the AB Adjusted EPS AOP objective for the prior year and (y) the prior year’s actual AB Adjusted EPS. The objective was not met for 2018. For more information on Mr. Johnson’s bonus opportunity under the CAIP, see “—Employment Agreements—Collister Johnson—Annual Bonus” below.

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Profit Sharing Plans: Driving Success for our Operating Units

Payments under our profit sharing plans are designed to drive the financial performance of the relevant operating unit (e.g., Blizzard for Mr. Morhaime and King for Mr. Zacconi).

In addition to his opportunity under the CAIP as discussed above, in accordance with his employment agreement, Mr. Morhaime earned a payment for 2018 under the Blizzard Profit Sharing Plan. The Blizzard Profit Sharing Plan is a broad-based program that predates the Vivendi Games Combination and provides employees of Blizzard with the opportunity to share in the profits generated by our Blizzard operating unit. The Compensation Committee made the decision to retain a profit sharing component in Mr. Morhaime’s compensation following the Vivendi Games Combination due to Mr. Morhaime’s position, as well as our strategic focus on profitability, the prevalent market practice of profit sharing programs in the interactive entertainment industry, and our desire to incentivize and reward his contribution to both Blizzard and Activision Blizzard profits. Pursuant to Mr. Morhaime’s most recent employment agreement with us, dated as of October 3, 2018 (the “Most Recent Morhaime Employment Agreement”), Mr. Morhaime was entitled to 3.5% of the profit sharing pool established pursuant to the Blizzard Profit Sharing Plan. However, the Compensation Committee was entitled to exercise discretion with respect to his actual annual percentage interest in the pool, subject to the specified minimum percentage.

In accordance with his employment agreement, Mr. Zacconi earned a payment for 2018 under the King Profit Sharing Plan. The King Profit Sharing Plan is a broad-based program established in connection with our acquisition of King on February 23, 2016 (the “King Acquisition”), which provides employees of King with the opportunity to share in the profits generated by our King operating unit. We established the King Profit Sharing Plan because of our strategic focus on profitability, the prevalent market practice of profit sharing programs in the interactive entertainment industry, and our desire to incentivize and reward contributions to both King and Activision Blizzard profits. Pursuant to Mr. Zacconi’s current employment agreement with us, dated as of November 2, 2015 (the “Zacconi Employment Agreement”), Mr. Zacconi is entitled to 6% of the “profit sharing pool” established pursuant to the King Profit Sharing Plan. However, the Compensation Committee may exercise discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage.

Other Cash Programs or Awards

Long-Term Contract Inducements

Messrs. Neumann and Johnson each received a long-term contract inducement in connection with his hiring by the Company during 2017, a portion of which was paid in 2018. For more information, please see “—Employment Agreements—Spencer Neumann— Long-Term Contract Inducement” and “—Employment Agreements—Collister Johnson—Long-Term Contract Inducement” below.

Special Performance Bonus

The Compensation Committee awarded a special performance bonus to Mr. Walther in recognition of his significant contributions to the Company in 2017, a portion of which was paid in 2018.

Equity Awards

Equity Granting Philosophy: Driving Value Creation

Our equity incentive awards are intended to drive long-term value creation, create alignment with stockholders’ interests and encourage retention of key executives. During 2018, equity awards to our NEOs consisted of PSUs and stock options. In determining the estimated grant value of equity awards to an executive officer, the Compensation Committee considers a number of factors, including his or her role, his or her performance, his or her annualized total compensation, compensation provided to the executive’s peers within the Company, and compensation provided to executives in comparable positions at other companies by reference to data from our comparator group and published surveys.

We utilize a mix of equity awards:

•

PSUs, which are designed to incentivize our executives to achieve specific performance objectives that align with our multi-year business strategy; and

•

stock options, which directly align an executive’s interests to those of our stockholders, since any financial gain is conditioned upon appreciation in the value of our Common Stock and, as such, directly link executive pay with Company performance.

We believe a combination of PSUs and stock options appropriately balances the various objectives of the equity incentive program because it promotes long-term value creation critical to driving TSR, directly aligns executive compensation with stockholder interests through share ownership, and encourages our key executives to remain engaged with our organization through the vesting date of the awards.

Conservative Equity Granting Practices

While we believe that equity awards are an important part of our compensation program, we continue to be very judicious in the granting of equity awards to our employees. Our average “burn rate” over the last three years was 1.8%, and ranks among the bottom third of our comparator group. Our burn rate is calculated as the total number of shares subject to awards we granted in a year, adjusting full-value awards based on a stock price volatility premium, divided by our basic weighted average common shares outstanding for that year. The average burn rate of the companies comprising our comparator group for that similar period ranges from 0.7% to 6.2%.

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Use of Equity Awards to Reward Performance

As discussed above (see “—Compensation Principles and Objectives”), the Compensation Committee believes that, in general, equity awards made to an executive officer should include an award with performance-based vesting criteria. Consistent with that philosophy, during 2018, no named executive officers received restricted share unit awards with only time-based vesting. Further, a portion of all equity awards granted to our named executive officers during 2018 had vesting that is contingent on the achievement of specified performance objectives. In addition, each named executive officer was granted equity awards that had the potential to vest based on 2018 financial performance objectives.

Beginning in 2016, we introduced annual grants with vesting contingent on the achievement of a financial objective in our long-range strategic plans. Each of Messrs. Neumann, Johnson, Stolz, and Walther received an award in 2018 that may vest by reference to a cumulative AB Adjusted Operating Income objective for 2019, 2020, and 2021 set forth in our 2018 long-range strategic plan for that three-year period.

Evaluating and Rewarding Performance: 2018 Vesting and Cancellation of Performance-Based Equity Awards

The following table shows whether the portion of the equity awards granted to each of our named executive officers other than Mr. Neumann, whose employment we terminated effective as of December 31, 2018, that had the potential to vest based on our 2018 performance vested (or will vest, subject to his continued employment through the vesting date) or did not vest. As we did not achieve all the goals we set for ourselves, consistent with our pay-for-performance approach, equity award achievement ranged from 0% to 100% of target.

Executive	Grant Type	Performance Metric	Award Achievement (% of Target)(1)		Aggregate Shares / Options					Vesting Date
					Target	Maximum		Achieved
Robert Kotick	PSUs	2018 AB Adjusted Operating Income(2)	0	(2)	0	(2) 302,664	(2)	0	(2)	Did Not Vest(2)
Collister Johnson	PSUs	2018 AB Adjusted EPS	97		15,997	19,996		15,492		June 29, 2019
	PSUs	2018 AB Adjusted Operating Income	91		31,995	39,994		29,121		June 29, 2019
	PSUs	2018 AB Adjusted EPS Growth	0		42,511	85,022		0		Did Not Vest
Michael Morhaime	PSUs	2018 Blizzard Adjusted Operating Income	0		38,896	48,620		0		Did Not Vest
Brian Stolz	PSUs	2018 AB Adjusted Operating Income	91		24,009	30,011		21,852		May 30, 2019
Chris B. Walther	PSUs	2018 AB Adjusted Operating Income	91		28,596	35,745		26,027		March 14, 2019
Riccardo Zacconi	Options	2018 King Adjusted Operating Income	100	(3)	150,542	150,542		150,542		February 22, 2019
	Options	2018 King Adjusted EBITDA	0		150,541	150,541		0		Did Not Vest
(1)

Award achievement, as a percent of target, may vary for each executive based on the terms of his underlying award. For more information on these awards, please see “—Employment Agreements.”

(2)

As the threshold objective of 100% of target for this portion of the award was not achieved, no shares vested in respect thereof. However, 857,115 PSUs vested on March 31, 2019, in respect of 2016 and 2017 performance, as Mr. Kotick satisfied the incremental service period requirements for the vesting of those awards on that date. For more information, please see “—Employment Agreements—Robert Kotick—Equity Awards—2016 PSUs” below.

(3)

Actual performance with respect to King Adjusted Operating Income for 2018 was 102% of target, but achievement for this portion of the award was capped at 100% of target.

Determinations as to Achievement of Performance Metrics

All determinations as to the level of achievement of a performance metric underlying an equity award are made by our Compensation Committee by reference to auditable financial measures.

No Dividend Equivalents

None of the outstanding equity awards made to our named executive officers is entitled to receive dividend equivalents, and we do not anticipate making time- or performance-based vesting awards with the right to receive dividend equivalents in the future.

Other Award Terms

Stock options have an exercise price equal to the Nasdaq Official Closing Price of our Common Stock as reported on Nasdaq.com on the effective date of the grant.

Equity awards will generally cease to vest upon the termination of the holder’s employment, and vested stock options will generally remain exercisable for a limited period of time (90 days or less) after the termination date. For the impact of the termination of the employment of each named executive officer on his outstanding equity awards, please see “—Potential Payments upon Termination or Change of Control” below.

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Incentive Plan Limitations on Equity Awards

Under the 2014 Plan, the plan under which all of our equity incentive awards are now granted, there are limits on the number of stock options we can grant to anyone, including our executive officers, in a single year. There are similar restrictions on the number of restricted share unit awards and performance shares we can grant to any participant in a single year.

Limited Double-Trigger Change-of-Control Arrangements

Aside from Messrs. Kotick and Zacconi, none of our executives have been provided with any change-of-control protection. Each of Messrs. Kotick and Zacconi has been provided with certain protection in the event he is terminated following a change of control (known as a “double trigger”). These benefits are described under “—Potential Payments upon Termination or Change of Control” below. The Compensation Committee believes these arrangements will incentivize the relevant individuals to maintain objectivity in the context of, and contribute to, a potential change-of-control transaction.

Limited Retirement Benefits

We offer a 401(k) plan to all employees in the United States, including our eligible named executive officers, and we match a certain percentage of each employee’s contributions to our 401(k) plan (which, for Mr. Morhaime was, consistent with the benefits to which he was entitled prior to the Vivendi Games Combination, a higher percentage than our other participating named executive officers). Similarly, Mr. Zacconi is eligible to participate in a qualified defined contribution retirement plan offered to all UK-based King employees subject to an employment agreement, and we match a certain percentage of each employee’s contribution to that retirement plan. Please see the “Summary Compensation Table” below for further details.

We do not provide any other retirement benefits to our employees, including our named executive officers. We believe that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures that a substantial portion of our named executive officers’ long-term wealth accumulation depends on the achievement of Activision Blizzard profitability objectives and the appreciation in the value of our Common Stock.

Select Health and Welfare Benefits

Our named executive officers are eligible to participate in our medical, vision, and dental insurance programs. Our named executive officers are generally offered these benefits on the same terms as the broad employee population. Further, Mr. Morhaime was eligible to receive full salary-continuation for up to six months of short-term disability, with any portion of his salary not covered by disability insurance to be paid by the Company. For 2018, the Company paid the premiums associated with Mr. Morhaime’s medical, vision, and dental insurance programs, as well as the premiums associated with Mr. Zacconi’s private family medical insurance plan. Please see the “Summary Compensation Table” below for further details.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under “Executive Compensation—Compensation Discussion and Analysis” above. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and also be incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2018.

Members of the Compensation Committee

Robert Morgado (Chairperson), Reveta Bowers, and Elaine Wynn

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Summary Compensation Table

The table below presents information with respect to each of our named executive officers regarding compensation earned during the periods indicated.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)		Option Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation ($)		Total ($)
Robert Kotick Chief Executive Officer	2018	1,756,731	—	7,495,745		19,037,673		2,461,848	89,007	(4)	30,841,004
	2017	1,750,000	—	19,553,653		4,498,896		2,808,688	87,138		28,698,375
	2016	2,375,858	—	24,932,065		—		5,590,414	167,223		33,065,560
Spencer Neumann(5) Former Chief Financial Officer	2018	871,476	1,000,000	4,838,213	(6)	—		—	28,485	(4)	6,738,174
	2017	503,461	1,000,000	4,151,199	(6)	2,800,076	(6)	1,009,481	1,590		9,465,807

Collister Johnson(7) President and Chief Operating Officer	2018	1,330,194	1,200,000	4,695,612	(8)	—		931,240	14,075	(4)	8,171,121
	2017	675,000	1,000,000	2,984,205		5,990,128		494,844	55,263		11,199,440

Michael Morhaime(9) Former Chief Executive Officer, Blizzard	2018	1,407,225	—	3,014,440		—		3,518,646	157,713	(4)	8,098,024
	2017	991,983	369,218	3,049,205		4,197,078		3,651,419	48,278		12,307,181
	2016	957,378	355,018	2,833,600		2,532,666		5,330,175	69,839		12,078,676
Brian Stolz(10) Chief People Officer	2018	685,936	—	2,348,814		—		445,341	53,472	(4)	3,533,563
	2017	663,860	1,100,000	1,585,041		—		413,731	222,413		3,985,045
	2016	387,500	1,000,000	1,436,480		2,598,458		301,483	216,238		5,940,159
Chris B. Walther Chief Legal Officer	2018	759,238	500,000	2,837,227		—		583,161	83,532	(4)	4,763,158
	2017	722,886	—	1,936,099		—		461,354	39,002		3,159,340
	2016	705,318	—	605,094		2,773,879		609,665	22,276		4,716,232
Riccardo Zacconi(9)(11) Chief Executive Officer, King	2018	532,776	—	—		9,898,137		9,379,908	8,330	(4)	19,819,151
	2017	549,598	—	—		5,128,966		9,113,000	8,112		14,799,676
	2016	415,928	—	—		4,249,877		7,700,057	133,614		12,499,476
(1)

The amounts paid to Mr. Neumann in 2018 and 2017 consist of an inducement to enter into his employment agreement with us, dated as of May 5, 2017 (the “Neumann Employment Agreement”), $1 million of which was paid in cash in June 2017 and the remaining $1 million of which was paid in cash in March 2018 (see “—Employment Agreements—Spencer Neumann—Long-Term Contract Inducement” below). The amounts paid to Mr. Johnson in 2018 and 2017 consist of an inducement to enter into his current employment agreement with us, dated as of May 10, 2017 (the “Johnson Employment Agreement”), $1 million of which was paid in cash in July 2017 and the remaining $1.2 million of which was paid in cash in January 2018 (see “—Employment Agreements—Collister Johnson—Long-Term Contract Inducement” below). The amounts paid to Mr. Morhaime for 2017 and 2016 consist of bonuses paid to him pursuant to the Blizzard Holiday Plan (a broad-based program for employees of Blizzard pursuant to which participants received a percentage of their salary at year-end) which program was eliminated as of January 1, 2018. The amounts paid to Mr. Stolz for 2017 and 2016 consist of an inducement to enter into his employment agreement with us, dated as of May 10, 2017 (the “Stolz Employment Agreement”), $1 million of which was paid in cash in May 2016 and the remaining $1.1 million of which was paid in cash in May 2017 (see “—Employment Agreements—Brian Stolz—Long-Term Contract Inducement” below). The amount paid to Mr. Walther for 2018 represents one-half of a special performance award he received in recognition of his significant contributions to the Company in 2017, the second half of which he is expected to receive in June 2019, subject to his continued employment through the relevant date.

(2)

The amounts in the Stock Awards column represent the aggregate grant date fair value of restricted share units (which have time- and performance-based vesting conditions) awarded in the period, computed in accordance with ASC Topic 718. The amounts in the Option Awards column represent the aggregate grant date fair value of stock option awards made in the period computed in accordance with ASC Topic 718. As such, in the year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year.

Assumptions and key variables used in the calculation of the grant date fair values:

•

for 2018, are discussed in footnote 16 to our audited financial statements included in our 2018 10-K;

•

for 2017, are discussed in footnote 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018; and

•

for 2016, are discussed in footnote 14 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 28, 2017.

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Stock awards for each fiscal year include awards subject to performance conditions that were valued based on the probability that performance targets will be achieved. Assuming the highest level of performance conditions are achieved, the grant date stock award values would have been as follows:

	Robert Kotick ($)	Spencer Neumann ($)	Collister Johnson ($)	Michael Morhaime ($)	Brian Stolz ($)	Chris B. Walther ($)	Riccardo Zacconi ($)
2018	18,739,364	8,072,835	11,837,208(a)	3,768,050	2,936,024	3,546,560	—
2017	46,507,808	6,813,747	3,730,303	3,811,506	1,981,320	2,420,124	—
2016	54,827,475	—	—	2,833,600	1,795,600	756,367	—

(a)

As set forth in footnote (8) below, the grant date fair value of the 2018 AB Adjusted EPS Growth PSUs (as defined below) granted to Mr. Johnson, computed in accordance with ASC Topic 718, was $0. The value reflected in this table includes $5,967,694 attributable to the potential value that could have been realized if the highest level of performance conditions for the 2018 AB Adjusted EPS Growth PSUs were achieved.

In addition, the option awards for each fiscal year for Mr. Zacconi are subject to performance conditions. The grant date value of such awards does not change if the highest level of performance conditions is achieved.

(3)

The amount in this column for each year for each named executive officer represents cash incentives paid under the CAIP, except for Mr. Morhaime, for whom the amount represents cash incentives paid under both the CAIP and the Blizzard Profit Sharing Plan, and for Mr. Zacconi, for whom the amount only represents cash incentives paid under the King Profit Sharing Plan (as Mr. Zacconi is not eligible for the CAIP). The amount for Mr. Zacconi under the King Profit Sharing Plan for 2018 includes $3,551,351 that he is expected to receive in September 2019, subject to his continued employment in good standing through the relevant date. The amount for Mr. Zacconi under the King Profit Sharing Plan for 2017 includes $244,500 that he received in September 2018 and an additional $244,500 that he received in March 2019. For a discussion of non-equity incentive plans, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

(4)

The “all other compensation” for 2018 consists of the following:

Name	Perquisites, gifts, and awards ($)		Taxable income reimbursement ($)		Retirement plan “matching” contributions ($)(a)	Life, disability, or medical insurance premiums ($)	Total “Other Compensation” ($)
Robert Kotick	—		—		6,125	82,882	89,007
Spencer Neumann	—		—		4,625	23,860	28,485
Collister Johnson	—		—		4,625	9,450	14,075
Michael Morhaime	106,740	(b)	3,489	(c)	9,900	37,584	157,713
Brian Stolz	18,600	(d)	20,682	(e)	4,625	9,565	53,472
Chris B. Walther	24,600	(d)	27,354	(e)	6,125	25,453	83,532
Riccardo Zacconi	—		—		—	8,330	8,330

(a)

These amounts represent “matching” contributions by us under our 401(k) plan.

(b)

This amount represents $100,000 of legal fees Mr. Morhaime incurred in connection with the negotiation of the Most Recent Morhaime Employment Agreement, which we paid on his behalf, and $6,740 in gifts received from the Company, including merchandise he received from Blizzard as part of a broad-based program for Blizzard employees.

(c)

This amount represents a reimbursement for taxes Mr. Morhaime incurred on the gifts referenced in footnote (b).

(d)

These amounts represent travel accommodations and other costs associated with team-building trips Messrs. Stolz and Walther participated in that were paid for by the Company.

(e)

These amounts represent reimbursements for taxes incurred on the compensation referenced in footnote (d).

We have calculated the incremental cost to us of the compensation listed above based on the amount of payments made by us for the provision of such benefits.

(5)

Mr. Neumann’s date of hire was May 30, 2017. We terminated Mr. Neumann’s employment effective as of December 31, 2018.

(6)

We terminated Mr. Neumann’s employment as of December 31, 2018, and, pursuant to the terms of his award agreements, all of his unvested equity was canceled as of that date.

(7)

Mr. Johnson’s date of hire was June 26, 2017.

(8)

On August 6, 2018, pursuant to the Johnson Employment Agreement, the Compensation Committee awarded Mr. Johnson PSUs (the “2018 AB Adjusted EPS Growth PSUs”) with vesting based on AB Adjusted EPS for 2018 as compared to the higher of (x) the AB Adjusted EPS AOP objective for 2017 and (y) the actual AB Adjusted EPS for 2017 (the higher of (x) and (y), the “2017 EPS Objective”). The expected performance of this award on the date of grant was “not probable,” and, as a result, the grant date fair value of the award, computed in accordance with ASC Topic 718, was $0. These PSUs were canceled following the Compensation Committee’s determination that AB Adjusted EPS for 2018 was less than 115% of the 2017 AB Adjusted EPS Objective. For more information on this award, see “—Employment Agreements—Collister Johnson—Equity Awards—Annual Grants of PSUs (AB Adjusted EPS Growth)” below.

(9)

In 2018, the heads of our operating units ceased to be categorized as “executive officers” for purposes of SEC rules. Messrs. Morhaime and Zacconi are included as named executive officers in accordance with SEC rules as former executive officers who would have been designated as NEOs had they been serving as executive officers at the end of the fiscal year.

(10)

Mr. Stolz’s date of hire was May 30, 2016.

(11)

Mr. Zacconi’s term of employment with us began on February 23, 2016, when we closed the King Acquisition. Mr. Zacconi’s salary is paid in British pounds. As such, the salary amounts for 2018 in this table were converted using an end of 2018 spot exchange rate of 1.262626 British pounds to the U.S. dollar. Mr. Zacconi’s insurance premiums were paid in euros. As such, the insurance premiums for Mr. Zacconi for 2018 in this table were converted using an end of 2018 spot exchange rate of 1.141292 euros to the U.S. dollar.

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Grants of Plan-Based Awards for 2018

The table below provides information regarding the grants of plan-based awards made to each of our named executive officers during 2018:

Name	Grant Type	Grant Date	Approval Date(1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
					Threshold ($)	Target ($)		Maximum ($)
Robert Kotick	2014 Plan/CAIP(3)				0	3,500,000		10,000,000
	2014 Plan/PSUs	12/28/18	12/27/18
	2014 Plan/PSUs	12/28/18	12/27/18
	2014 Plan/Options	11/21/18	11/21/18
Spencer Neumann(7)	2014 Plan/CAIP(3)				0	1,307,130		10,000,000
	2014 Plan/PSUs	3/9/18	3/9/18
	2014 Plan/PSUs	3/9/18	3/9/18
	2014 Plan/PSUs	11/12/18	10/30/18	(10)
Collister Johnson	2014 Plan/CAIP(3)				0	1,329,640	(12)	10,000,000
	2014 Plan/PSUs	3/9/18	3/9/18
	2014 Plan/PSUs	8/6/18	7/25/18	(10)
	2014 Plan/PSUs	11/12/18	10/30/18	(10)
Michael Morhaime	2014 Plan/CAIP(3)				0	281,624		10,000,000
	Blizzard Profit Sharing(16)				0	3,448,809		—
	2014 Plan/PSUs	3/9/18	3/9/18
Brian Stolz	2014 Plan/CAIP(3)				0	514,778		10,000,000
	2014 Plan/PSUs	3/9/18	3/9/18
	2014 Plan/PSUs	11/12/18	10/30/18	(10)
Chris B. Walther	2014 Plan/CAIP(3)				0	571,417		10,000,000
	2014 Plan/PSUs	3/9/18	3/9/18
	2014 Plan/PSUs	11/12/18	10/30/18	(10)
Riccardo Zacconi	King Profit Sharing(22)				0	9,113,000		—
	KDE Plan/Options	3/9/18	3/9/18
(1)

Reflects the date on which the Compensation Committee approved the grant of an equity award or, if later in the case of a performance-based vesting award, the date that the Compensation Committee established the performance metric underlying such award or a component thereof.

(2)

The grant date fair value of the stock and option awards is computed in accordance with ASC Topic 718. Please see footnote (2) to the Summary Compensation Table for information about the assumptions and key variables used in the calculation of the grant date fair values. All stock options awarded have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant, with the exception of the performance-based vesting options granted to Mr. Zacconi by King, described in further detail in footnote (23), which have an exercise price equal to the original exercise price of these options with respect to King ordinary shares divided by the exchange ratio set forth in the King Acquisition transaction agreement.

(3)

Each of our named executive officers other than Mr. Zacconi had an opportunity to earn a CAIP bonus for his 2018 performance under the 2014 Plan. None were entitled to a minimum amount thereunder, and each would have been entitled to receive $0 if the 2018 AB Adjusted Operating Income was not at least 75% of the AB Adjusted Operating Income objective set forth in the AOP for the year. The target bonus for each participating NEO was based on his base salary rate in effect at the time the opportunity was approved by our Compensation Committee and assumes 100% performance for the relevant financial and strategic objectives established under the CAIP. The 2014 Plan caps maximum payments of “senior executive plan bonuses” to each individual participating executive at $10 million per year. Actual payments under the CAIP are at the Compensation Committee’s discretion and vary for each participating executive based on his actual base salary, his target opportunity, his financial and strategic objectives, including the relative weighting with respect to each, and his and the Company’s performance measured against those objectives. For more information about the CAIP and the opportunities for each of our participating NEOs thereunder, including the maximum bonus opportunity for each, please see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Incentive Opportunities under the CAIP” above.

(4)

On December 28, 2018, pursuant to the Kotick Employment Agreement, the Compensation Committee awarded Mr. Kotick performance-based vesting restricted share units (i.e., PSUs). Target performance would result in the vesting of 54,230 PSUs, and maximum performance would result in the vesting of 135,575 PSUs. These PSUs vest on March 31, 2022, subject to Mr. Kotick’s continued employment through that date, by reference to the difference between our cumulative TSR and the rate of return of the S&P 500 Total Return Index (i.e., our TSR minus that index’s rate of return) for the period from the date of grant through December 31, 2021, as follows: (a) if our TSR less the rate of return of the S&P 500 Total Return Index is below -10 percentage points, no PSUs vest; (b) if our TSR less the rate of return of the S&P 500 Total Return Index is between -10 percentage points and 0 percentage points, the number of PSUs that vest is between 50% and 100% of the target (i.e., between 27,115 and 54,230 PSUs), determined using straight-line interpolation; (c) if our TSR less the rate of return of the S&P 500 Total Return Index is 0, 100% of the target number of PSUs (i.e., 54,230 PSUs) vest; (d) if our TSR less the rate of return of the S&P 500 Total Return Index is between 0 percentage points and 50 percentage points, the number of PSUs that vest is between 100% and 250% of the target (i.e., between 54,230 PSUs and 135,575 PSUs), determined using straight-line interpolation; and (e) if our TSR less the rate of return of the S&P 500 Total Return Index is 50 percentage points or more, 250% of the target number of PSUs (i.e., 135,575 PSUs) vest. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. For more information on this award, the “shareholder value creation incentive” and the awards to be made to Mr. Kotick in the future, see “—Employment Agreements—Robert Kotick” below.

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Estimated Future Payouts Under Equity Incentive Plan Awards					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)	(2)
Threshold (#)	Target (#)		Maximum (#)

27,115(4)	54,230	(4)	135,575	(4)				3,500,004	(4)
96,154(5)	106,838	(5)	267,095	(5)				3,995,741	(5)
						925,057	50.85	19,037,673	(6)

26,876(8)	29,862	(8)	37,328	(8)				2,314,305	(8)
0(9)	14,931	(9)	44,793	(9)				1,157,153	(9)
22,082(11)	25,979	(11)	32,474	(11)				1,366,755	(11)

43,193(13)	47,992	(13)	59,990	(13)				3,719,380	(13)
4,251(14)	42,511	(14)	85,022	(14)				0	(14)
15,773(15)	18,556	(15)	23,195	(15)				976,231	(15)

33,062(17)	38,896	(17)	48,620	(17)				3,014,440	(17)

20,408(18)	24,009	(18)	30,011	(18)				1,860,698	(18)
7,886(19)	9,278	(19)	11,598	(19)				488,116	(19)

24,307(20)	28,596	(20)	35,745	(20)				2,227,056	(20)
9,858(21)	11,598	(21)	14,498	(21)				610,171	(21)

135,488(23)	150,542	(23)	150,542	(23)			12.39	9,898,137	(23)
(5)

On December 28, 2018, pursuant to the Kotick Employment Agreement, the Compensation Committee awarded Mr. Kotick PSUs. Target performance would result in the vesting of 106,838 PSUs, and maximum performance would result in the vesting of 267,095 PSUs. These PSUs vest on March 31, 2023, subject to Mr. Kotick’s continued employment through that date, by reference to the cumulative AB Adjusted EPS objective for 2020, 2021, and 2022 set forth in the Company’s 2019 long-range strategic plan for that three-year period as follows: (a) if actual performance is below 90% of the objective, no PSUs vest; (b) if actual performance falls between 90% and 100% of the objective, the number of PSUs that vest is between 90% and 100% of the target (i.e., between 96,154 and 106,838 PSUs), determined using straight-line interpolation; (c) if actual performance is 100% of the objective, 100% of the target number of PSUs (i.e., 106,838 PSUs) vest; (d) if actual performance falls between 100% and 137.5% of the number of PSUs that vest is between 100% and 250% of the target (i.e., between 106,838 and 267,095 PSUs), determined using straight-line interpolation; and (e) if actual performance is 137.5% or more of the objective, 250% of the target number of PSUs (i.e., 267,095 PSUs) vest. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement and the amounts in the table reflect only the amount attributable thereto, as the cumulative AB Adjusted EPS objective has not yet been established. For more information on this award, the “shareholder value creation incentive” and the awards to be made to Mr. Kotick in the future, see “—Employment Agreements—Robert Kotick—Equity Awards—2018 Equity Awards—2018 PSUs (AB Adjusted EPS)” below.

(6)

On November 21, 2018, pursuant to the Kotick Employment Agreement, the Compensation Committee awarded Mr. Kotick options to purchase shares of our Common Stock. These options vest on December 31, 2022, subject to Mr. Kotick’s continued employment through that date. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. For more information on this award, the “shareholder value creation incentive” and the awards to be made to Mr. Kotick in the future, see “—Employment Agreements—Robert Kotick” below.

(7)

We terminated Mr. Neumann’s employment effective as of December 31, 2018, and, therefore, he was not eligible to receive a CAIP bonus for 2018. Further, pursuant to the terms of his award agreements, we canceled all of his unvested equity as of that date.

(8)

On August 7, 2017, pursuant to the Neumann Employment Agreement, the Compensation Committee awarded Mr. Neumann PSUs. We terminated Mr. Neumann’s employment effective as of December 31, 2018, and, pursuant to the terms of his award agreement, we canceled these PSUs as of that date. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2018 (i.e., one-fourth of the award) is reflected in this table. Target performance would have resulted in the vesting of 29,862 PSUs, and maximum performance would have resulted in the vesting of 37,328 PSUs. These PSUs would have vested on March 31, 2019, subject to Mr. Neumann’s continued employment through the relevant date, by reference to the AB Adjusted EPS objective set forth in our 2018 AOP as follows: (a) if actual performance is below 90% of the objective, no PSUs vest; (b) if actual performance falls between 90% and 125% of the objective, the number of PSUs that vest is between 90% and 125% of the target (i.e., between 26,876 and 37,328 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 37,328 PSUs) vest. For more information on this award, see “—Employment Agreements—Spencer Neumann—Equity Awards—2017 Equity Award” below.

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(9)

On August 7, 2017, pursuant to the Neumann Employment Agreement, the Compensation Committee awarded Mr. Neumann PSUs. We terminated Mr. Neumann’s employment effective as of December 31, 2018, and, pursuant to the terms of his award agreement, we canceled these PSUs as of that date. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2018 (i.e., one-fourth of the award) is reflected in this table. Target performance would have resulted in the vesting of 14,931 PSUs share units, and maximum performance would have resulted in the vesting of 44,793 PSUs. These PSUs would have vested on March 31, 2019, subject to Mr. Neumann’s continued employment through the relevant date, by reference to the actual AB Adjusted Operating Income for 2018 as compared to the actual AB Adjusted Operating Income for 2017, as follows: (a) if performance for 2018 is below 100% of the performance for 2017, no PSUs vest, (b) if performance for 2018 falls between 100% and 115% of the performance for 2017, the number of PSUs that vest is between 100% and 150% of the target (i.e., between 14,931 and 22,397 PSUs), determined using straight-line interpolation; and (c) if performance for 2018 is 115% or more of the performance for 2017, 150% of the target number of PSUs (i.e., 22,397 PSUs) vest. Further, if, and only if, the actual AB Adjusted Operating Income for 2018 is 115% of more than the actual AB Adjusted Operating Income for 2017, an additional tranche of PSUs equal to the target number of these PSUs would be eligible to vest on March 31, 2020, subject to Mr. Neumann’s continued employment through that date, by reference to the actual AB Adjusted Operating Income for 2019 as compared to the actual AB Adjusted Operating Income for 2018, as follows: (a) if performance for 2019 is below 100% of the performance for 2018, no PSUs vest, (b) if performance for 2019 falls between 100% and 115% of the performance for 2018, the number of PSUs that vest is between 100% and 150% of the target (i.e., between 14,931 and 22,397 PSUs), determined using straight-line interpolation; and (c) if performance for 2019 is 115% or more of the performance for 2018, 150% of the target number of PSUs (i.e., 22,397 PSUs) vest. For more information on this award, see “—Employment Agreements—Spencer Neumann—Equity Awards—2017 Equity Award” below.

(10)

These equity awards were approved during a “trading blackout” as described in our insider trading and pre-clearance policies, so, in accordance with our equity awarding procedures, the grant date of the awards was the first trading day after that trading blackout period was no longer in effect.

(11)

On November 12, 2018, pursuant to the Neumann Employment Agreement, the Compensation Committee awarded Mr. Neumann PSUs. We terminated Mr. Neumann’s employment effective as of December 31, 2018, and, pursuant to the terms of his award agreement, we canceled these PSUs as of that date. Target performance would have resulted in the vesting of 25,979 PSUs, and maximum performance would have resulted in the vesting of 32,474 PSUs. These PSUs would have vested on March 30, 2022, subject to Mr. Neumann’s continued employment through that date, by reference to the cumulative AB Adjusted Operating Income objective for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 22,082 and 32,474 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 32,474 PSUs) vest. For more information on this award, see “—Employment Agreements—Spencer Neumann—Equity Awards—Annual Grants of PSUs (Long-Range Strategic Plan)” below.

(12)

In addition to Mr. Johnson’s opportunity to receive a bonus with a target amount of 100% of his base salary, he also has an opportunity to receive an additional bonus ranging from 10% to 100% of his base salary for each year in which cumulative AB Adjusted EPS is 15% or more than the higher of (x) the AB Adjusted EPS AOP objective for the prior year and (y) the prior year’s actual AB Adjusted EPS. For more information on Mr. Johnson’s bonus opportunity under the CAIP, see “—Employment Agreements—Collister Johnson—Annual Bonus” below.

(13)

On August 7, 2017, pursuant to the Johnson Employment Agreement, the Compensation Committee awarded Mr. Johnson PSUs. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2018 (i.e., one-third of the award) is reflected in this table. Target performance would result in the vesting of 47,992 PSUs share units, and maximum performance would result in the vesting of 59,990 PSUs. Two-thirds of these PSUs vest on June 29, 2019, subject to Mr. Johnson’s continued employment through that date, by reference to the AB Adjusted Operating Income objective set forth in our 2018 AOP, as follows: (a) if actual performance is below 90% of the objective, no PSUs vest; (b) if actual performance falls between 90% and 125% of the objective, the number of PSUs that vest is between 90% and 125% of the target (i.e., between 28,796 and 39,994 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 39,994 PSUs) vest. One-third of these PSUs vest on June 29, 2019, subject to Mr. Johnson’s continued employment through that date, by reference to the AB Adjusted EPS objective set forth in our 2018 AOP, as follows: (a) if actual performance is below 90% of the objective, no PSUs vest; (b) if actual performance falls between 90% and 125% of the objective, the number of PSUs that vest is between 90% and 125% of the target (i.e., between 14,397 and 19,996 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 19,996 PSUs) vest. For more information on this award, see “—Employment Agreements—Collister Johnson—Equity Awards—2017 Equity Award” below.

(14)

On August 6, 2018, pursuant to the Johnson Employment Agreement, the Compensation Committee awarded Mr. Johnson PSUs. Target performance would result in the vesting of 42,511 PSUs, and maximum performance would result in the vesting of 85,022 PSUs. These PSUs vest on June 29, 2019, subject to Mr. Johnson’s continued employment through that date, by reference to AB Adjusted EPS for 2018 as compared to the 2017 EPS Objective as follows: (a) if the AB Adjusted EPS for 2018 is less than 115% of the 2017 EPS Objective, no PSUs vest; (b) if the AB Adjusted EPS for 2018 falls between 115% and 124% of the 2017 EPS Objective, the number of PSUs that vest is between 10% and 100% of the target (i.e., between 4,251 and 42,511 PSUs), determined using straight-line interpolation; (c) if the AB Adjusted EPS for 2018 is 124% of the 2017 EPS Objective, 100% of the target number of PSUs (i.e., 42,511 PSUs) vest; (d) if the AB Adjusted EPS for 2018 is 124% of the 2017 EPS Objective, 100% of the target number of PSUs (i.e., 42,511 PSUs) vest; (e) if the AB Adjusted EPS for 2018 falls between 124% and 134% of the 2017 EPS Objective, the number of PSUs that vest is between 100% and 200% of the target (i.e., between 42,511 and 85,022 PSUs), determined using straight-line interpolation; (f) if the AB Adjusted EPS for 2018 is 134% or more of the 2017 EPS Objective, 200% of the target number of PSUs (i.e., 85,022 PSUs) vest. The expected performance of this award on the date of grant was “not probable,” and, as a result, the grant date fair value of the award, computed in accordance with ASC Topic 718, was $0. These PSUs were canceled following the Compensation Committee’s determination that AB Adjusted EPS for 2018 was less than 115% of the 2017 EPS Objective. For more information on this award, see “—Employment Agreements—Collister Johnson—Equity Awards—Annual Grants of PSUs (AB Adjusted EPS Growth)” below.

(15)

On November 12, 2018, pursuant to the Johnson Employment Agreement, the Compensation Committee awarded Mr. Johnson PSUs. Target performance would result in the vesting of 18,556 PSUs, and maximum performance would result in the vesting of 23,195 PSUs. These PSUs vest on March 30, 2022, subject to Mr. Johnson’s continued employment through that date, by reference to the cumulative AB Adjusted Operating Income objective for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 15,773 and 23,195 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 23,195 PSUs) vest. For more information on this award, see “—Employment Agreements—Collister Johnson—Equity Awards—Annual Grants of PSUs (Long-Range Strategic Plan)” below.

(16)

Pursuant to Mr. Morhaime’s most recent employment agreement with us, dated as of October 3, 2018 (i.e., the Most Recent Morhaime Employment Agreement), Mr. Morhaime participates in the Blizzard Profit Sharing Plan (see “—Employment Agreements—Michael Morhaime” below). In accordance therewith, Mr. Morhaime is entitled to share in an annual profit sharing pool, the aggregate amount of which depends upon Blizzard’s profits for that year. While Mr. Morhaime is entitled to an amount equal to 3.5% of the pool, subject to the Compensation Committee’s exercise of discretion, because the amount of the pool cannot be known at the beginning of a year, no target amount is determinable and the target amount shown is a representative amount equal to the amount Mr. Morhaime received under the Blizzard Profit Sharing Plan with respect to 2017. Further, while Mr. Morhaime is entitled to receive an amount equal to a minimum specified percentage of that pool, because there is no certainty there will be a pool, there is no minimum or maximum amount to which he is entitled. For more information about the Blizzard Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” above.

(17)

On May 8, 2017, the Compensation Committee awarded Mr. Morhaime PSUs. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2018 (i.e., one-third of the award) is reflected in this table. Target performance would result in the vesting of 38,896 PSUs share units, and maximum performance would result in the vesting of 48,620 PSUs. These PSUs vest on March 31, 2019, subject to Mr. Morhaime’s continued employment through that date, by reference to the Blizzard Adjusted Operating Income objective set forth in our 2018 AOP, as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 33,062 and 48,260 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 48,260 PSUs) vest. These PSUs were canceled on March 5, 2019, following the Compensation Committee’s determination that Blizzard Adjusted Operating Income for 2018 was 78% of the target objective set forth in our 2018 AOP. Please see Mr. Morhaime’s Form 4 filed with the SEC on May 10, 2017, for more information about these awards.

(18)

On August 8, 2016, pursuant to the Stolz Employment Agreement, the Compensation Committee awarded Mr. Stolz PSUs. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2018 (i.e., one-fourth of the award) is reflected in this table. Target performance would result in the vesting of 24,009 PSUs, and maximum performance would result in the vesting of 30,011 PSUs. These PSUs vest on May 30, 2019, subject to Mr. Stolz’s continued employment through the relevant date, by reference to the AB Adjusted Operating Income objective set forth in our 2018 AOP as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 20,408 and 30,011 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 30,011 PSUs) vest. For more information on the remainder of this award, see “—Employment Agreements—Brian Stolz—Equity Awards—2016 Equity Award” below.

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(19)

On November 12, 2018, pursuant to the Stolz Employment Agreement, the Compensation Committee awarded Mr. Stolz PSUs. Target performance would result in the vesting of 9,278 PSUs, and maximum performance would result in the vesting of 11,598 PSUs. These PSUs vest on March 30, 2022, subject to Mr. Stolz’s continued employment through that date, by reference to the cumulative AB Adjusted Operating Income objective for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 7,886 and 11,598 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 11,598 PSUs) vest. For more information on this award, see “—Employment Agreements—Brian Stolz—Equity Awards—Annual Grants of PSUs (Long-Range Strategic Plan)” below.

(20)

On November 7, 2016, pursuant to Mr. Walther’s current employment agreement with us, dated as of November 1, 2016 (the “Walther Employment Agreement”), the Compensation Committee awarded Mr. Walther PSUs. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2018 (i.e., one-fourth of the award) is reflected in this table. Target performance would result in the vesting of 28,596 PSUs, and maximum performance would result in the vesting of 35,745 PSUs. These PSUs vest on March 14, 2019, subject to Mr. Walther’s continued employment through the relevant date, by reference to the AB Adjusted Operating Income objective set forth in our 2018 AOP as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 24,307 and 35,745 PSUs), determined using straight-line interpolation; (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 35,745 PSUs) vest. For more information on this award, see “—Employment Agreements—Chris B. Walther—Equity Awards—2016 Equity Award” below.

(21)

On November 12, 2018, pursuant to the Walther Employment Agreement, the Compensation Committee awarded Mr. Walther PSUs. Target performance would result in the vesting of 11,598 PSUs, and maximum performance would result in the vesting of 14,498 PSUs. These PSUs vest on March 30, 2022, subject to Mr. Walther’s continued employment through that date, by reference to the cumulative AB Adjusted Operating Income objective for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period as follows: (a) if actual performance is below 85% of the objective, no PSUs vest; (b) if actual performance falls between 85% and 125% of the objective, the number of PSUs that vest is between 85% and 125% of the target (i.e., between 9,858 and 14,498 PSUs), determined using straight-line interpolation; and (c) if actual performance is 125% or more of the objective, 125% of the target number of PSUs (i.e., 14,498 PSUs) vest. For more information on this award, see “—Employment Agreements—Chris B. Walther—Equity Awards—Annual Grants of PSUs (Long-Range Strategic Plan)” below.

(22)

Pursuant to Mr. Zacconi’s current employment agreement with us, dated as of November 2, 2015 (i.e., the Zacconi Employment Agreement), Mr. Zacconi participates in the King Profit Sharing Plan (see “—Employment Agreements—Riccardo Zacconi” below). In accordance therewith, Mr. Zacconi is entitled to share in an annual profit sharing pool, the aggregate amount of which depends upon King’s profits for that year. While Mr. Zacconi is entitled to an amount equal to 6% of the pool, subject to the Compensation Committee’s exercise of discretion, because the amount of the pool cannot be known at the beginning of a year, no target amount is determinable and the target amount shown is a representative amount equal to the amount Mr. Zacconi received under the King Profit Sharing Plan with respect to 2017. Further, while Mr. Zacconi is entitled to receive an amount equal to a minimum specified percentage of that pool, because there is no certainty there will be a pool, there is no minimum or maximum amount to which he is entitled. For more information about the King Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” above.

(23)

In connection with the consummation of the King Acquisition, these performance-based vesting options to purchase our Common Stock were converted from options with respect to King ordinary shares that Mr. Zacconi held prior to the consummation of the King Acquisition and the performance metrics underlying the original options were replaced with metrics with respect to King’s post-acquisition performance. These performance-based vesting options vest on February 22, 2019, subject to Mr. Zacconi’s continued employment through such date, by reference to the King Adjusted Operating Income objective set forth in our 2018 AOP as follows: (a) if actual performance is below 90% of the objective, no options vest; (b) if actual performance is 90% of the objective, the number of options that vest is 90% of the target (i.e., 135,488 options); (c) if actual performance falls between 90% and 100% of the objective, the number of options that vest is between 90% and 100% of the target (i.e., between 135,488 and 150,542 options), determined using straight-line interpolation; and (d) if actual performance is 100% or more of the objective, 100% of the target number of options (i.e., 150,542 options) vest. In accordance with ASC Topic 718, only the portion of the award for which the performance metrics were established during 2018 is reflected in this table. For more information on this award, see “—Employment Agreements—Riccardo Zacconi—Equity Awards” below.

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Outstanding Equity Awards at December 31, 2018

The table below sets forth the outstanding equity awards for each of our named executive officers as of December 31, 2018:

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1) (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(2) ($)
Robert Kotick							857,115	(3)	39,915,846
										54,230	(4)	2,525,491	(5)
										106,838	(6)	4,975,446	(7)
										71,988	(8)	3,352,481	(9)
										175,972	(10)	8,195,016	(11)
	—		190,712	(12)	62.51	8/7/2027
	—		925,057	(13)	50.85	11/21/2028
Spencer Neumann(14)

Collister Johnson(15)							44,613	(16)	2,077,627
										18,556	(17)	864,153	(18)
										47,992	(19)	2,234,987	(20)
	—		237,515	(21)	62.51	8/7/2027
Michael Morhaime							23,333	(22)	1,086,618
							39,886	(23)	1,857,491
										38,896	(24)	1,811,387	(25)
										16,428	(26)	765,052	(27)
	66,666		—		34.59	11/13/2025
	66,667		66,666	(28)	41.09	11/7/2026
	—		241,953	(29)	53.99	5/8/2027
Brian Stolz							77,360	(30)	3,602,655
										9,278	(31)	432,076	(32)
										8,214	(33)	382,526	(34)
										12,168	(35)	566,664	(36)
										24,008	(37)	1,118,053	(38)
	—		179,793	(39)	40.61	8/8/2026
Chris B. Walther(40)							26,027	(41)	1,212,077
										11,598	(42)	540,119	(43)
										10,268	(44)	478,181	(45)
										15,211	(46)	708,376	(47)
										57,191	(48)	2,663,385	(49)
	—		180,122	(50)	41.09	11/7/2026
Riccardo Zacconi(51)							7,046	(52)	328,132
	451,626	(53)			12.39	11/12/2023
	16,032		16,040	(54)	26.41	2/15/2025
(1)

All exercisable stock options were vested as of December 31, 2018.

(2)

Calculated using the Nasdaq Official Closing Price of $46.57 per share of our Common Stock on December 31, 2018, the last trading day of 2018.

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(3)

These performance-based vesting restricted share units (i.e., PSUs) vested on March 31, 2019, as follows: (a) 605,327 vested following the Compensation Committee’s determination that the objective with respect to cumulative AB Adjusted EPS for the fourth quarter of 2016 through the fourth quarter of 2017 was achieved; (b) 112,513 vested following the Compensation Committee’s determination that AB Adjusted Operating Income for 2016 was 114% of the target objective set forth in our 2016 AOP; (c) 139,275 vested following the Compensation Committee’s determination that AB Adjusted Operating Income for 2017 was 117% of the target objective set forth in our 2017 AOP; and (d) no additional shares vested following the Compensation Committee’s determination that AB Adjusted Operating Income for 2018 was 91% of the target objective set forth in our 2018 AOP.

(4)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 135,575. These PSUs vest on March 31, 2022, based upon the level of performance measured by reference to the Company’s relative TSR during a performance period from the grant date through December 31, 2021, subject to Mr. Kotick’s continued employment through such date. Please see “—Employment Agreements—Robert Kotick—Equity Awards—2018 Equity Awards—2018 PSUs (Relative TSR)” below. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick —Long Term Performance Incentives—Shareholder Value Creation Incentive” below.

(5)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $6,313,728.

(6)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 267,095. These PSUs vest on March 31, 2023, based upon the level of performance measured by reference to cumulative AB Adjusted EPS for 2020, 2021, and 2022 set forth in the Company’s 2019 long-range strategic plan for that three-year period, subject to Mr. Kotick’s continued employment through such date. Please see “—Employment Agreements—Robert Kotick—Equity Awards—2018 Equity Awards—2018 PSUs (AB Adjusted EPS)” below. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick —Long Term Performance Incentives—Shareholder Value Creation Incentive” below.

(7)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $12,438,614.

(8)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 143,976. These PSUs vest on March 15, 2021, based upon the level of performance measured by reference to the Company’s relative TSR during a performance period from the grant date through December 31, 2020, subject to Mr. Kotick’s continued employment through such date. Please see “—Employment Agreements—Robert Kotick—Equity Awards—2017 Equity Awards—2017 PSUs (Relative TSR)” below.

(9)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $6,704,962.

(10)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 439,930. These PSUs vest on March 15, 2021, based upon the level of performance measured by reference to cumulative AB Adjusted Operating Income for 2018, 2019, and 2020 set forth in the Company’s 2017 long-range strategic plan for that three-year period, and further subject to an initial performance objective based on cumulative AB Adjusted EPS for the second half of 2017 and 2018 being met, subject to Mr. Kotick’s continued employment through such date. Please see “—Employment Agreements—Robert Kotick—Equity Awards—2017 Equity Awards—2017 PSUs (AB Adjusted Operating Income)” below. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick —Long Term Performance Incentives—Shareholder Value Creation Incentive” below.

(11)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $20,487,540.

(12)

These stock options vest on December 31, 2021, subject to Mr. Kotick’s continued employment through such date. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick—Long Term Performance Incentives—Shareholder Value Creation Incentive” below.

(13)

These stock options vest on December 31, 2022, subject to Mr. Kotick’s continued employment through such date. This award is subject to immediate vesting if Mr. Kotick becomes entitled to the “shareholder value creation incentive” in accordance with the Kotick Employment Agreement. Please see “—Employment Agreements—Robert Kotick—Long Term Performance Incentives—Shareholder Value Creation Incentive” below.

(14)

We terminated Mr. Neumann’s employment effective as of December 31, 2018, and, pursuant to the terms of his award agreements, canceled all of his unvested equity as of that date.

(15)

The number of PSUs reflected in the table does not include 42,511 PSUs that were canceled on March 5, 2019, following the Compensation Committee’s determination that the year-over-year AB Adjusted EPS growth objective for 2018 set forth in Mr. Johnson’s employment agreement was not met. For more information on that grant, please see “—Employment Agreements—Collister Johnson—Equity Awards—Annual Grants of PSUs (AB Adjusted EPS Growth)” below.

(16)

These PSUs vest on June 29, 2019, subject to Mr. Johnson’s continued employment through such date, as follows: (a) 29,121 vest following the Compensation Committee’s determination that AB Adjusted Operating Income for 2018 was 91% of the target objective set forth in our 2018 AOP; and (b) 15,492 vest following the Compensation Committee’s determination that AB Adjusted EPS for 2018 was 97% of the target objective set forth in our 2018 AOP.

(17)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 23,195. The PSUs vest on March 30, 2022, based upon the level of performance measured by reference to the cumulative AB Adjusted Operating Income for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period, subject to Mr. Johnson’s continued employment through such date.

(18)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $1,080,191.

(19)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 59,990. Two-thirds of these PSUs vest on June 29, 2020, based upon the level of performance measured by reference to AB Adjusted Operating Income for 2019. One-third of these PSUs vest on June 29, 2020, based upon the level of performance measured by reference to AB Adjusted EPS for 2019. The number of PSUs reflected in the table does not include: (a) 2,874 PSUs that were canceled following the Compensation Committee’s determination that AB Adjusted Operating Income for 2018 was 91% of the target objective set forth in our 2018 AOP; or (b) 505 PSUs that were canceled following the Compensation Committee’s determination that AB Adjusted EPS for 2018 was 97% of the target objective set forth in our 2018 AOP.

(20)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $2,793,734.

(21)

These stock options vest on June 29, 2020, subject to Mr. Johnson’s continued employment through such date.

(22)

These restricted share units were eligible to vest on November 6, 2019, subject to Mr. Morhaime’s continued employment through such date. Mr. Morhaime ceased to be an employee of the Company on April 7, 2019, and, as a result, these restricted share units were canceled on that date.

(23)

These PSUs vested on March 31, 2019, following the Compensation Committee’s determination that Blizzard Adjusted Operating Income for 2017 was 103% of the target objective set forth in our 2017 AOP. The number of PSUs reflected in the table does not include 38,986 PSUs that were canceled following the Compensation Committee’s determination that Blizzard Adjusted Operating Income for 2018 was 78% of the target objective set forth in our 2018 AOP.

(24)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 48,620. These PSUs were eligible to vest on March 31, 2020, based upon the level of performance measured by reference to Blizzard Adjusted Operating Income for 2019, subject to Mr. Morhaime’s continued employment through the relevant date. Mr. Morhaime’s employment with the Company concluded on April 7, 2019, and, as such, these PSUs were canceled.

(25)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $2,264,233.

(26)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 20,535. These PSUs were eligible to vest on March 30, 2021, based upon the level of performance measured by reference to cumulative AB Adjusted Operating Income for 2018, 2019, and 2020 set forth in the Company’s 2017 long-range strategic plan for that three-year period, subject to Mr. Morhaime’s continued employment with the Company. Mr. Morhaime’s employment with the Company concluded on April 7, 2019, and, as such, these PSUs were canceled.

(27)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $956,315.

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(28)

These stock options were eligible to vest on November 6, 2019, subject to Mr. Morhaime’s continued employment through such date. Mr. Morhaime’s employment with the Company concluded on April 7, 2019, and, as a result, these stock options were canceled on that date.

(29)

Two-thirds of these options vested on March 31, 2019. Mr. Morhaime’s employment with the Company concluded on April 7, 2019, and, as such, the remaining one-third of these options, which were otherwise eligible to vest on March 31, 2020, subject to Mr. Morhaime’s continued employment through such date, were canceled.

(30)

These PSUs vest on May 30, 2019, subject to Mr. Stolz’s continued employment through such date, as follows: (a) 27,356 vest following the Compensation Committee’s determination that AB Adjusted Operating Income for 2016 was 114% of the target objective set forth in our 2016 AOP; (b) 28,152 vest following the Compensation Committee’s determination that AB Adjusted Operating Income for 2017 was 117% of the target objective set forth in our 2017 AOP; and (c) 21,852 vest following the Compensation Committee’s determination that AB Adjusted Operating Income for 2018 was 91% of the target objective set forth in our 2018 AOP. The number of PSUs reflected in the table does not include 2,157 PSUs that were canceled following the Compensation Committee’s determination that AB Adjusted Operating Income for 2018 was 91% of the target objective set forth in our 2018 AOP.

(31)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 11,598. The PSUs vest on March 30, 2022, based upon the level of performance measured by reference to cumulative AB Adjusted Operating Income for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period, subject to Mr. Stolz’s continued employment through such date.

(32)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $540,119.

(33)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 10,268. The PSUs vest on March 30, 2021, based upon the level of performance measured by reference to cumulative AB Adjusted Operating Income for 2018, 2019, and 2020 set forth in the Company’s 2017 long-range strategic plan for that three-year period, subject to Mr. Stolz’s continued employment through such date.

(34)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $478,181.

(35)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 15,210. The PSUs vest on March 31, 2020, based upon the level of performance measured by reference to cumulative AB Adjusted Operating Income for 2017, 2018, and 2019 set forth in the Company’s 2016 long-range strategic plan for that three-year period, subject to Mr. Stolz’s continued employment through such date.

(36)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $708,330.

(37)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 30,010. These PSUs vest on May 30, 2020, based upon the level of performance measured by reference to AB Adjusted Operating Income for 2019.

(38)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $1,397,566.

(39)

Three-quarters of these options vest on May 30, 2019, and one-quarter vests on May 30, 2020, in each case subject to Mr. Stolz’s continued employment through such date.

(40)

As a result of Mr. Walther’s transfer by gift, all of his outstanding equity awards are held in the name of the Walther-Stockton 2013 Family Trust. Mr. Walther and his wife, Susan Stockton, are co-trustees of the trust and share voting and investment power with respect to those securities.

(41)

These PSUs vest on March 14, 2019, following the Compensation Committee’s determination that AB Adjusted Operating Income for 2018 was 91% of the target objective set forth in our 2018 AOP, subject to Mr. Walther’s continued employment through such date. The number of PSUs reflected in the table does not include 2,569 PSUs that were canceled following the Compensation Committee’s determination that AB Adjusted Operating Income for 2018 was 91% of the target objective set forth in our 2018 AOP.

(42)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 14,498. The PSUs vest on March 30, 2022, based upon the level of performance measured by reference to cumulative AB Adjusted Operating Income for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period, subject to Mr. Walther’s continued employment through such date.

(43)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $675,172.

(44)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 12,835. The PSUs vest on March 30, 2021, based upon the level of performance measured by reference to the cumulative AB Adjusted Operating Income for 2018, 2019, and 2020 set forth in the Company’s 2017 long-range strategic plan for that three-year period, subject to Mr. Walther’s continued employment through such date.

(45)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $597,726.

(46)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 19,014. The PSUs vest on March 31, 2020, based upon the level of performance measured by reference to the cumulative AB Adjusted Operating Income for 2017, 2018, and 2019 set forth in the Company’s 2016 long-range strategic plan for that three-year period, subject to Mr. Walther’s continued employment through such date.

(47)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $885,482.

(48)

The number of PSUs reflected in the table is the target amount; the maximum number of PSUs subject to the award is 71,489. One-half of the PSUs vest on each of March 14, 2020 and 2021, in each case based upon the level of performance measured by reference to AB Adjusted Operating Income for the prior year.

(49)

This value is based on the target amount; if the highest level of performance is assumed, the market value of the unvested PSUs, calculated in the manner described in footnote (2), would be $3,329,243.

(50)

Three-fourths of these options vest on March 14, 2020, and one-fourth vest on March 14, 2021, in each case subject to Mr. Walther’s continued employment through such date.

(51)

These equity awards were part of the consideration for the King Acquisition, and, aside from the replacement of the performance metrics underlying the options, do not reflect any compensation decisions by Activision Blizzard.

(52)

One-twelfth of the underlying grant (which was for 84,453 restricted share units) vested on the sixteenth day of every third month, beginning May 16, 2016, subject to Mr. Zacconi’s continued employment through such date. In accordance with that vesting schedule, these restricted share units vested on February 16, 2019.

(53)

These performance-based stock options vested on February 22, 2019, as follows: (a) 150,542 vested following the Compensation Committee’s determination that the King Adjusted Operating Income objective set forth in our 2016 AOP was achieved; (b) 150,542 vested following the Compensation Committee’s determination that the King Adjusted Operating Income objective set forth in our 2017 AOP was achieved; and (c) 150,542 vested following the Compensation Committee’s determination that the King Adjusted Operating Income objective set forth in our 2018 AOP was achieved. The number of stock options reflected in the table does not include 150,541 stock options that were canceled on February 20, 2019, following the Compensation Committee’s determination that the 2018 King Adjusted EBITDA objective set forth in the plan established by King management in connection with the King Acquisition was not met.

(54)

One-twelfth of the underlying grant (which was for 192,392 stock options) vested on the sixteenth day of every third month, beginning May 16, 2016, subject to Mr. Zacconi’s continued employment through such date. In accordance with that vesting schedule, these stock options vested on February 16, 2019.

For the impact of the termination of the employment of each named executive officer on his equity awards, please see “—Potential Payments upon Termination or Change of Control” below.

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Option Exercises and Stock Vested for 2018

The table below provides information about the value realized by our named executed officers during 2018 from the exercise of stock options and vesting of restricted share units:

Name	Option Awards			Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Robert Kotick	—		—	—		—
Spencer Neumann	—		—	52,173		3,519,591
Collister Johnson	—		—	56,734		4,329,939
Michael Morhaime	200,000		7,819,548	46,666		2,756,561
Brian Stolz	—		—	—		—
Chris B. Walther	—		—	33,531	(3)	2,488,671
Riccardo Zacconi(4)	48,096	(5)	2,099,486	28,148	(5)	1,837,713
(1)

As each of these transactions involved a same-day sale, the “Value Realized on Exercise” is computed by multiplying the number of shares exercised by the difference between sale price of the shares and the exercise price of the underlying stock options.

(2)

The “Value Realized on Vesting” is computed by multiplying the number of shares of stock or units by the Nasdaq Official Closing Price of our Common Stock on the vesting date (or if that date is not a trading date, the immediately preceding trading date).

(3)

The PSUs that vested for Mr. Walther during 2018 were held in the Walther-Stockton 2013 Family Trust.

(4)

During 2018, and consistent with 2017 and 2016, Mr. Zacconi also received cash payments for certain equity incentives with respect to King ordinary shares he held prior to the King Acquisition. As these were part of the consideration for the King Acquisition, and do not reflect any compensation decisions by Activision Blizzard, they are not included herein.

(5)

The stock options exercised by, and restricted share units that vested for, Mr. Zacconi during 2018 were converted from awards with respect to King ordinary shares in connection with the consummation of the King Acquisition.

Employment Agreements

The following is a summary of the material terms set forth in each employment agreement to which we were party with a named executive officer during 2018, with the exception of provisions regarding payments and benefits upon termination or a change of control, which are described under “—Potential Payments upon Termination or Change of Control” below and, as such, are not included in the following summary.

Robert Kotick

Term & Title

Robert Kotick is party to an employment agreement with us, dated as of October 1, 2016 (i.e., the Kotick Employment Agreement), pursuant to which he serves as our Chief Executive Officer. Mr. Kotick has served as our senior-most executive officer since 1991. Mr. Kotick’s term of employment under the Kotick Employment Agreement began on October 1, 2016, and continues through December 31, 2021.

Base Salary

Pursuant to the Kotick Employment Agreement, Mr. Kotick’s annual base salary was decreased to $1.75 million as of January 1, 2017. The Kotick Employment Agreement does not provide for an increase, or review, of Mr. Kotick’s annual base salary during the term of that agreement. For more information about Mr. Kotick’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Base Salary” above.

Annual Bonus

Pursuant to the Kotick Employment Agreement, Mr. Kotick is entitled to an annual bonus, with a target amount of 200% of his base salary. The form of such bonus shall be determined by the Compensation Committee at its discretion. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Equity Awards

2016 PSUs

As an inducement to enter into the Kotick Employment Agreement, on November 22, 2016, Mr. Kotick received an equity award consisting of PSUs, where target performance would have resulted in the vesting of 605,327 PSUs (the number of which was based on a target grant date value of approximately $22.5 million) and

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maximum performance would have resulted in the vesting of 250% of the target, or 1,513,317 PSUs.

The target number of these PSUs vested on March 31, 2019, following Mr. Kotick’s continued employment through that date and the Compensation Committee’s determination that the cumulative AB Adjusted EPS for the period from October 1, 2016 through December 31, 2017 was at least $2.00. Further, as that metric was satisfied, there was an opportunity for the additional 907,990 PSUs to vest on that date, as follows:

•

up to one-third of the additional PSUs, based upon the AB Adjusted Operating Income objective set forth in our 2016 AOP;

•

up to one-third of the additional PSUs, based upon the AB Adjusted Operating Income objective set forth in our 2017 AOP; and

•

up to one-third of the additional PSUs, based upon the AB Adjusted Operating Income objective set forth in our 2018 AOP.

In each case and for each tranche, these additional PSUs were eligible to vest as follows:

•

if actual performance was less than or equal to 100% of the objective, no additional PSUs would vest;

•

if actual performance was between 100% and 137.5% of the objective, a number of additional PSUs of between zero and 250% of the target (i.e., between zero and 302,663 PSUs) would vest, determined using straight-line interpolation; and

•

if actual performance was 137.5% or more of the objective, 250% of the target number of additional PSUs (i.e., 302,663 PSUs) would vest.

Following the Compensation Committee’s determination that AB Adjusted Operating Income for 2016 was 114% of the target objective set forth in our 2016 AOP and that AB Adjusted Operating Income for 2017 was 117% of the target objective set forth in our 2017 AOP, a total of 251,788 additional PSUs vested on March 31, 2019. No additional shares vested following the Compensation Committee’s determination that AB Adjusted Operating Income for 2018 was 91% of the target objective set forth in our 2018 AOP.

2017 Equity Awards

Pursuant to the Kotick Employment Agreement, on August 7, 2017, Mr. Kotick received an equity award consisting of options and PSUs.

2017 Stock Options

Mr. Kotick was awarded an option to purchase 190,712 shares of our Common Stock, the number of which was based on a target grant date value of approximately $4.5 million, which vest in full on December 31, 2021, subject to his continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest).

2017 PSUs (Relative TSR)

Mr. Kotick was awarded PSUs, where target performance results in the vesting of 71,988 PSUs (the number of which was based on a target grant date value of approximately $4.5 million) and maximum performance results in the vesting of 200% of the target, or 143,976 PSUs.

These PSUs vest on March 15, 2021, subject to Mr. Kotick’s continued employment through that date, by reference to the difference between our cumulative TSR and the rate of return of the S&P 500 Total Return Index (i.e., our TSR minus that index’s rate of return) for the period from the date of grant through December 31, 2020, as follows:

–

if our TSR is less than the rate of return of the S&P 500 Total Return Index, no PSUs vest;

–

if our TSR is equal to the rate of return of the S&P 500 Total Return Index, 100% of the target number of PSUs vest;

–

if our TSR less the rate of return of the S&P 500 Total Return Index is between 0 percentage points and 50 percentage points, the number of PSUs that vest is between 100% and 200% of the target, determined using straight-line interpolation; and

–

if our TSR less the rate of return of the S&P 500 Total Return Index is 50 percentage points or more, 200% of the target number of PSUs vest.

2017 PSUs (AB Adjusted Operating Income)

Mr. Kotick was also awarded PSUs, where target performance results in the vesting of 175,972 PSUs (the number of which was based on a target grant date value of approximately $11 million) and maximum performance results in the vesting of 250% of the target, or 439,930 PSUs.

These PSUs vest on March 15, 2021, subject to Mr. Kotick’s continued employment through that date, if and only if the cumulative AB Adjusted EPS for the period from July 1, 2017 through December 31, 2018 is at least $2.20 (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest) and otherwise by reference to the cumulative AB Adjusted Operating Income objective for 2018, 2019, and 2020 set forth in the Company’s 2017 long-range strategic plan for that three-year period as follows:

–

if actual performance is below 90% of the cumulative AB Adjusted Operating Income objective, no PSUs vest;

–

if actual performance is 90% of the cumulative AB Adjusted Operating Income objective, 90% of the target number of PSUs vest;

–

if actual performance falls between 90% and 100% of the cumulative AB Adjusted Operating Income objective, the number of PSUs that vest is between 90% and 100% of the target, determined using straight-line interpolation;

–

if actual performance is 100% of the cumulative AB Adjusted Operating Income objective, 100% of the target number of PSUs vest;

–

if actual performance falls between 100% and 137.5% of the cumulative AB Adjusted Operating Income objective, the number of PSUs that vest is between 100% and 250% of the target, determined using straight-line interpolation; and

–

if actual performance is 137.5% or more of the cumulative AB Adjusted Operating Income objective, 250% of the target number of PSUs vest.

The cumulative AB Adjusted EPS for the period from July 1, 2017 through December 31, 2018 was at least $2.20.

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2018 Equity Awards

Pursuant to the Kotick Employment Agreement, on each of November 21, 2018 and December 28, 2018, Mr. Kotick received an equity award.

2018 Stock Options

Mr. Kotick was awarded an option to purchase 925,057 shares of our Common Stock, the number of which was based on a target grant date value of approximately $19.5 million, which vest in full on December 31, 2022, subject to his continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest).

2018 PSUs (Relative TSR)

Mr. Kotick was awarded PSUs, where target performance results in the vesting of 54,230 PSUs (the number of which was based on a target grant date value of approximately $3.5 million) and maximum performance results in the vesting of 250% of the target, or 135,575 PSUs.

These PSUs vest on March 31, 2022, subject to Mr. Kotick’s continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest), by reference to the difference between our cumulative TSR and the rate of return of the S&P 500 Total Return Index (i.e., our TSR as minus that index’s rate of return) for the period from the date of grant through December 31, 2021, as follows:

–

if our TSR less the rate of return of the S&P 500 Total Return Index is below -10 percentage points, no PSUs vest;

–

if our TSR less the rate of return of the S&P 500 Total Return Index is between -10 percentage points and 0 percentage points, the number of PSUs that vest is between 50% and 100% of the target, determined using straight-line interpolation;

–

if our TSR is equal to the S&P 500 Total Return Index, 100% of the target number of PSUs vest;

–

if our TSR less the rate of return of the S&P 500 Total Return Index is between 0 percentage points and 50 percentage points, the number of PSUs that vest is between 100% and 250% of the target, determined using straight-line interpolation; and

–

if our TSR less the rate of return of the S&P 500 Total Return Index is 50 percentage points or more, 250% of the target number of PSUs vest.

2018 PSUs (AB Adjusted EPS)

Mr. Kotick was also awarded PSUs, where target performance results in the vesting of 106,838 PSUs (the number of which was based on a target grant date value of approximately $5 million) and maximum performance results in the vesting of 250% of the target, or 267,095 PSUs.

These PSUs vest on March 31, 2023, subject to Mr. Kotick’s continued employment through that date (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before the award would otherwise vest), by reference to the cumulative AB Adjusted EPS objective for 2020, 2021, and 2022 set forth in the Company’s 2019 long-range strategic plan for that three-year period as follows:

–

if actual performance is below 90% of the cumulative AB Adjusted EPS objective, no PSUs vest;

–

if actual performance is 90% of the cumulative AB Adjusted EPS objective, 90% of the target number of PSUs vest;

–

if actual performance falls between 90% and 100% of the cumulative AB Adjusted EPS objective, the number of PSUs that vest is between 90% and 100% of the target, determined using straight-line interpolation;

–

if actual performance is 100% of cumulative AB Adjusted EPS objective, 100% of the target number of PSUs vest;

–

if actual performance falls between 100% and 137.5% of the cumulative AB Adjusted EPS objective, the number of PSUs that vest is between 100% and 250% of the target, determined using straight-line interpolation; and

–

if actual performance is 137.5% or more of the cumulative AB Adjusted EPS objective, 250% of the target number of PSUs vest.

2019 Equity Awards

Subject to his continued employment, Mr. Kotick may also be granted equity awards in 2019 (unless Mr. Kotick becomes entitled to the “shareholder value creation incentive” described herein before any such grant, in which case he will receive a payment in lieu of such award, as described herein). The amount, form, and terms and conditions of any such award will be determined by the Compensation Committee at its discretion, after consultation with Mr. Kotick. Subject in all cases to its absolute discretion, which it used when determining the grant date value of Mr. Kotick’s 2017 and 2018 awards, the Compensation Committee will consider, in determining the grant date value of each such award, the Company’s and Mr. Kotick’s performance, our applicable comparator companies, any relevant changes in the business and market dynamics relevant to the Company, our projected performance relative to our long-term business plan, and any other factors the Compensation Committee determines relevant. Without limiting the generality of the foregoing, the factors the Compensation Committee will consider, in using its absolute discretion, include: (1) the 50th percentile of the aggregate grant date values of the long-term incentive grants made to the chief executive officers of our then-applicable comparator group during the prior year; and (2) the grant date value of the equity awards made to Mr. Kotick during the prior year.

Long-Term Performance Incentives

2020 Long-Term Performance Incentive

Subject to his continued employment, Mr. Kotick may be granted an incentive award (the “2020 long-term performance grant”) measured against our total TSR and, in certain circumstances, our relative TSR. The award will have a grant date value determined by the Compensation Committee at its discretion, after consultation with Mr. Kotick and upon consideration of the factors relevant to the grant date value of the 2018 and 2019 equity awards described above.

Subject to the Compensation Committee’s discretion, the amount payable at maximum performance will not be more than five times the amount payable at target performance.

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The award will be paid, in cash or shares of our Common Stock, at the Compensation Committee’s discretion, on or about March 1, 2021. For the sake of clarity, the value, if any, of the 2020 long-term performance grant will be determined by the Compensation Committee in 2021.

If the compound annual growth rate for our TSR for the period from January 1, 2017 through December 31, 2020 is at least 6%, the award will vest as follows (and if actual performance is between any two points, the amount earned will be determined using straight-line interpolation):

Annualized TSR during 4-Year Period	Resulting Cumulative 4-Year TSR Performance	Payment as Percentage of Target
6%	26%	90%
8%	36%	100%
13%	63%	200%
17%	87%	300%
21.5%	118%	400%
≥25%	≥144%	500%

If our annualized TSR for that period is below 6% but is both (1) positive (i.e., equal to or greater than 0%) and (2) greater than or equal to the median TSR of the companies which comprise the Standard and Poor’s 500 Index during that period (the “S&P 500 Median TSR”), the award will vest by reference to the difference between our TSR and S&P 500 Median TSR (i.e., our TSR minus that index’s median rate of return) for the period from January 1, 2017 to December 31, 2020 (“TSR Performance Relative to S&P 500 Median”), as follows:

–

if our TSR Performance Relative to S&P 500 Median is 0%, 90% of the target will be earned;

–

if our TSR Performance Relative to S&P 500 Median is more than 0% but less than 10%, between 90% and 100% of the target will be earned, determined using straight-line interpolation; and

–

if our TSR Performance Relative to S&P 500 Median is 10% or more, 120% of the target will be earned.

If our annualized TSR for that period is negative (i.e., less than 0%) but is greater than or equal to the S&P 500 Median TSR, the award will vest by reference to our TSR Performance Relative to S&P 500 Median, as follows:

–

if our TSR Performance Relative to S&P 500 Median is 0%, 85% of the target will be earned; and

–

if our TSR Performance Relative to S&P 500 Median is more than 0%, 100% of the target will be earned.

For the sake of clarity, if our annualized TSR for the period from January 1, 2017 to December 31, 2020 is neither positive nor greater than the S&P 500 Median TSR, the 2020 long-term performance grant will be canceled and Mr. Kotick will not receive anything thereunder (unless Mr. Kotick’s employment is terminated in certain circumstances following a change of control prior to the end of that period).

2021 Long-Term Performance Incentive

Subject to his continued employment, Mr. Kotick may also be granted an incentive award (the “2021 long-term performance grant”) measured against our cumulative operating income performance over the five-year period from January 1, 2017 to December 31, 2021. The award will have a grant date value determined by the Compensation Committee at its discretion, after consultation with Mr. Kotick and upon consideration of the factors relevant to the grant date value of the 2019 equity awards described above (where, in considering these factors before the Compensation Committee’s use of its absolute discretion, it will be assumed that the average increase in the grant date value of the long-term incentive awards made to other chief executive officers by companies in our industry between 2016 and the grant date could be calculated by applying a multiple of 1.44 to the grant date value of the equity award made to Mr. Kotick in 2017). Subject to the Compensation Committee’s discretion, the amount payable at maximum performance will not be more than 1.5 times the amount payable at target performance. For the sake of clarity, the value, if any, of the 2021 long-term performance grant will be determined by the Compensation Committee in 2022.

The award will be paid, in cash or shares of our Common Stock, at the Compensation Committee’s discretion, in 2022, if either (X) the cumulative AB Adjusted Operating Income for the period from 2017 through 2021 is at least 90% of the sum of AB Adjusted Operating Income objective set forth in our 2017 AOP, the AB Adjusted Operating Income objective set forth in our 2018 AOP, and, for each of 2019, 2020, and 2021, a non-GAAP operating income objective for the Company to be determined by the Committee in its discretion, after consultation with Mr. Kotick (which, for the sake of clarity, may differ from the objective ultimately established pursuant to our AOP for any such year) or (Y) an alternative operating income objective established by the Compensation Committee for that period has been met or exceeded.

The award will vest as follows:

–

if actual performance is at least 90% of the objective, 100% of the target will be earned;

–

if actual performance falls between 100% and 125% of the objective, the amount earned will be determined using straight-line interpolation; and

–

if actual performance is 125% or more of the objective, 150% of the target will be earned.

Shareholder Value Creation Incentive

Subject to Mr. Kotick’s continued employment, if, at any time prior to December 31, 2021, the average closing price of our Common Stock is (a) at least two times the average closing price of our Common Stock during the period from October 1, 2016 to December 31, 2016 (i.e., increasing from $39.98 to $79.96 per share, subject to adjustments by the Compensation Committee to prevent dilution or enlargement as a result of any dividend, stock split, or substantially similar change in our capital structure), and (b) remains at or above that price for at least 90 consecutive trading days:

•

the equity awards granted to Mr. Kotick during 2017 or 2018 pursuant to the Kotick Employment Agreement which are then outstanding, with the exception of the 2017 PSUs which vest by reference to our TSR performance relative to the rate of return of the S&P 500 Total Return Index, will immediately vest

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(assuming, for all performance-based awards, maximum performance);

•

Mr. Kotick will receive a payment equal to the grant date value (as determined by the Compensation Committee at its discretion, after consultation with Mr. Kotick) of any annual equity grants remaining to be made pursuant to the Kotick Employment Agreement, which will be paid, in cash or shares of our Common Stock, in the Compensation Committee’s discretion, within 120 days (and he will not be granted the underlying awards); and

•

the 2021 long-term performance grant will be paid within 120 days, assuming maximum performance (i.e., with the amount payable to be no less than 150% of the 2021 long-term performance grant value).

Transformative Transaction Award

Upon the Compensation Committee’s determination, at its discretion, that we have consummated a transformative transaction during the term of Mr. Kotick’s employment under the Kotick Employment Agreement, he will receive a special award, the form of which shall be determined by the Compensation Committee at its discretion. For a transaction (or series of transactions) to qualify as transformative, it (or they) must, at a minimum:

•

result in accretive value to our then-current shareholders of at least 15% over our market capitalization as of the date immediately prior to the public announcement of the transaction (or, for a series of transactions, the first transaction in the series); and

•

that accretion must be maintained for six consecutive months following the consummation of the transaction (or, for a series of transactions, the last transaction in the series).

The value of such award, as determined by the Compensation Committee, at its discretion, will be equal to between one hundred percent (100%) and one hundred fifty percent (150%) of the 2021 long-term performance grant value, as follows:

–

if the accretive value was at least 15%, 100% of the 2021 long-term performance grant value;

–

if the accretive value was between 15% and 30%, the value of the award is between 100% and 150% of the 2021 long-term performance grant value, determined using straight-line interpolation; and

–

if the accretive value was 30% or more, 150% of the 2021 long-term performance grant value.

Other Benefits

Pursuant to the Kotick Employment Agreement, Mr. Kotick is entitled to participate in all benefit plans generally available to our executive officers. In addition, we are required to maintain a supplemental term life insurance policy in the amount of $18 million for the benefit of his estate until March 15, 2022, and, from March 16, 2022, through the tenth anniversary of his employment agreement (i.e., October 1, 2026), to reimburse him for up to $80,000 per year of premiums in respect of his then-existing life insurance policies. Further, we will pay reasonable expenses related to Mr. Kotick’s use of non-commercial transportation services for business-related travel, including any such services provided by an FAA-certified charter operator indirectly owned and managed by him. Please see “Certain Relationships and Related Person Transactions—Relationships and Transactions—Business Use of Aircraft Indirectly Owned by Our Chief Executive Officer” for more information about our arrangement with this charter operator.

Restrictive Covenants

Pursuant to the Kotick Employment Agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Kotick is restricted from soliciting the employment of anyone then employed by the Company or our affiliates (or anyone who was employed by us or them during the then-most recent six-month period). Mr. Kotick is also prohibited from competing with us during the term of his employment under the Kotick Employment Agreement.

In addition, during the term of his employment under the Kotick Employment Agreement, Mr. Kotick is prohibited from disclosing or using our confidential information except as required in the course of his employment and, until the second anniversary of the expiration of the term of his employment under the agreement, he cannot use such information to induce any of our employees or business partners to alter its relationship with us.

Spencer Neumann

Term & Title

From May 5, 2017 until December 31, 2018, Spencer Neumann was party to an employment agreement with us (i.e., the Neumann Employment Agreement), pursuant to which he served as our Chief Financial Officer. Mr. Neumann’s term of employment under the Neumann Employment Agreement began on May 30, 2017, and continued until we terminated his employment effective as of December 31, 2018.

Base Salary

Pursuant to the Neumann Employment Agreement, Mr. Neumann’s annual base salary was $850,000 as of May 30, 2017. Thereafter, it was reviewed periodically and increased at the Compensation Committee’s discretion. For more information about Mr. Neumann’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Base Salary” above.

Annual Bonus

Pursuant to the Neumann Employment Agreement, Mr. Neumann was eligible for an annual bonus under the CAIP with a target amount of 150% of his base salary, the actual amount of which was determined at our discretion based on his overall performance, the Company’s performance, and any other factors we chose to consider. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above. As we terminated his employment effective as of December 31, 2018, Mr. Neumann did not receive a bonus under the CAIP for 2018.

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Equity Awards

2017 Equity Award

As an inducement to enter into the Neumann Employment Agreement, on August 7, 2017, Mr. Neumann received an equity award consisting of stock options and PSUs. Please see our proxy statement for our 2018 annual meeting, filed with the SEC on Schedule 14A on April 30, 2018, for more information about these awards.

Annual Grants of PSUs (Long-Range Strategic Plan)

Pursuant to the Neumann Employment Agreement, Mr. Neumann was also eligible to receive additional annual grants of PSUs, with vesting based on the achievement of financial objectives set forth in the Company’s long-range strategic plans, with a target value of $1.4 million per year.

2017 Annual Grants of PSUs

On November 6, 2017, Mr. Neumann was awarded PSUs. Please see our proxy statement for our 2018 annual meeting, filed with the SEC on Schedule 14A on April 30, 2018, for more information about this award.

2018 Annual Grants of PSUs

On November 12, 2018, Mr. Neumann was awarded PSUs, where target performance results in the vesting of 25,979 PSUs and maximum performance results in the vesting of 125% of the target, or 32,474 PSUs.

These PSUs would have vested in full on March 30, 2022, subject to Mr. Neumann’s continued employment through that date, by reference to the cumulative AB Adjusted Operating Income objective for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period, as follows:

–

if actual performance is below 85% of the objective, no PSUs vest;

–

if actual performance falls between 85% and 125% of the objective, the number of additional PSUs that vest is between 85% and 125%, determined using straight-line interpolation; and

–

if actual performance is 125% or more of the objective, 125% of the target number of PSUs vest.

We terminated Mr. Neumann’s employment effective as of December 31, 2018, and, pursuant to the terms of his award agreements, canceled all of his unvested equity as of that date.

Long-Term Contract Inducement

As an inducement to enter into the Neumann Employment Agreement, Mr. Neumann received a payment of $1 million in cash shortly after he commenced employment and received an additional $1 million in cash in March 2018.

Other Benefits

Pursuant to the Neumann Employment Agreement, while employed, Mr. Neumann was entitled to participate in all benefit plans generally available to our executive officers, and we were required to maintain a $5 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment under the Neumann Employment Agreement.

Restrictive Covenants

Pursuant to the Neumann Employment Agreement, until the second anniversary of the termination of his employment (i.e., until December 31, 2020), Mr. Neumann is restricted from soliciting the employment of anyone then-employed by the Company or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). In addition, Mr. Neumann is prohibited from disclosing or using our confidential information at all times following the termination of his employment. Mr. Neumann was also not permitted to seek or negotiate for other employment before the final six months of the term of his employment under the Neumann Employment Agreement.

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Collister Johnson

Term & Title

Collister Johnson is party to an employment agreement with us, dated as of May 10, 2017 (i.e., the Johnson Employment Agreement), pursuant to which he serves as our President and Chief Operating Officer. Mr. Johnson’s term of employment under the Johnson Employment Agreement began on June 26, 2017, and continues through June 30, 2020 (subject to our right to extend for an additional year).

Base Salary

Pursuant to the Johnson Employment Agreement, Mr. Johnson’s annual base salary was $1.3 million as of June 26, 2017, and will be reviewed periodically. For more information about Mr. Johnson’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Base Salary” above.

Annual Bonus

Pursuant to the Johnson Employment Agreement, Mr. Johnson is eligible for an annual bonus under the CAIP with a target amount of 100% of his base salary.

He also has an opportunity to receive an additional bonus ranging from 10% to 100% of his base salary for each year in which AB Adjusted EPS is 115% or more of the higher of (x) the AB Adjusted EPS AOP objective for the prior year and (y) the prior year’s actual AB Adjusted EPS (the higher of (x) and (y), the “EPS Objective”), such that his total target bonus opportunity under the CAIP for any year may be up to 200% of his base salary, by reference to the EPS Objective, as follows:

–

if performance is less than 115% of the objective, his target bonus will not change;

–

if performance is 115% of the objective, his target bonus will be increased by 10% of his base salary;

–

if performance falls between 115% and 124% of the objective, the amount by which his target bonus will be increased is between 10% and 100% of his base salary, determined using straight-line interpolation; and

–

if performance is 124% or more of the objective, his target bonus will be increased by 100% of his base salary.

The actual amount of any bonus paid to Mr. Johnson under the CAIP will be determined at our discretion based on his overall performance, the Company’s performance, and any other factors we choose to consider. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Equity Awards

2017 Equity Award

As an inducement to enter into the Johnson Employment Agreement, on August 7, 2017, Mr. Johnson received an equity award consisting of stock options and PSUs. Please see our proxy statement for our 2018 annual meeting, filed with the SEC on Schedule 14A on April 30, 2018, for more information about these awards.

Annual Grants of PSUs (Long-Range Strategic Plan)

Pursuant to the Johnson Employment Agreement, beginning in 2018, Mr. Johnson is also eligible to receive additional annual equity grants with vesting based on the achievement of financial objectives set forth in the Company’s long-range strategic plans, with a target value of $1 million per year.

Accordingly, on November 12, 2018, Mr. Johnson was awarded PSUs, where target performance results in the vesting of 18,556 PSUs, and maximum performance results in the vesting of 125% of the target, or 23,195 PSUs.

These PSUs vest in full on March 30, 2022, subject to Mr. Johnson’s continued employment through that date, by reference to the cumulative AB Adjusted Operating Income objective for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period, as follows:

–

if actual performance is below 85% of the objective, no PSUs vest;

–

if actual performance falls between 85% and 125% of the objective, the number of additional PSUs that vest is between 85% and 125%, determined using straight-line interpolation; and

–

if actual performance is 125% or more of the objective, 125% of the target number of PSUs vest.

Annual Grants of PSUs (AB Adjusted EPS Growth)

Pursuant to the Johnson Employment Agreement, beginning in 2018, Mr. Johnson was also eligible to receive additional annual grants of PSUs with vesting based on AB Adjusted EPS growth, with a target value of $3 million per year.

Accordingly, on November 12, 2018, Mr. Johnson was awarded PSUs (i.e., the 2018 AB Adjusted EPS Growth PSUs), where target performance would have resulted in the vesting of 42,511 PSUs, and maximum performance would have resulted in the vesting of 200% of the target, or 85,022 PSUs.

These PSUs would have vested in full on June 29, 2019, subject to Mr. Johnson’s continued employment through such date, by reference to AB Adjusted EPS for 2018 as compared to the 2017 EPS Objective (i.e., the higher of (x) the AB Adjusted EPS AOP objective for 2017 and (y) the actual AB Adjusted EPS for 2017), as follows:

–

if the AB Adjusted EPS for 2018 was less than 115% of the 2017 EPS Objective, no PSUs would have vested;

–

if the AB Adjusted EPS for 2018 was 115% of the 2017 EPS Objective, 10% of the target number of PSUs would have vested;

–

if the AB Adjusted EPS for 2018 fell between 115% and 124% of the 2017 EPS Objective, number of PSUs that would have vested is between 10% and 100% of the target, determined using straight-line interpolation;

–

if the AB Adjusted EPS for 2018 was 124% of the 2017 EPS Objective, 100% of the target number of PSUs would have vested;

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–

if the AB Adjusted EPS for 2018 fell between 124% and 134% of the 2017 EPS Objective, number of PSUs that would have vested is between 100% and 200% of the target, determined using straight-line interpolation; and

–

if the AB Adjusted EPS for 2018 was 134% or more of the 2017 EPS Objective, 200% of the target number of PSUs would have vested.

These PSUs were canceled following the Compensation Committee’s determination that AB Adjusted EPS for 2018 was less than 115% of the 2017 EPS Objective.

2020 Equity Award

If we exercise our right to extend his employment term by an additional year, in 2020 Mr. Johnson is also eligible to receive an additional equity grant with a target value of $3 million, the actual amount, form, and terms and conditions of which will be determined by the Compensation Committee in its discretion.

Long-Term Contract Inducement

As an inducement to enter into the Johnson Employment Agreement, Mr. Johnson received a payment of $1 million in cash shortly after he commenced employment and an additional payment of $1.2 million in cash in January 2018. If his employment had been terminated for any reason other than by us without cause or by him for good reason, or due to his death or disability, prior to the first anniversary of a payment date (i.e., prior to July 7, 2018 or January 15, 2019), Mr. Johnson would have had to repay the portion of the bonus he received on that date.

Other Benefits

Pursuant to the Johnson Employment Agreement, Mr. Johnson is entitled to participate in all benefit plans generally available to our executive officers, and we are required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment under the Johnson Employment Agreement.

Restrictive Covenants

Pursuant to the Johnson Employment Agreement, until the second anniversary of the termination of his employment, Mr. Johnson is restricted from soliciting the employment of anyone then-employed by the Company or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). In addition, Mr. Johnson is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. Mr. Johnson is also not permitted to seek or negotiate for other employment before the final six months of the term of his employment under the Johnson Employment Agreement. Mr. Johnson is also prohibited from competing with us during the term of his employment under the Johnson Employment Agreement and is restricted from inducing any of our business partners to alter its relationship with us while he is our employee.

Michael Morhaime

Term & Title

From October 4, 2018 until April 7, 2019, Michael Morhaime was party to an employment agreement with us (i.e., the Most Recent Morhaime Employment Agreement), pursuant to which he provided strategic advice and counsel to the Company and its subsidiaries, including Blizzard. Previously, Mr. Morhaime was party to an employment agreement with us, dated as of December 1, 2007, and amended as of December 15, 2008, March 31, 2009, November 4, 2009, and October 26, 2010 (the “Prior Morhaime Employment Agreement”), pursuant to which he served as the President and Chief Executive Officer of Blizzard. Mr. Morhaime’s term of employment under the Prior Morhaime Employment Agreement began on July 9, 2008, and continued through December 31, 2016. Mr. Morhaime continued to serve, “at will” as the President and Chief Executive Officer of Blizzard after the expiration of the Prior Morhaime Employment Agreement until October 17, 2018, at which point, pursuant to the Most Recent Morhaime Employment Agreement, he transitioned to serving as an advisor to the Company. Mr. Morhaime ceased to be an employee of the Company on April 7, 2019.

Base Salary

Pursuant to the Most Recent Morhaime Employment Agreement, until December 31, 2018, Mr. Morhaime continued to receive the annual base salary of $1,408,118 that he received immediately prior to his entry into that agreement. As of January 1, 2019, his base salary was reduced to $2,500 per month (or $30,000 per year).

Annual Bonus

Pursuant to the Most Recent Morhaime Employment Agreement, as Mr. Morhaime remained employed through December 31, 2018, he was (1) entitled to 3.5% of the profit sharing pool created pursuant to the Blizzard Profit Sharing Plan for 2018 and (2) eligible for a bonus under the CAIP for 2018.

Restrictive Covenants

Pursuant to the Most Recent Morhaime Employment Agreement, Mr. Morhaime is restricted from soliciting the employment of anyone employed by the Company or any of our subsidiaries as of his termination date until June 30, 2019. Mr. Morhaime is also prohibited from using our confidential information to induce any of our business partners to alter its relationship with us or any of our subsidiaries. In addition, Mr. Morhaime agreed not to disparage us or our affiliates (including the directors and employees of any them) for a period of approximately one year (i.e., until December 31, 2019). In addition, pursuant to the Prior Morhaime Employment Agreement, Mr. Morhaime is prohibited from disclosing or using our confidential information at all times following the termination of his employment.

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Brian Stolz

Term & Title

Brian Stolz is party to an employment agreement with us, dated as of May 18, 2016 (i.e., the Stolz Employment Agreement), pursuant to which he serves as our Chief People Officer. Mr. Stolz’s term of employment under the Stolz Employment Agreement began on May 30, 2016, and continues through June 4, 2019. Thereafter, we anticipate Mr. Stolz will be employed on an “at will” basis.

Base Salary

Pursuant to the Stolz Employment Agreement, Mr. Stolz’s annual base salary was $650,000 as of May 30, 2016. It was, and will be, reviewed periodically and may be increased—but not decreased—in the Compensation Committee’s discretion. For more information about Mr. Stolz’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Base Salary” above.

Annual Bonus

Pursuant to the Stolz Employment Agreement, Mr. Stolz is eligible for an annual bonus under the CAIP with a target amount of 75% of his base salary, the actual amount of which will be determined at our discretion based on his overall performance, the Company’s performance, and any other factors we choose to consider. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Equity Awards

2016 Equity Award

As an inducement to enter into the Stolz Employment Agreement, on August 8, 2016, Mr. Stolz received an equity award consisting of stock options and PSUs. Please see Mr. Stolz’s Form 4 filed with the SEC on August 10, 2016, for more information about these awards.

Annual Grants of PSUs (Long-Range Strategic Plan)

During the term of the Stolz Employment Agreement, Mr. Stolz is also eligible to receive additional annual grants of PSUs, with vesting based on the achievement of financial objectives set forth in the Company’s long-range strategic plans, with a target value of $500,000 per year.

2017 Annual Grants of PSUs

On November 6, 2017, Mr. Stolz was awarded PSUs. Please see Mr. Stolz’s Form 4 filed with the SEC on November 8, 2017, for more information about this award.

2018 Annual Grants of PSUs

On November 12, 2018, Mr. Stolz was awarded PSUs, where target performance results in the vesting of 9,278 PSUs and maximum performance results in the vesting of 125% of the target, or 11,598 PSUs.

These PSUs vest in full on March 30, 2022, subject to Mr. Stolz’s continued employment through that date, by reference to the cumulative AB Adjusted Operating Income objective for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period, as follows:

–

if actual performance is below 85% of the objective, no PSUs vest;

–

if actual performance falls between 85% and 125% of the objective, the number of additional PSUs that vest is between 85% and 125%, determined using straight-line interpolation; and

–

if actual performance is 125% or more of the objective, 125% of the target number of PSUs vest.

Long-Term Contract Inducement

As an inducement to enter into the Stolz Employment Agreement, Mr. Stolz received a payment of $1 million in cash shortly after he commenced employment and an additional payment of $1.1 million in cash in May 2017. If his employment is terminated for any reason other than by us without cause or by him for good reason, or due to his death or disability, prior to the third anniversary of the effective date of the Stolz Employment Agreement payment date (i.e., prior to May 30, 2019), Mr. Stolz must repay a pro-rated portion of the bonus based on his length of service through the date of termination.

Other Benefits

Pursuant to the Stolz Employment Agreement, Mr. Stolz is entitled to participate in all benefit plans generally available to our executive officers. He also received certain relocation assistance (which, had his employment been terminated for any reason other than by us without cause or by him for good reason, or due to his death or disability, prior to the first anniversary of the effective date of the Stolz Employment Agreement payment date (i.e., prior to May 30, 2017), he would have had to repay).

Restrictive Covenants

Pursuant to the Stolz Employment Agreement, until the second anniversary of the termination of his employment, Mr. Stolz is restricted from soliciting the employment of anyone then-employed by the Company or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). In addition, Mr. Stolz is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. Mr. Stolz is also not permitted to seek or negotiate for other employment before the final six months of the term of his employment under the Stolz Employment Agreement. Mr. Stolz is also prohibited from competing with us during the term of his employment under the Stolz Employment Agreement and is restricted from inducing any of our business partners to alter its relationship with us while he is our employee.

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Chris B. Walther

Term & Title

Chris B. Walther is party to an employment agreement with us, dated as of November 1, 2016 (i.e., the Walther Employment Agreement), pursuant to which he serves as our Chief Legal Officer. Mr. Walther’s term of employment under the Walther Employment Agreement began on October 1, 2016, and continues through March 31, 2020 (subject to our right to extend for an additional year).

Base Salary

Pursuant to the Walther Employment Agreement, Mr. Walther’s annual base salary was $707,911 as of October 1, 2016. It was, and will be, reviewed periodically and may be increased—but not decreased—at the Compensation Committee’s discretion. For more information about Mr. Walther’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Base Salary” above.

Annual Bonus

Pursuant to the Walther Employment Agreement, Mr. Walther is eligible for an annual bonus under the CAIP with a target amount of 75% of his base salary, the actual amount of which will be determined at our discretion based on his overall performance, the Company’s performance, and any other factors we choose to consider. For more information about performance-based bonuses, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses” above.

Equity Awards

2016 Equity Award

As an inducement to enter into the Walther Employment Agreement, on November 7, 2016, Mr. Walther received an equity award consisting of stock options and PSUs. Please see Mr. Walther’s Form 4 filed with the SEC on November 9, 2016, for more information about these awards.

Annual Grants of PSUs (Long-Range Strategic Plan)

Pursuant to the Walther Employment Agreement, Mr. Walther is also eligible to receive additional annual grants of PSUs, with vesting based on the achievement of financial objectives set forth in the Company’s long-range strategic plans, with a target value of $625,000 per year.

2017 Annual Grants of PSUs

On November 6, 2017, Mr. Walther was awarded PSUs. Please see Mr. Walther’s Form 4 filed with the SEC on November 8, 2017, for more information about this award.

2018 Annual Grants of PSUs

On November 12, 2018, Mr. Walther was awarded PSUs, where target performance results in the vesting of 11,598 PSUs and maximum performance results in the vesting of 125% of the target, or 14,498 PSUs.

These PSUs vest in full on March 30, 2022, subject to Mr. Walther’s continued employment through that date, by reference to the cumulative AB Adjusted Operating Income objective for 2019, 2020, and 2021 set forth in the Company’s 2018 long-range strategic plan for that three-year period, as follows:

–

if actual performance is below 85% of the objective, no PSUs vest;

–

if actual performance falls between 85% and 125% of the objective, the number of additional PSUs that vest is between 85% and 125%, determined using straight-line interpolation; and

–

if actual performance is 125% or more of the objective, 125% of the target number of PSUs vest.

Other Benefits

Pursuant to the Walther Employment Agreement, Mr. Walther is entitled to participate in all benefit plans generally available to our executive officers, and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate throughout the term of his employment under the Walther Employment Agreement.

Restrictive Covenants

Pursuant to the Walther Employment Agreement, until the second anniversary of the termination of his employment, Mr. Walther is restricted from soliciting the employment of anyone then-employed by the Company or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). In addition, Mr. Walther is prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. Mr. Walther is also not permitted to seek or negotiate for other employment before the final six months of the term of his employment under the Walther Employment Agreement. Mr. Walther is also prohibited from competing with us during the term of his employment under the Walther Employment Agreement and is restricted from inducing any of our business partners to alter its relationship with us while he is our employee.

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Riccardo Zacconi

Term & Title

Riccardo Zacconi is party to an employment agreement with us, dated as of November 2, 2015 (i.e., the Zacconi Employment Agreement), pursuant to which he serves as the Chief Executive Officer of King. The initial term of Mr. Zacconi’s employment under the Zacconi Employment Agreement began on February 23, 2016 (i.e., the date on which we closed the King Acquisition) and continued through February 23, 2019. Thereafter, Mr. Zacconi will continue to be employed under the Zacconi Employment Agreement until either party provides the other with 12 months’ prior notice of its intent to terminate.

Base Salary

Pursuant to the Zacconi Employment Agreement, Mr. Zacconi’s annual base salary was £400,000 as of February 23, 2016, and has been and will be reviewed annually. It may be increased at our discretion and any higher base salary paid to Mr. Zacconi will then be deemed to be the annual rate for purposes of the Zacconi Employment Agreement. For more information about Mr. Zacconi’s base salary, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Base Salary” above.

Annual Bonus

Pursuant to the Zacconi Employment Agreement, Mr. Zacconi is eligible for annual performance-based cash compensation based upon King’s profits under the King Profit Sharing Plan. Specifically, Mr. Zacconi is entitled to 6% of the profit sharing pool created pursuant to the King Profit Sharing Plan. The Compensation Committee may exercise discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage. For more information about the King Profit Sharing Plan, see “—Compensation Discussion and Analysis—Elements of Our Executive Compensation Program for 2018—Corporate Annual Incentive Plan and Other Performance-Based Bonuses—Profit Sharing Plans” above.

Equity Awards

Upon the consummation of the King Acquisition, the unvested awards with respect to King ordinary shares Mr. Zacconi held prior to then were converted into awards of the same type with respect to shares of our Common Stock. In addition, pursuant to the Zacconi Employment Agreement, the performance metrics underlying a portion of his options were replaced with metrics with respect to King’s post-acquisition performance. Please see our proxy statement for our 2017 annual meeting, filed with the SEC on Schedule 14A on April 21, 2017, for more information about these awards. Further, the unvested “linked options” and King ordinary shares linked to those options that Mr. Zacconi held prior to the closing of the King Acquisition were converted into the right to receive the cash consideration to which Mr. Zacconi would have been entitled upon consummation of the King Acquisition if he had then held the underlying shares, less any applicable taxes, paid to him on the dates on which the underlying options would have vested had the King Acquisition not occurred.

Other Benefits

Pursuant to the Zacconi Employment Agreement, Mr. Zacconi is generally entitled to receive the same level of benefits as he did prior to the King Acquisition. He is also entitled to participate in King’s qualified defined contribution retirement plan.

Restrictive Covenants

During the term of his employment under the Zacconi Employment Agreement, Mr. Zacconi is restricted from: (1) being employed or engaged by, or interested in, any other business; (2) from holding any material interest in any entity which competes with us or our business partners, impairs, or might reasonably be thought by us to impair, his ability to always act in our best interest or requires, or might reasonable be thought to require, him to make use of our confidential information in order to properly discharge his duties to, or further his interests in, that entity; (3) preparing to engage in any competing business; and (4) knowingly making untrue or misleading statements about us. Mr. Zacconi is also prohibited from disclosing or using our confidential information during his employment, except as required in the course of his employment, and at all times following the termination of his employment. In addition, during the 12 months following the termination of his employment (less any time prior to then he was on “garden leave” or his employment was otherwise suspended), Mr. Zacconi is restricted from: (1) competing with us in any country in which we did, or intended to do, business during the final year of his employment; (2) employing, or soliciting the employment of, anyone then-employed by us or our subsidiaries in a relatively senior position and with whom Mr. Zacconi had material dealings in the 12 months prior to his termination; and (3) interfering with the relationship between us and our business partners or any of our subsidiaries and its business partners.

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Potential Payments upon Termination or Change of Control

The table below outlines the potential payments to our named executive officers upon the occurrence of certain termination events or a change of control, assuming that each of these events occurred on December 31, 2018, with the exception of Mr. Neumann, as we terminated his employment for cause effective as of December 31, 2018. As such references to “named executive officers” in the table below refer to our named executive officers but for Mr. Neumann.

Name and Type of Payment/Benefit	Death(1)(2) ($)	Disability(1)(2) ($)	Termination by Activision Blizzard For Cause or Performance Termination(1)(3) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(1)(4) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason Following a Change of Control(4)(5) ($)
Robert Kotick
Lump-sum bonus-based severance	2,808,688	2,808,688	0	11,916,268	16,643,478
Other lump-sum severance	0	0	0	0	0
Lump-sum salary-based severance	0	1,750,000	0	3,500,000	5,250,000
Salary continuation	0	0	0	0	0
Benefits continuation(6)	79,623	343,702	317,161	343,702	343,702
Impact on equity awards(7)	—	—	0	—	58,964,280
TOTAL	2,888,311	4,902,390	317,161	15,759,970	81,201,460
Spencer Neumann(8)
Lump-sum bonus-based severance			0
Other lump-sum severance			0
Lump-sum salary-based severance			0
Salary continuation			0
Benefits continuation			0
Impact on equity awards			0
TOTAL			0
Collister Johnson
Lump-sum bonus-based severance	931,240	931,240	0	931,240	931,240
Other lump-sum severance	2,000,000	2,000,000	0	2,000,000	2,000,000
Lump-sum salary-based severance	2,659,280	0	0	0	0
Salary continuation	0	1,994,460	0	1,994,460	1,994,460
Benefits continuation(6)	0	0	0	0	0
Impact on equity awards(7)	—	—	0	—	—
TOTAL	5,590,520	4,925,700	0	4,925,700	4,925,700
Michael Morhaime
Lump-sum bonus-based severance	3,518,646	3,518,646	0	3,518,646	3,518,646
Other lump-sum severance	0	0	0	0	0
Lump-sum salary-based severance	0	0	0	0	0
Salary continuation	0	0	0	0	0
Benefits continuation(6)	0	0	0	0	0
Impact on equity awards(7)	0	0	0	0	0
TOTAL	3,518,646	3,518,646	0	3,518,646	3,518,646

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Name and Type of Payment/Benefit	Death(1)(2) ($)	Disability(1)(2) ($)	Termination by Activision Blizzard For Cause or Performance Termination(1)(3) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(1)(4) ($)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason Following a Change of Control(4)(5) ($)
Brian Stolz
Lump-sum bonus-based severance	445,341	445,341	0	445,341	445,341
Other lump-sum severance	1,300,000	1,300,000	0	1,300,000	1,300,000
Lump-sum salary-based severance	1,372,743	0	0	0	0
Salary continuation	0	285,988	0	285,988	285,988
Benefits continuation(6)	0	0	0	0	0
Impact on equity awards(7)	0	0	0	2,254,180	2,254,180
TOTAL	3,118,084	2,031,329	0	4,285,509	4,285,509
Chris B. Walther
Lump-sum bonus-based severance	583,161	583,161	0	583,161	583,161
Other lump-sum severance	700,000	700,000	0	700,000	700,000
Lump-sum salary-based severance	1,523,778	0	0	0	0
Salary continuation	0	952,361	0	952,361	952,361
Benefits continuation(6)	0	0	0	0	0
Impact on equity awards(7)	0	0	0	—	—
TOTAL	2,806,939	2,235,522	0	2,235,522	2,235,522
Riccardo Zacconi
Lump-sum bonus-based severance	5,828,557	5,828,557	0	5,828,557	5,828,557
Other lump-sum severance	0	0	0	0	0
Lump-sum salary-based severance	0	0	0	0	0
Salary continuation	538,795	267,898	0	614,676	614,676
Benefits continuation(6)	8,330	4,165	0	9,556	9,556
Impact on equity awards(7)	21,233,567	21,233,567	0	21,233,567	21,233,567
TOTAL	27,606,249	27,334,187	0	27,686,356	27,686,356

Footnotes for this table can be found on the pages immediately following (pages 76–83).

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(1) Bonus Payments upon Termination

In the event his employment was terminated by us without cause or by him for good reason (including, for Mr. Kotick, such a termination during the 12-month period following a change of control), or due to his death or disability, each of our named executive officers would have received any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2018).

Each would also have received a pro rata bonus for the year in which the termination occurred, as described below.

Kotick. Subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death), Mr. Kotick would have received:

•

in the event of his termination due to his death or disability, a lump-sum payment equal to the bonus he would have received under the CAIP for the year immediately preceding the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365; and

•

in the event of the termination by us without cause or by him for good reason (whether or not during the 12-month period following a change of control), a lump-sum payment equal to the bonus he would have received under the CAIP for the year in which the termination occurred (where all objectives would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365 (as well as the lump sum payment described in footnote (4) based in part upon his target annual bonus for 2016).

Johnson, Stolz, and Walther. Subject to his or his legal representative’s execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death), Messrs. Johnson, Stolz, and Walther would have each received:

•

a lump-sum payment equal to the bonus he would have received under the CAIP for the year in which the termination occurred (where all objectives would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurred and the denominator of which is 12.

Morhaime. Pursuant to the Most Recent Morhaime Employment Agreement, as Mr. Morhaime remained employed through December 31, 2018, he would have received (1) 3.5% of the profit sharing pool created pursuant to the Blizzard Profit Sharing Plan for 2018 and (2) a bonus under the CAIP for 2018.

Zacconi. Subject to his or his legal representative’s execution of a release, Mr. Zacconi would have received (whether or not during a change of control period):

•

a lump-sum payment equal to any amount he would have received under the King Profit Sharing Plan for the year in which the termination occurred, multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurred and the denominator of which is 12.

None of our NEOs would have been entitled to a bonus with respect to the year of termination of his employment in connection with a termination for cause, although Mr. Kotick would have received any earned but unpaid bonus for prior years (of which there were none as of December 31, 2018).

(2)

Termination of Employment due to Death or Disability

In the event of a termination of his employment due to his death or disability on December 31, 2018 (which termination due to disability would have been, for Mr. Kotick, subject to certain advance notice requirements, as would a termination of Mr. Zacconi’s employment due to his mental disorder), each of our named executive officers or his estate, except for Mr. Morhaime (as the Most Recent Morhaime Employment Agreement did not provide for payments upon termination in any circumstance), would have received, in addition to any amounts to which he was entitled under applicable law, such as earned but unpaid salary, accrued but unused vacation, unreimbursed business expenses, and any amounts then due under our benefit plans, programs or policies (collectively, “accrued obligations”) (which for purposes of this table, are assumed to have been paid or reimbursed in full as of December 31, 2018), severance, as described below.

Kotick. Mr. Kotick would have received:

•

in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, an amount equal to 100% of his annual base salary in effect on his termination date, which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

in the event of his termination due to his death or disability, subject to, in the event of a termination of his employment due to disability, his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

•

in the event of his termination due to disability, continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022, and, from March 16, 2022, through the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies.

Johnson, Stolz, and Walther. Messrs. Johnson, Stolz, and Walther would each have received, subject to, in the event of a termination of his employment due to disability, his or his legal representative’s execution of an effective and irrevocable release:

•

in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he became entitled under Company-provided life insurance (which payments, for purposes of this table, are assumed to be zero); and

•

in the event of his termination due to disability, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period, less any payments received or to which he became entitled under Company-provided long-term disability insurance (which payments, for purposes of this table, are assumed to be zero).

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In addition, if (1) Mr. Johnson’s employment is terminated due to his death or disability after the end of 2017, 2018, and/or 2019 (but, in each case, before June 29, 2020) and (2) AB Adjusted Operating Income for the applicable year (i.e., 2017, 2018 and/or 2019) is both (x) 90% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Mr. Johnson will receive an additional payment of $2 million, subject to his or his legal representative’s execution of an effective and irrevocable release, which amounts are cumulative to the extent the underlying conditions are met.

Similarly, if (1) Mr. Stolz’s employment is terminated due to his disability after the end of 2016, 2017, and/or 2018 (but, in each case, before May 31, 2019) and (2) AB Adjusted Operating Income for the applicable year (i.e., 2016, 2017 and/or 2018) is both (x) 85% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Mr. Stolz will receive an additional payment of $650,000, subject to his or his legal representative’s execution of an effective and irrevocable release, which amounts are cumulative to the extent the underlying conditions are met.

Similarly, if (1) Mr. Walther’s employment is terminated due to his disability after the end of 2017, 2018, and/or 2019 (but, in each case, before March 14, 2020) or after the end of 2020 (but before March 14, 2021), and (2) AB Adjusted Operating Income for the applicable year (i.e., 2017, 2018, and/or 2019, on the one hand, or 2020, on the other) is both (x) 85% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Mr. Walther will receive an additional payment of $700,000, subject to his or his legal representative’s execution of an effective and irrevocable release, which amounts are cumulative to the extent the underlying conditions are met.

Morhaime. Mr. Morhaime would not have received any payments in connection with a termination of his employment due to his death or disability other than in respect of a bonus, as discussed in footnote (1), and in respect of accrued obligations.

Zacconi. Mr. Zacconi would have received, subject to his or his legal representative’s execution of a release:

•

in the event of his termination due to death, (x) salary continuation through the first anniversary of such termination date, in an amount equal to the sum of (i) 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period and (ii) the cost to us of continuing health/medical insurance and retirement benefits for his then-current spouse and minor children, as applicable, during that period or (y) if greater, any payments received or to which he became entitled under Company-provided life insurance (which payments, for purposes of this table, are assumed to be zero); and

•

in the event of a termination due to his mental incapacity, (x) salary continuation through that date which is six months after such termination date, in an amount equal to the sum of (i) 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period and (ii) the cost to us of continuing health/medical insurance and retirement benefits for him and his then-current spouse and minor children, as applicable, during that period or (y) if greater, any payments received or to which he became entitled under Company-provided long-term disability insurance (which payments, for purposes of this table, are assumed to be zero).

Mr. Zacconi does not have any specific rights in connection with a termination due to any disability other than his mental capacity. Such a termination would have been treated as a termination by us without cause, discussed in footnote (4).

Any payment in respect of a bonus that any of our NEOs would have received in connection with a termination due to his death or disability is discussed in footnote (1). The effects of a termination due to death or disability on outstanding equity and, in the case of Mr. Kotick, other incentive awards, are discussed in footnote (7).

Except as otherwise indicated, the amounts reflected in the table are in addition to (or, in the case of Mr. Zacconi, in lieu of) any proceeds from Company-provided insurance the executive or his estate would have received upon death or disability, as the case may be.

(3)

Termination for Cause

Each of our named executive officers is subject to an employment agreement (other than Mr. Morhaime, whose employment was “at will”), which may, subject to certain advanced notice requirements, be terminated for “cause” if any of the following occur:

•

For Mr. Kotick, a determination by our Board that he: (1) engaged in an act of fraud or embezzlement in respect of us or our funds, properties, or assets; (2) was convicted of, or pled guilty or nolo contendere to, a felony under the laws of the United States or any state thereof; (3) engaged in willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause severe harm to us; (4) was intentionally dishonest in the performance of his duties under his employment agreement and such dishonesty had a material adverse effect on us; or (5) materially breached his material obligations under his employment agreement;

•

For Mr. Johnson, our reasonable and good-faith determination that he: (1) engaged in gross negligence in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment; (2) engaged in fraud, dishonesty, or any other serious misconduct that caused, or has the potential to cause, harm to us or our subsidiaries, including our business or reputation; (3) materially violated any of our lawful directives or policies, any such directives or policies of our subsidiaries or any applicable laws, rules, or regulations in connection with the performance of his duties; (4) materially breached his employment agreement; (5) materially breached any proprietary information or confidentiality agreement with us or our subsidiaries; (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude; or (7) materially breached his fiduciary duties to us or our subsidiaries;

•

For Mr. Stolz, our good-faith determination that he: (1) engaged in misconduct or gross negligence in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment; (2) engaged in fraud, dishonesty, or any conduct that caused, or has the potential to cause, appreciable harm to us or our subsidiaries, including our business or reputation; (3) violated any of our lawful directives or policies, any such directives or policies of our subsidiaries or any applicable laws, rules, or regulations; (4) materially breached his employment agreement; (5) materially

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breached any proprietary information or confidentiality agreement with us or our subsidiaries; (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude; or (7) breached his fiduciary duties to us or our subsidiaries; and

•

For Mr. Walther, our reasonable and good-faith determination that he: (1) engaged in gross negligence in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment; (2) engaged in fraud, dishonesty, or any other serious misconduct that caused, or has the potential to cause, appreciable harm to us or our subsidiaries, including our business or reputation; (3) materially violated any of our lawful directives or policies, any such directives or policies of our subsidiaries or any applicable laws, rules, or regulations in connection with the performance of his duties; (4) materially breached his employment agreement; (5) materially breached any proprietary information or confidentiality agreement with us or our subsidiaries; (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude; or (7) materially breached his fiduciary duties to us or our subsidiaries; and

•

For Mr. Zacconi, that he: (1) seriously, repeatedly or continuously breached his employment agreement with us; (2) was guilty of serious misconduct or was convicted of any crime involving dishonesty or where a custodial penalty was imposed; (3) was guilty of fraud or dishonesty, or acted in any manner which, in our reasonable opinion, brought, or is likely to bring, him, us or any of our subsidiaries into serious disrepute or is materially adverse to our interests or the interests of any of our subsidiaries; (4) was, in our reasonable opinion, seriously negligent or incompetent in the performance of his duties; (5) became or was declared insolvent, committed any act of bankruptcy or convened a meeting of, or made or proposed to make any arrangement or composition with, creditors; (6) in our reasonable belief, failed to perform his duties to a satisfactory standard; (7) was disqualified from being a director by reason of any order made under the English Company Directors Disqualification Act 1986 or any other enactment; (8) seriously breached any of our rules or the rules of our subsidiaries regarding our electronic communications systems; (9) ceased to be entitled to work in the relevant jurisdiction in which he is expected to conduct his duties (currently, the United Kingdom); or (10) was guilty of a serious breach of any of the rules, regulations, or codes of practice applicable to the dealing in our securities and with respect to our inside information.

None of our NEOs would have received any payment in connection with his termination due to cause, other than in respect of accrued obligations, except for Mr. Kotick, who would also have received:

•

any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2018); and

•

continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022, and, from March 16, 2022, through the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies.

The effects of a termination in connection with a termination for cause on outstanding equity and, in the case of Mr. Kotick, other incentive awards are discussed in footnote (7).

(4)

Termination Without Cause or for Good Reason

As described below, each named executive officer may terminate his employment for “good reason” upon the occurrence of any of the following without his consent (except for Mr. Morhaime, who was “at will”):

•

For Mr. Kotick, subject to certain advance notice requirements and our right to cure: (1) a reduction in his base salary or target annual bonus; (2) a material reduction in certain benefits to which he is contractually entitled; (3) the assignment to him of any duties materially inconsistent with his position, duties, responsibilities, authority, or status with us or a material adverse change in his duties, responsibilities, authorities, reporting responsibilities, titles, or offices as in effect prior to such assignment or change (including his ceasing to have the title of chief executive officer of Activision Blizzard (or, following a change of control, our successor or ultimate parent entity)); (4) his failure to be nominated for election as a member of our Board; (5) our material breach or failure to perform, when due, any of our obligations under his employment agreement; (6) any purported termination of his employment in contravention of the notice provision of his employment agreement; (7) a good faith determination by him that he is not able to discharge his duties effectively by reason of directives from our Board requiring him to perform duties not directly related to our operations; or (8) any purported termination of his employment in violation of our Bylaws

•

For Messrs. Johnson and Walther, subject to certain advance notice requirements and our right to cure: a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute; and

•

For Mr. Zacconi, subject to certain notice requirements and our right to cure: (1) a relocation which lasts longer than four consecutive weeks in any 12-month period of his principal place of business to a location outside of the “London Transport Zone One”; (2) our unilateral and material reduction of his total compensation below a specified minimum; (3) our material breach of his employment agreement; (4) a material reduction in either the scope of his role or authority or the level or status attached to his role; (5) a reduction in his total compensation following a change of control.

Upon a termination of his employment by us without cause or for good reason on December 31, 2018 (including, for Mr. Kotick, such a termination during the 12-month period following a change of control), each of our NEOs, except for Mr. Morhaime, would have received, in addition to any accrued obligations, severance, as described below.

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Kotick. Mr. Kotick:

•

subject to his execution of an effective and irrevocable release, an amount equal to 200% of the sum of his base salary in effect on his termination date and his target annual bonus for 2016 (i.e., $4,727,210) (unless such termination had been during the 12-month period following a change of control, in which case the amount would have been equal to 300% of that sum), which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

subject to his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children for a period of two years following his termination date; and

•

continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022, and, from March 16, 2022, through the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies.

Johnson, Stolz, and Walther. Messrs. Johnson, Stolz, and Walther:

•

subject to his or his legal representative’s execution of an effective and irrevocable release, salary continuation through the expiration date of his employment agreement in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period.

In addition, if (1) Mr. Johnson’s employment is terminated by us without cause or by Mr. Johnson for good reason after the end of 2017, 2018, and/or 2019 (but, in each case, before June 29, 2020) and (2) AB Adjusted Operating Income for the applicable year (i.e., 2017, 2018, and/or 2019) is both (x) 90% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Mr. Johnson will receive an additional payment of $2 million, subject to his execution of an effective and irrevocable release, which amounts are cumulative to the extent the underlying conditions are met.

Similarly, if (1) Mr. Stolz’s employment is terminated by us without cause or by Mr. Stolz for good reason after the end of 2016, 2017, and/or 2018 (but, in each case, before May 31, 2019) and (2) AB Adjusted Operating Income for the applicable year (i.e., 2016, 2017, and/or 2018) is both (x) 85% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Mr. Stolz will receive an additional payment of $650,000, subject to his execution of an effective and irrevocable release, which amounts are cumulative to the extent the underlying conditions are met.

Similarly, if (1) Mr. Walther’s employment is terminated by us without cause or by Mr. Walther for good reason after the end of 2017, 2018, and/or 2019 (but, in each case, before March 14, 2020) or after the end of 2020 (but before March 14, 2021), and (2) AB Adjusted Operating Income for the applicable year (i.e., 2017, 2018, and/or 2019, on the one hand, or 2020, on the other) is both (x) 85% or more of the target set forth in the Company’s AOP for the year and (y) positive, then Mr. Walther will receive an additional payment of $700,000, subject to his execution of an effective and irrevocable release, which amounts are cumulative to the extent the underlying conditions are met.

Morhaime. Mr. Morhaime would not have received any payments in connection with a termination of by us without cause, other than in respect of a bonus, as discussed in footnote (1), and in respect of accrued obligations.

Zacconi. Mr. Zacconi:

•

in the event of a termination by us without cause, subject to his or his legal representative’s execution of a release, salary continuation through the fourth anniversary of the effective date of his employment agreement (i.e., 12 months after the end of his fixed term, or February 23, 2020) (whether or not such termination had been during a change of control period) in an amount equal to the sum of (i) 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period and (ii) the cost to us of continuing health/medical insurance and retirement benefits for him and his then-current spouse and minor children, as applicable, during that period; and

•

in the event of a termination by him for good reason, subject to his or his legal representative’s execution of a release, salary continuation through the first anniversary of such termination date (unless such termination had been during a change of control period, in which case it would have continued until fourth anniversary of the effective date of his employment agreement) in an amount equal to the sum of (i) 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period and (ii) the cost to us of continuing health/medical insurance and retirement benefits for him and his then-current spouse and minor children, as applicable, during that period.

The salary continuation payment in the table represents the amount Mr. Zacconi would have received had he been terminated without cause. Had he terminated his employment for good reason (other than during a change of control period), the salary and benefit continuation would have been $544,125 (and, as such, the total amount he would have received would have been $27,606,249).

Pursuant to the terms of each of Messrs. Johnson’s and Walther’s employment agreements, all payments and benefits to which he is otherwise entitled upon a termination by us without cause or by him for good reason, except for the accrued obligations, would cease if he breaches the post-termination provisions of his employment agreement. Please see “—Employment Agreements” above for a description of those obligations.

In addition, pursuant to the terms of each of Messrs. Johnson’s, Walther’s, and Zacconi’s employment agreements, if he obtains any subsequent employment, any severance payable to him in the form of salary continuation would be offset by the amount of his salary from his then-current employer (which payments, for the purposes of this table, are assumed to be zero).

Any payment in respect of a bonus that any of our named executive officers would have received in connection with a termination by us without cause or by that NEO for good reason is discussed in footnote (1). The effects of a termination of the employment of one of our NEOs by us without cause or by that NEO for good reason on outstanding equity awards and, in the case of Mr. Kotick other incentive awards, are discussed in footnote (7).

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(5)

Change of Control

None of Messrs. Johnson’s, Morhaime’s, Stolz’s, or Walther’s employment agreement contemplates the impact of a “change of control” on his employment.

Kotick. For Mr. Kotick, in the event of a change of control:

(a) As noted in footnotes (1) and (4), upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, he would have received, in addition to any accrued obligations, the following:

•

subject to his execution of an effective and irrevocable release, a lump-sum payment equal to the annual bonus earned for the year in which the termination occurred (where all objectives would have been measured by actual performance), multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurred and the denominator of which is 365;

•

subject to his execution of an effective and irrevocable release, an amount equal to 300% of the sum of his base salary in effect on his termination date and his target annual bonus for 2016 (i.e., $4,727,210), which amount would have been paid to him in equal installments over the 12-month period following his termination date;

•

subject to his execution of an effective and irrevocable release, continuation of health/medical insurance benefits for him and his then-current spouse and minor children, as applicable, for a period of two years following his termination date; and

•

continuation of his supplemental life insurance benefits via our reimbursement of the premiums in respect of his existing policy through its expiration on March 15, 2022, and, from March 16, 2022, through the tenth anniversary of his employment agreement (i.e., October 1, 2026), of up to $80,000 per year of premiums in respect of his then-existing policies.

(b) As discussed in footnote (7), upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, his unvested restricted share units (all of which have vesting tied to performance) would have immediately vested based upon, for each tranche, the greater of target and actual performance, as determined by the Compensation Committee immediately prior to the change of control, based upon the committee’s assessment of the projected performance through the end of the applicable period. The amounts shown represent the value of the restricted share units that would have vested upon Mr. Kotick’s termination, measured as the Nasdaq Official Closing Price of $46.57 per share of our Common Stock on December 31, 2018, the last trading day of 2018, assuming target performance for each tranche.

In addition, as discussed in footnote (7), upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, his unvested stock options would have immediately vested and all his stock options would have remained exercisable until their original expiration date. This table includes $0 in respect of this provision of his employment agreement, as the exercise price per share for each is greater than the Nasdaq Official Closing Price of $46.57 per share of our Common Stock on December 31, 2018, the last trading day of 2018.

Further, if there had been a change of control on December 31, 2018 (whether or not he was subsequently terminated), if the Nasdaq Official Closing Price of our Common Stock on the date of the change of control was greater than the exercise price of any of his vested stock options, Mr. Kotick would have had the right to forfeit those stock options in exchange for a cash payment equal in value to the number of shares of our Common Stock underlying those stock options multiplied by the amount that the Nasdaq Official Closing Price exceeded the exercise price of the stock options. For purposes of this table, no value is attributed to this provision of his employment agreement, as Mr. Kotick could have obtained the same value by exercising those stock options and selling the shares purchased upon exercise in the open market.

Other than as described in this footnote (5), Mr. Kotick’s termination following a change of control, whether or not in the 12-month period thereafter, would have no impact on his outstanding equity awards.

Upon a termination by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, as discussed in footnote (7), both of his long-term performance grants would have immediately vested based upon, for each tranche, the greater of target and actual performance, as determined by the Compensation Committee, at its discretion, immediately prior to the change of control, based upon the committee’s assessment of the projected performance through the end of the applicable period. For purposes of this table, no value is attributable to either grant, because of the discretion given to the Compensation Committee in the Kotick Employment Agreement with respect to the value of these awards and the targets relating thereto. Please see “—Employment Agreements—Robert Kotick” above.

(c) For purposes of Mr. Kotick’s employment agreement, a “change of control” is defined to include: (a) the acquisition of 25% or more of our outstanding voting stock; (b) the failure of the directors who constituted our Board as of the effective date of his employment agreement (i.e., October 1, 2016) (or replacements who are approved by a majority of such directors) to constitute a majority of our Board, other than as a result of (x) voluntary resignations or removals for good cause or (y) appointments as a result of an actual or threatened proxy contest; or (c) a consolidation, merger, or sale of all or substantially all of our assets in which our stockholders immediately prior to such transaction do not retain in excess of 65% of the combined voting power of the corporation or other person or entity resulting from that transaction in substantially the same proportion as their ownership of the voting securities of Activision Blizzard immediately before the transaction.

Zacconi. For Mr. Zacconi, in the event of a change of control:

(a) As noted in footnote (4), upon a termination by us without cause or by him with good reason during a change of control period, he would have received, subject to his or his legal representative’s execution of a release and in addition to any accrued obligations, salary continuation through the fourth anniversary of the effective date of his employment agreement (i.e., February 23, 2020), in an amount equal to the sum of (i) 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him during that period and (ii) the cost we would have incurred providing him health/medical insurance and retirement benefits during that period.

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(b) As noted in footnote (7), in the event of a termination of his employment by us without cause during the change of control period:

•

his unvested stock options would have vested (as if the relevant performance conditions were met, but not exceeded) and would generally have remained exercisable for three months; and

•

his unvested restricted share units would have vested.

(c) For purposes of Mr. Zacconi’s employment agreement:

•

a “change of control” is defined to mean: our and our affiliates ceasing to control King, where “control” means the power of a person, whether directly or indirectly, to secure that the affairs of King are conducted in accordance with the wishes of that person, whether (i) by means of holding of shares, or the possession of voting power, in or in relation to King or (ii) as a result of any powers conferred by the articles of association or any other document regulating King; and

•

the “change of control period” is a period that begins on the date that falls three months prior to the execution and exchange of the agreement in relation to the transaction giving rise to a change of control and ends on the date that is 18 months after the completion of such transaction.

(6)

Continuation of Insurance Benefits

The amounts shown represent the estimated cost to us for continuation of health/medical insurance benefits and, if applicable, life insurance benefits for the required period, based on the cost to us of providing those benefits as of December 31, 2018. Please see footnotes (2), (3), (4), and (5) for a description of the termination scenarios for which these amounts are relevant. In place of the continuation of benefits, Mr. Zacconi’s employment agreement provides for an additional cash severance payment equal to the cost we would have incurred from continuing to provide health/medical insurance and retirement benefits.

(7)

Treatment of Equity and Other Incentive Awards

The amounts shown represent the value of any restricted share units that would have vested upon termination, measured as the Nasdaq Official Closing Price of $46.57 per share of our Common Stock on December 31, 2018.

The outstanding equity awards that would have continued to vest in accordance with their vesting schedules do not have any additional value attributed to them in this table over the value based on the $46.57 stock price on December 31, 2018, because the market price of our Common Stock at the time of vesting cannot be determined.

Similarly, because of the discretion given to the Compensation Committee in the Kotick Employment Agreement with respect to the value of these awards and the targets relating thereto, no value is attributed to the continued vesting of Mr. Kotick’s long-term performance grants. Please see “—Employment Agreements—Robert Kotick” above for further information about these long-term performance grants.

The effects of termination as of December 31, 2018, on the outstanding equity and other incentive awards held by each named executive officer on that date and information with respect to the outstanding awards held by him (assuming target performance, in the case of all performance-based awards) are as described below.

Kotick. For Mr. Kotick, on the date of termination:

•

in the event of a termination of his employment due to his death or disability, subject to, in the event of termination due to disability, his execution of an effective and irrevocable release:

–

his stock options would have immediately vested and remained exercisable for five years (whether or not during the 12-month period following a change of control); and

–

his unvested restricted share units (all of which have vesting tied to performance) would have remained outstanding and would have vested based on the actual attainment of the underlying performance targets, as if his employment had not been terminated;

•

in the event of a termination of his employment by us without cause or by Mr. Kotick for good reason, subject to his execution of an effective and irrevocable release:

–

his stock options would have immediately vested and remained exercisable for five years (unless, as described in footnote (5), such termination had been during the 12-month period following a change of control, in which case they would have remained exercisable until their original expiration date) (but, for the purposes of this table, $0 is attributed to this provision of his employment agreement, as the exercise price per share for each of his stock options is greater than the Nasdaq Official Closing Price of $46.57 per share of our Common Stock on December 31, 2018, the last trading day of 2018); and

–

his unvested restricted share units (all of which have vesting tied to performance) would have remained outstanding and would have vested based on the actual attainment of the underlying performance targets, as if his employment had not been terminated (unless, as described in footnote (5), such termination had been during the 12-month period following a change of control, in which case they would have immediately vested based upon, for each tranche, the greater of target and actual performance);

•

in the event of a termination by us for cause:

–

his stock options would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination for any other reason:

–

his stock options would have ceased to vest and would have generally remained exercisable for 90 days; and

–

his unvested restricted share units would have been canceled.

For the effects of a change of control and any subsequent termination on Mr. Kotick’s outstanding equity and other incentive awards, see footnote (5).

Please see “—Outstanding Equity Awards at December 31, 2018” above for details about the equity awards made to Mr. Kotick that were outstanding as of December 31, 2018. For more information on the equity awards and long-term incentive grants to be made to Mr. Kotick in the future, see “—Employment Agreements—Robert Kotick” above.

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Johnson. For Mr. Johnson:

•

in the event of a termination of his employment due to his death or disability, subject to, in the event of termination due to disability, his execution of an effective and irrevocable release:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

•

in the event of a termination by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 90 days; and

–

his unvested restricted share units would have been canceled.

Please see “—Outstanding Equity Awards at December 31, 2018” above for details about the equity awards made to Mr. Stolz that were outstanding as of December 31, 2018.

In addition, if Mr. Johnson’s employment is terminated due to death, disability, by us without cause or by Mr. Johnson for good reason between the end of a performance period underlying a tranche of the restricted share units granted to him on August 7, 2017, and the vesting date for that tranche (e.g., between January 1, 2018 and June 28, 2018) and the performance objective under that tranche (e.g., the objective for 2017) has been achieved, Mr. Johnson (or his heirs or estate) will receive a payment equal to the product of (x) the number of shares he would have received upon vesting of that tranche of the award had it not been canceled upon his termination and (y) the Nasdaq Official Closing Price per share of our Common Stock on August 7, 2017 (i.e., $62.51), in consideration of the termination of the restricted share units prior to their vesting, subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death). Please see “—Outstanding Equity Awards at December 31, 2018” above for further details about this award. For purposes of this table, amounts in respect of this provision of his employment agreement are assumed to be zero, as Mr. Johnson would not have been entitled to anything in respect thereof for a termination as of December 31, 2018.

Morhaime. For Mr. Morhaime:

•

in the event of a termination due to his death or disability, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

•

in the event of a termination by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 90 days or less; and

–

his unvested restricted share units would have been canceled.

Please see “—Outstanding Equity Awards at December 31, 2018” above for details about the equity awards made to Mr. Morhaime that were outstanding as of December 31, 2018.

Stolz. For Mr. Stolz:

•

in the event of a termination of his employment due to his death or disability, subject to, in the event of termination due to disability, his execution of an effective and irrevocable release:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

•

in the event of a termination by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 90 days; and

–

his unvested restricted share units would have been canceled.

Please see “—Outstanding Equity Awards at December 31, 2018” above for details about the equity awards made to Mr. Stolz that were outstanding as of December 31, 2018.

In addition, if Mr. Stolz’s employment is terminated by us without cause or by Mr. Stolz for good reason between the end of a performance period underlying a tranche of the restricted share units granted to him on August 8, 2016, and the vesting date for that tranche (e.g., between January 1, 2018 and May 30, 2019) and the performance objective under that tranche of that grant (e.g., the objective for 2017) has been achieved, Mr. Stolz will receive a payment equal to the product of (x) the number of shares he would have received upon vesting of that tranche of the award had it not been canceled upon his termination and (y) the Nasdaq Official Closing Price per share of our Common Stock on August 8, 2016 (i.e., $40.61), in consideration of the termination of the restricted share units prior to their vesting, subject to his execution of an effective and irrevocable release. Please see “—Outstanding Equity Awards at December 31, 2018” above for further details about this award.

Walther. For Mr. Walther:

•

in the event of a termination of his employment due to his death or disability, subject to, in the event of termination due to disability, his execution of an effective and irrevocable release:

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–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for one year; and

–

his unvested restricted share units would have been canceled;

•

in the event of a termination by us for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for 90 days; and

–

his unvested restricted share units would have been canceled.

Please see “—Outstanding Equity Awards at December 31, 2018” above for details about the equity awards made to Mr. Walther that were outstanding as of December 31, 2018.

In addition, if Mr. Walther’s employment is terminated by us without cause or by Mr. Walther for good reason between the end of a performance period underlying a tranche of the restricted share units granted to him on November 7, 2016, as an inducement to enter into the Walther Employment Agreement and the vesting date for that tranche (e.g., between January 1, 2018 and March 14, 2018) and the performance objective under that tranche of that grant has been achieved (e.g., the objective for 2017), Mr. Walther will receive a payment equal to the product of (x) the number of shares he would have received upon vesting of that tranche of the award had it not been canceled upon his termination and (y) the Nasdaq Official Closing Price per share of our Common Stock on August 7, 2017 (i.e., $41.09), in consideration of the termination of the restricted share units prior to their vesting, subject to his execution of an effective and irrevocable release. Please see “—Outstanding Equity Awards at December 31, 2018” above for further details about this award. For purposes of this table, amounts in respect of this provision of his employment agreement are assumed to be zero, as Mr. Walther would not have been entitled to anything in respect thereof for a termination as of December 31, 2018.

Zacconi. For Mr. Zacconi:

•

in the event of a termination of his employment due to his death or disability (including due to his mental incapacity), subject to his or his legal representative’s execution of a release:

–

his unvested stock options would have vested (as if the relevant performance conditions were met, but not exceeded) and would generally have remained exercisable for one year; and

–

his unvested restricted share units would have vested;

•

in the event of a termination of his employment by us without cause or by Mr. Zacconi for good reason (whether or not during a change of control period), subject to his or his legal representative’s execution of a release:

–

his unvested stock options would have vested (as if the relevant performance conditions were met, but not exceeded) and would generally have remained exercisable for three months; and

–

his unvested restricted share units would have vested;

•

in the event of a termination for cause, on the date of termination:

–

his stock options, whether or not vested, would have been canceled; and

–

his unvested restricted share units would have been canceled; and

•

in the event of a termination for any other reason, on the date of termination:

–

his stock options would have ceased to vest and, to the extent vested, would have generally remained exercisable for three months; and

–

his unvested restricted share units would have been canceled.

For the effects of a change of control and any subsequent termination on Mr. Zacconi’s outstanding equity awards, see footnote (5).

Please see “—Outstanding Equity Awards at December 31, 2018” above for details about the equity awards made to Mr. Zacconi that were outstanding as of December 31, 2018.

(8)

Termination for Cause of Spencer Neumann

Effective as of December 31, 2018, we terminated the employment of Mr. Neumann for cause after he violated his legal obligations to the Company. Prior to his termination, Mr. Neumann purported to resign in breach of his legal obligations to the Company, after being notified that we intended to terminate his employment as our Chief Financial Officer for cause and that he had been placed on a paid leave of absence from the Company pending an opportunity for him to demonstrate why cause did not exist to terminate his employment or why termination of his employment was not otherwise justified. As a result of his termination, Mr. Neumann was not entitled to any payment upon termination but for any accrued obligations (which, for purposes of this table, are assumed to have been paid or reimbursed in full as of his termination date) and we canceled all of his unvested equity as of his termination date in accordance with the terms thereof.

In the Neumann Employment Agreement, “cause” was defined as our reasonable and good-faith determination that he: (1) engaged in gross negligence in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment, that caused, or is likely to cause, appreciable harm to us or our subsidiaries; (2) engaged in fraud, dishonesty, or any other serious misconduct that caused, or is likely to cause, appreciable harm to us or our subsidiaries, including our business or reputation; (3) materially violated any of our lawful directives or policies, any such directives or policies of our subsidiaries or any applicable laws, rules, or regulations in connection with the performance of his duties that caused, or is reasonably likely to cause, appreciable harm to us or our subsidiaries; (4) materially breached his employment agreement; (5) materially breached any proprietary information or confidentiality agreement with us or our subsidiaries; (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude; or (7) breached his fiduciary duties to us or our subsidiaries.

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CEO Pay Ratio

In August 2015, the SEC adopted a rule requiring annual disclosure, beginning with respect to 2017, of a reasonable estimate of the ratio of a company’s median employee’s annual total compensation to the annual total compensation of the company’s principal executive officer.

To identify our median employee for purposes of this disclosure, we first defined a pool of all individuals employed by us (other than our principal executive officer) on a chosen date—November 15, 2017—and then selected our median employee from that pool, in accordance with SEC rules, all as explained in our proxy statement for our 2018 annual meeting, filed with the SEC on Schedule 14A on April 30, 2018. We believe there has been no change to our employee population, employee compensation arrangements, or the circumstances of that median employee since he or she was first identified since last year that would result in a significant change to our pay ratio. Accordingly, as permitted under SEC rules, we are using the same median employee identified for purposes of last year’s CEO.

Our principal executive officer is our Chief Executive Officer, Mr. Kotick. The form and amount of our Chief Executive Officer’s proxy-reported compensation for 2018 is consistent with the terms of his employment agreement and reflects, among other things, our Compensation Committee’s assessment of his performance for the year.

We calculated annual total compensation for our median employee using the same methodology as we use for our named executive officers as set forth in the “Summary Compensation Table” above. For 2018, the annual total compensation of our median employee, who was not granted an equity award during 2018, was $96,726. The annual total compensation of our Chief Executive Officer for 2018 was $30,841,004. Based on the foregoing, our estimate of the CEO-to-median employee pay ratio is 319:1.

Due to the wide variety of job functions within our Company, across numerous global jurisdictions, the compensation paid to our employees differs greatly between departments, experience levels, and locations. We believe that our employees are fairly compensated and appropriately incentivized.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

General

Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as a “say-on-pay”) on the compensation of the executive officers named in the “Summary Compensation Table” above (i.e., the named executive officers). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

“Resolved, that the stockholders advise that they approve the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion.”

Please see “Executive Compensation” above for the “Compensation Discussion and Analysis” and the accompanying compensation tables and related narrative discussion relating to compensation paid to our named executive officers, including detail about how our executive compensation policies and practices operate and are designed to achieve our compensation objectives.

Our Compensation Committee and Board believe that the compensation policies and practices articulated in the “Compensation Discussion and Analysis” are effective in enabling us to achieve our financial and strategic goals and that the compensation paid to our named executive officers allows us to attract, retain, and motivate the key executive talent necessary for our long-term success.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 2. While our Board and its Compensation Committee believe that the views of the Company’s stockholders are of utmost importance and will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them. Our Board ultimately has a duty to act in what it believes to be the best interests of the Company and all of its stockholders.

Your Board unanimously recommends that you vote FOR the approval of the Company’s executive compensation, as disclosed in this proxy statement.

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DIRECTOR COMPENSATION

General

Pursuant to our director compensation program, our non-employee directors receive a mix of cash and equity awards, with the majority of the compensation in the form of equity. The amount of compensation paid to each director depends on his or her role and responsibilities. Mr. Kotick, our Chief Executive Officer and only employee director, does not receive any compensation for his service on our Board.

The Compensation Committee annually reviews the total compensation paid to our non-employee directors and each element of our director compensation program and makes recommendations to our Board regarding the program as needed. In making these recommendations, our Compensation Committee takes various factors into consideration, including our directors’ responsibilities, their experience and skills, the competitiveness of the form and amount of our director compensation by reference to the comparator group against which the Compensation Committee benchmarks our executive compensation. Please see “Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Executive Compensation—Comparator Company Data and Compensation Surveys Referenced” above for further information about our comparator group. The Compensation Committee engages an independent compensation consultant to assist it in this review (and, since 2013, has retained Exequity as its independent compensation consultant). Our executive officers may assist the Compensation Committee in obtaining benchmarking and other information relevant to determining director compensation, but our management has no role in recommending or determining the amount or form of director compensation.

The director compensation program was most recently amended in May 2018 to provide for an annual retainer of $50,000 for service as the lead independent director of our Board, in connection with the appointment of our first lead independent director.

Cash Compensation

The following table sets forth a summary of the cash elements of our director compensation program that has been in effect since May 1, 2018. Directors do not receive any additional payments for attending Board or committee meetings.

Annual Retainer	$90,000
Add’l. for Serving as Chairperson of the Board of Directors	$150,000
Add’l. for Serving as Lead Independent Director	$50,000
Add’l. for Serving as Chairperson of the Audit Committee	$40,000
Add’l. for Serving as Chairperson of the Compensation Committee	$40,000
Add’l. for Serving as Chairperson of the Nominating and Corporate Governance Committee	$30,000
Add’l. for Serving as an Audit Committee Member (other than as the Chairperson)	$11,000
Add’l. for Serving as a Compensation Committee or Nominating and Corporate Governance Committee Member (other than as the Chairperson)	$5,500
Per Day for Special Assignments	$5,500

Equity Compensation

Our Board believes that directors more effectively represent our stockholders, whose interests our Board is charged with protecting, if they are stockholders themselves. Each non-employee director is entitled, upon his or her election or appointment to our Board and upon each subsequent re-election to our Board, to receive restricted share units representing the right to receive shares of our Common Stock. The grant date value of those restricted share units is $250,000, provided that, in the event of an election or appointment at any time other than at the Board meeting immediately following an annual meeting of our stockholders, the grant of restricted share units will be pro-rated based on the amount of time from the date of such election or appointment until the then-expected date of the Company’s next annual meeting of stockholders. The actual number of shares underlying the restricted share units is determined by dividing the grant date fair value of the award by the Nasdaq Official Closing Price of our Common Stock on the date of grant. The award of restricted share units is approved by our Board promptly following a non-employee director’s election, appointment, or

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re-election to the Board and is made three business days following the date of the Board’s approval of such grant. Each award vests in four equal installments (on a quarterly basis for the year following the date of grant), subject to continued service on our Board.

Stock Ownership Guidelines

Pursuant to our director compensation program and our Corporate Governance Principles and Policies, each non-employee director is required, within four years following his or her initial election to our Board, to beneficially own shares of our Common Stock (including any restricted shares of Common Stock or restricted share units payable in shares of our Common Stock) having an aggregate value at least equal to five times the amount of the annual cash retainer we then pay that director for regular service on our Board. Currently, this equates to beneficially owning shares of our Common Stock with a value of $450,000. The value of shares owned by each non-employee director is calculated as of January 2nd of each applicable year (or if that date is not a trading date, the next trading date) based on the higher of: (a) the Nasdaq Official Closing Price of our Common Stock on that day; and (b)the Nasdaq Official Closing Price of our Common Stock on the date of grant (or if that date is not a trading date, the next trading date), for any shares awarded to the director by us, and the actual cost to the director for any other shares (including shares acquired upon exercise of a stock option). Non-employee directors are subject to these guidelines for as long as they continue to serve on our Board. As of January 2, 2018, all non-employee directors who, as of that date, had been a member of our Board for four or more years were in compliance with these guidelines.

Indemnification

We maintain a directors and officers insurance policy that insures all of our directors from claims arising out of an alleged wrongful act by them in their capacity as directors of Activision Blizzard. Further, our Certificate of Incorporation and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

In addition, we have entered into indemnification agreements with certain of our non-employee directors that require us, among other things, to indemnify those directors against certain liabilities that may arise by reason of their status or service as directors, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests (and, with respect to any criminal action, suit, or proceeding, that they had no reasonable cause to believe that their conduct was unlawful). The indemnification agreements also require us to advance expenses incurred by our non-employee directors as a result of any proceeding against them as to which they could be indemnified.

Reimbursement of Expenses and Limited Benefits

All of our directors are reimbursed by us for expenses incurred in connection with their service on our Board. We also reimburse our directors’ spouses for travel, lodging, and related expenses they incur in attending business-related meetings or events at our request, though such occurrences are uncommon. Pursuant to our director compensation program and the Company’s Corporate Governance Principles and Policies, our Board may provide our directors with other benefits. For example, on rare occasions, if a director’s spouse accompanies him or her on a business trip other than at our request, we may provide that person with travel and lodging at our expense when the incremental cost to us for doing so is negligible.

Compensation for 2018

The following table sets forth a summary of certain information regarding the compensation of our directors for 2018, other than Mr. Kotick, as the compensation he received as an employee of the Company is included in the “Summary Compensation Table” above, and he does not receive any additional compensation for his Board service.

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Name	Fees Earned in Cash ($)	Stock Awards (1)(2)(3) ($)		Option Awards (3) ($)	All Other Compensation ($)	Total ($)
Reveta Bowers	95,500	374,739	(4)	—	—	470,239
Robert Corti	130,000	249,713		—	—	379,713
Hendrik Hartong III	101,000	249,713		—	—	350,713
Brian Kelly	240,000	249,713		—	—	489,713
Barry Meyer	95,500	249,713		—	—	345,213
Robert Morgado	198,833	249,713		—	—	448,546
Peter Nolan	98,250	249,713		—	—	347,963
Casey Wasserman	95,500	249,713		—	—	345,213
Elaine Wynn	95,500	249,713		—	—	345,213
(1)

The amounts in the Stock Awards column represent the aggregate grant date fair value of stock awards (which consist of restricted share units) made in 2018 to each person who served on our Board during the year who is not an NEO (computed in accordance with ASC Topic 718). As such, the amount shown represents the full aggregate grant date fair value, rather than the portion being expensed for financial statement reporting purposes in 2018. Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 16 to our audited financial statements included in our 2018 10-K.

(2)

The following table sets forth the number of shares underlying stock awards (which consist of restricted share units) made in 2018 to each person who served on our Board during 2018 who was not an NEO. The table also sets forth the grant date fair value of those stock awards (computed in accordance with ASC Topic 718). Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 16 to our audited financial statements included in our 2018 10-K.

Name	Number of Shares Underlying Stock Awards Granted in 2018 (#)		Grant Date Fair Value of Stock Awards Granted in 2018 ($)
Reveta Bowers	5,106	(a)	374,739
Robert Corti	3,276		249,713
Hendrik Hartong III	3,276		249,713
Brian Kelly	3,276		249,713
Barry Meyer	3,276		249,713
Robert Morgado	3,276		249,713
Peter Nolan	3,276		249,713
Casey Wasserman	3,276		249,713
Elaine Wynn	3,276		249,713

(a)

Ms. Bowers received a pro-rated stock award of 1,830 restricted share units in connection with her initial appointment to our Board on January 12, 2018 (which had a grant date fair value of $125,026), in addition to the stock award of 3,276 restricted share units she received in connection with her re-election to our Board at the 2018 annual meeting of our stockholders (which had a grant date fair value of $249,713).

(3)

The following table presents, as of December 31, 2018, the number of shares underlying outstanding stock options and stock awards (which consist of restricted share units) held by each director who served in 2018 and who is not an NEO:

Name	Number of Shares Underlying Options as of December 31, 2018 (#)	Number of Shares Underlying Unvested Stock Awards as of December 31, 2018 (#)
Reveta Bowers	—	2,095
Robert Corti	—	1,638
Hendrik Hartong III	—	1,638
Brian Kelly	80,676	1,638
Barry Meyer	—	1,638	(a)
Robert Morgado	108,000	1,638
Peter Nolan	—	1,638
Casey Wasserman	—	1,638	(b)
Elaine Wynn	—	1,638

(a)

These restricted share units are held in trust—one-half in the Barry Meyer Separate Property Trust and one-half in the Barry and Wendy Meyer Trust.

(b)

These restricted share units are held in the Casey Wasserman Living Trust.

(4)

Ms. Bowers received a pro-rated stock award of 1,830 restricted share units in connection with her initial appointment to our Board on January 12, 2018, in addition to the stock award of 3,276 restricted share units she received in connection with her re-election to our Board at the 2018 annual meeting of our stockholders.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures Regarding Transactions with Related Parties

Related Person Transactions Policy

We have a Related Person Transactions Policy pursuant to which the Audit Committee evaluates transactions, arrangements, or relationships (or any series of similar transactions, arrangements, or relationships) in which: (1) we were, are, or will be a participant, whether directly or indirectly; (2) the amount involved exceeds $120,000; and (3) a related person had, has, or will have a direct or indirect interest. For the purposes of the policy, a “related person” is (a) any person who is, or was at any time since the beginning of our last fiscal year, a director, a person nominated for election to our Board, or one of our executive officers, (b) any person who beneficially owns more than 5% of our Common Stock, or (c) any person who is, or was at any time since the beginning of our last fiscal year, an immediate family member of any person covered by (a) or (b).

Our Related Person Transactions Policy is generally designed to capture any transaction for which disclosure by the Company would be required pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Under our Related Person Transactions Policy, our Chief Legal Officer is generally responsible for making an initial determination as to whether something is a related party transaction within the meaning of the policy and notifying the Audit Committee if he or she concludes that it is. The Audit Committee evaluates each related person transaction taking into consideration the following factors:

•

the purpose of the transaction and what benefit it provides to the Company;

•

the terms of the transaction and whether they are arm’s-length;

•

the direct or indirect nature of the related person’s interest in the transaction;

•

the availability of comparable goods or services from non-related persons;

•

whether the transaction was initiated by the Company or the related person;

•

whether the transaction was undertaken in the ordinary course of our business;

•

the expected term of the transaction and the approximate dollar value involved in the transaction, particularly as it relates to the related person;

•

the related person’s interest in the transaction;

•

the potential for reputational harm;

•

applicable law and listing standards;

•

our Certificate of Incorporation and our Bylaws; and

•

any other facts and circumstances the Audit Committee believes to be relevant.

The Audit Committee may approve or ratify the related party transaction if it determines that the transaction is in the best interests of the Company and consistent with law and our Certificate of Incorporation and our Bylaws. If the Audit Committee does not approve or ratify the transaction, it may be voided, terminated, or amended by us, if so directed by the Audit Committee.

Code of Conduct and Conflicts of Interest

Our Code of Conduct addresses the handling of actual and potential conflicts of interest between our interests and the interests of our employees, including our executive officers, and our directors, which may include related party transactions. In accordance with our Code of Conduct, such actual or potential conflicts of interest must be disclosed to the Company. Once disclosed, our legal department, working with relevant parties, will evaluate the conflict and determine how to manage or resolve it.

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Relationships and Transactions

Business Use of Aircraft Indirectly Owned by Our Chief Executive Officer

Our CEO indirectly owns aircraft that are operated by an FAA-certified charter operator indirectly owned and managed by him. From time to time, our CEO and other executives and directors of the Company use these aircraft for travel in connection with our business. We currently pay for such use an amount that is not greater than 95% of the charter operator’s regular hourly flight charges plus 100% of the actual, third-party costs incurred by the charter operator in obtaining goods and services for the flights. In addition, the charter operator does not charge us customary cancellation fees or require us to commit to a customary block charter guarantee. Further, our arrangement with the charter operator allows us to avoid the expense of operating an in-house flight department. During 2018, the Company paid $3,125,751 for business-related use of these aircraft, including by our executives and directors. Our use of these aircraft was authorized by the Audit Committee, which believes that this arrangement provides us with substantial value because our cost is less than the cost we would incur if we were to charter aircraft from another charter operator and pay market rates.

Employed Family Members

Amy Morhaime, a former employee of the Company, is the wife of Mr. Morhaime, Blizzard’s former Chief Executive Officer. Ms. Morhaime ceased to be an employee of the Company on December 3, 2018. In 2018, Ms. Morhaime received an aggregate of $396,815 in cash compensation, consisting of salary and bonuses. The elements of her compensation are consistent with the compensation provided to other employees of the same level with similar responsibilities.

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AUDIT-RELATED MATTERS

Independent Registered Public Accounting Firm Fees

The table below sets forth the categories and amounts (including out-of-pocket expenses incurred by PwC in connection with providing such services and billed to us) paid to PwC for the years ended December 31, 2018 and 2017.

	Year Ended
	December 31, 2018	December 31, 2017
Audit Fees(1)	$8,148,380	$7,616,887
Audit-Related Fees(2)	—	—
Tax Fees(3)	3,095,171	3,264,112
All Other Fees(4)	59,200	34,200
TOTAL	$11,302,751	$10,915,199
(1)

Audit Fees: This category includes services provided in connection with the annual audit of our financial statements (including required quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q), services provided in connection with the annual audit of our internal control over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance with and review of documents filed with the SEC, and other services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)

Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including employee benefit plan audits and accounting consultations in connection with acquisition activity.

(3)

Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, research and development tax credit, and other technical tax consulting.

(4)

All Other Fees: This category includes fees for all other services except those described above. Amounts relate to assistance with the Company’s XBRL filings, assistance with international industry filings, and license fees paid for an online research tool.

Pre-Approval Policies and Procedures

In accordance with its charter, the Audit Committee must approve all audit and non-audit services before they are provided by PwC.

At the beginning of each year, the Audit Committee approves a budget with respect to audit and non-audit services expected to be provided during the year by PwC. Within that budget, the Audit Committee approves spending attributable to specified classes of services that PwC has historically provided. If proposed services do not fall within one of the classes pre-approved at the beginning of the year, the services must be pre-approved by the chairperson of the Audit Committee and reported to the Audit Committee at its full next meeting. Further, if proposed services would result in the aggregate spending in a particular category—audit, audit-related, tax, and all other—exceeding the pre-approved annual budget for that category of services, those proposed services must first be pre-approved by the chairperson of the Audit Committee and reported to the Audit Committee at its next full meeting.

All services provided to the Company by PwC for 2018 were approved by the Audit Committee in accordance with these pre-approval policies and procedures.

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Audit Committee Report

Roles and Responsibilities: Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and for issuing a report thereon. The Audit Committee is responsible for overseeing management’s conduct of the financial reporting process and our system of internal control over financial reporting.

Required Disclosures and Discussions: The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles (i.e., GAAP), and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board auditing standard AS 1301, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm’s independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees).

Committee Recommended Including the Financial Statements in the Annual Report: Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2018 for filing with the SEC.

Members of the Audit Committee

Robert Corti (Chairperson), Hendrik Hartong III, and Peter Nolan

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PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed PwC to serve as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2019. Please see “Audit-Related Matters—Independent Registered Public Accounting Firm Fees” above for a description of the services provided to us by PwC during the years ended December 31, 2018 and 2017.

The Company has engaged PwC as our independent registered public accounting firm since the Vivendi Games Combination. PwC was also the independent registered public accounting firm for the Company (then known as Activision, Inc.) from 2001 until the consummation of that transaction (but, as it was treated as a “reverse acquisition” and PwC did not audit the financial statements of our “accounting acquirer,” Vivendi Games, Inc., we technically changed accountants at that time).

The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage a different independent registered public accounting firm. During these reviews, the committee considers, among other things:

•

the quality and efficiency of the services provided by PwC, including input from our management on PwC’s performance, including its effectiveness at demonstrating independent judgment, objectivity, and professional skepticism;

•

the quality and candor of PwC’s communications with the Audit Committee and our management;

•

external data on PwC’s audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;

•

PwC’s independence and its processes for maintaining its independence;

•

PwC’s technical expertise and knowledge of the Company’s global operations and industry;

•

PwC’s global capabilities; and

•

the appropriateness of PwC’s fees, PwC’s tenure as our independent registered public accounting firm, including the benefits of a longer tenure, and the controls and processes in place that help ensure PwC’s continued independence.

Benefits of Long Tenure	Independence Controls
•

Enhanced audit quality—PwC has significant institutional knowledge and deep expertise regarding the Company’s global business, accounting policies and practices, and internal control over financial reporting, and this enhances audit quality.

•

Competitive fees—In part because of PwC’s familiarity with the Company, we believe the fees we pay PwC are competitive with those of other independent registered public accounting firms.

•

Avoid costs and onboarding associated with new auditor— Bringing on a new auditor requires expenses related to educating the new auditor and a significant time commitment that could distract from our management’s focus on financial reporting and internal controls.

•

Audit Committee oversight—Oversight includes regular private sessions with PwC, discussion with PwC about the scope of its audit, a comprehensive annual evaluation when determining whether to continue to engage PwC, and direct involvement by the Audit Committee and its chairperson in the selection of the new lead partner in connection with the mandated rotation of that position every five years.

•

Rigorous limits on non-audit services—We require Audit Committee pre-approval of non-audit services, prohibit certain types of non-audit services that otherwise would be permissible under SEC rules, and only engage PwC when it is best-suited for the job.

•

PwC’s strong internal independence process—PwC conducts periodic internal reviews of its audit and other work, assesses the adequacy of partners and other personnel working on the Company’s account, and rotates the lead engagement partner consistent with independence requirements.

•

Strong regulatory framework—PwC, as an independent registered public accounting firm, is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

•

Restrictions on hiring—The Audit Committee has adopted restrictions on our hiring of current or former partners and employees of the Company’s independent registered public accounting firm.

Based on the most recent such evaluation, the Audit Committee and the Board believe that retaining PwC to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019, is in the best interests of the Company and its stockholders. While our Audit Committee has the responsibility for selecting our auditors, and stockholder approval is not required for the appointment of PwC as our independent registered public accounting firm, we believe that our stockholders should have the opportunity to ratify such appointment, and we are requesting that they do so at the Annual Meeting.

Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

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Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 3. In the event our stockholders fail to ratify the appointment, our Audit Committee will reconsider its selection next year. Even if the appointment is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

Your Board unanimously recommends that you vote FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm.

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BENEFICIAL OWNERSHIP MATTERS

Security Ownership of our Officers and Directors

The following table sets forth information, as of April 1, 2019, with respect to the beneficial ownership of our Common Stock by (1) our named executive officers, (2) each director and each nominee for election as director, and (3) all current executive officers and directors as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

Name	Shares of Activision Blizzard Beneficially Owned
	Shares Owned (#)		Right to Acquire(1) (#)		Total Shares Owned plus Right to Acquire (#)	Percent of Outstanding Shares(2) (%)
Reveta Bowers	4,287		—		4,287		*
Robert Corti	110,019	(3)	—		110,019		*
Hendrik Hartong III	30,675	(4)	—		30,675		*
Collister Johnson	28,604		—		28,604		*
Brian Kelly	5,333,369	(5)	80,676	(6)	5,414,045		*
Robert Kotick	3,507,557	(7)	—		3,507,557		*
Barry Meyer	40,055	(8)	—		40,055		*
Robert Morgado	96,422	(9)	88,000	(6)	184,422		*
Michael Morhaime	19,005	(10)	161,302	(6)	180,307		*
Spencer Neumann(11)	26,305		—		26,305		*
Peter Nolan	163,066	(12)	—		163,066		*
Brian Stolz	—		212,205	(13)	212,205		*
Chris B. Walther	60,506	(14)	—		60,506		*
Casey Wasserman	22,064	(15)	—		22,064		*
Elaine Wynn	26,766		—		26,766		*
Riccardo Zacconi	—		333,156	(6)	333,156		*
All current directors and executive officers as a group (14 persons)	9,535,718	(16)	468,601	(17)	10,004,319	1.31
*

Less than 1%.

(1)

Consists of shares of our Common Stock that may be acquired upon (a) the exercise of stock options to purchase shares of our Common Stock that are exercisable on or within 60 days of April 1, 2019 (i.e., by May 31, 2019), and (b) the vesting of restricted share units reflecting the right to receive shares of our Common Stock that vest, or the settlement of vested restricted share units that settle, within 60 days of April 1, 2019 (i.e., by May 31, 2019).

(2)

The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2019 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) the total number of shares of our Common Stock outstanding on that date (i.e., 765,928,803) and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)

Consists of shares held jointly by Mr. Corti and his wife, JoAnn Corti, who share voting and investment power with respect to such shares.

(4)

Consists of (a) 26,175 shares directly held by Mr. Hartong, (b) 2,500 shares held in a trust for one of Mr. Hartong’s sons, (c) 1,000 shares held in a trust for another of Mr. Hartong’s sons, and (d) 1,000 shares held in a trust for Mr. Hartong’s daughter.

(5)

Consists of (a) 10,558 shares directly held by Mr. Kelly, (b) 1,324,721 shares held by ASAC TJKS LLC, a limited liability company managed by Mr. Kelly, (c) 1 share held by ASAC II LLC, a limited liability company of which Messrs. Kelly and Kotick are the managers, as to which Mr. Kelly disclaims beneficial ownership except to the extent of his pecuniary interest therein, (d) 1,092,352 shares held by the 115190D Trust, of which Mr. Kelly is a member of the distribution committee and to which he serves as the investment advisor, as to which Mr. Kelly disclaims beneficial ownership, (e) 2,774,279 shares held by the 31427N Trust, of which Mr. Kelly is the trustee, as to which Mr. Kelly disclaims beneficial ownership, and (f) 131,458 shares held by the Brian & Joelle Kelly Family Foundation, a charitable foundation of which Mr. Kelly is a trustee, as to which Mr. Kelly disclaims beneficial ownership.

(6)

Consists of options to purchase shares of our Common Stock.

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(7)

Consists of (a) 2,312,760 shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, (b) 1 share held by ASAC II LLC, a limited liability company of which Messrs. Kelly and Kotick are the managers, as to which Mr. Kotick disclaims beneficial ownership except to the extent of his pecuniary interest therein, (c) 221,288 shares held in grantor retained annuity trusts for the benefit of Mr. Kotick’s immediate family, as to which Mr. Kotick disclaims beneficial ownership, and (d) 973,508 shares held in the 1011 Foundation, Inc., a charitable foundation of which Mr. Kotick is the president, as to which Mr. Kotick disclaims beneficial ownership.

(8)

Consists of (a) 20,028 shares held by The Barry Meyer Separate Property Trust, a trust for the benefit of Mr. Meyer’s wife and children of which Mr. Meyer is the trustee, and (b) 20,027 shares held by The Barry and Wendy Meyer Trust, of which Mr. Meyer and his wife, Wendy Meyer, are co-trustees and share voting and investment power with respect thereto.

(9)

Consists of (a) 56,931.32 shares of our Common Stock held by Mr. Morgado and (b) 39,490.68 shares held by the Robert J. and Mary Lou Morgado Charitable Trust, a charitable foundation of which Mr. Morgado is a trustee, as to which Mr. Morgado disclaims beneficial ownership.

(10)

Consists of shares of our Common Stock held by the Michael Morhaime Revocable Trust.

(11)

We terminated Mr. Neumann’s employment effective as of December 31, 2018. We have no information regarding his Common Stock ownership as of April 1, 2019. Accordingly, information regarding number of shares of Common Stock owned is presented as of the date of Mr. Neumann’s termination.

(12)

Consists of (a) 108,274 shares of our Common Stock held by Mr. Nolan and (b) 54,792 shares held by the Nolan Family Trust.

(13)

Consists of (a) options to purchase 134,845 shares of our Common Stock and (b) 77,360 PSUs.

(14)

Consists of shares held in the Walther-Stockton 2013 Family Trust. Mr. Walther and his wife, Susan Stockton, are co-trustees of the trust and share voting and investment power with respect to those securities.

(15)

Consists of (a) 22,057 shares of our Common Stock held by the Casey Wasserman Living Trust, (b) 5.46 shares held by Mr. Wasserman’s wife, and (c) 2 shares held by Mr. Wasserman’s son.

(16)

Includes shares of our Common Stock held indirectly by the individuals named in the table, as described above, and shares held by the Company’s executive officers not named in the table.

(17)

Includes (a) options to purchase 391,241 shares of our Common Stock and (b) 77,360 PSUs.

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Security Ownership of Holders of More Than 5% of Our Common Stock

The following table sets forth information as to any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our Common Stock. The information in the table is based on a review of filings made with the SEC on Schedules 13D and 13G and the assumption that each of the persons named in the table continued to own the number of shares reflected in the table on April 1, 2019. As of April 1, 2019, there were 765,928,803 shares of our Common Stock outstanding.

	Shares of Activision Blizzard Beneficially Owned		Percent of Outstanding Shares
FMR LLC 245 Summer Street Boston, Massachusetts 02210	85,176,502	(1)	11.12%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	54,317,931	(2)	7.09%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	49,563,397	(3)	6.47%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	45,122,343	(4)	5.89%
(1)

This information is based on a Schedule 13G/A filed with the SEC jointly by FMR LLC and Abigail P. Johnson on February 13, 2019. FMR LLC and various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, had sole voting power over 12,552,976 shares of our Common Stock and sole dispositive power over 85,176,502 shares of our Common Stock.

(2)

This information is based on a Schedule 13G/A filed with the SEC by The Vanguard Group on February 11, 2019. The Vanguard Group and various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, had sole voting power over 922,792 shares of our Common Stock, shared voting power over 151,106 shares of our Common Stock, sole dispositive power over 53,256,999 shares of our Common Stock, and shared dispositive power over 1,060,932 shares of our Common Stock.

(3)

This information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on February 4, 2019. BlackRock, Inc. and various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, had sole voting power over 41,921,454 shares of our Common Stock and sole dispositive power over 49,563,397 shares of our Common Stock.

(4)

This information is based on a Schedule 13G filed with the SEC by Capital World Investors, a division of Capital Research and Management Company, on February 14, 2019. Capital World Investors and various of its direct and indirect subsidiaries, in their various fiduciary and other capacities, had sole voting power over 45,108,492 shares of our Common Stock and sole dispositive power over 45,122,343 shares of our Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Those persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of Section 16(a) forms furnished to us and written representations from each person who was an executive officer or director during the year who did not file a Form 5 for 2018 that no such Form 5 was required, we believe that during 2018, all of our executive officers, directors, and persons who beneficially owned more than 10% of our Common Stock complied with all filing requirements of Section 16(a) of the Exchange Act on a timely basis, except for Mr. Morhaime, who delinquently reported, on February 14, 2019, the withholding by the Company of shares of our Common Stock otherwise deliverable to Mr. Morhaime’s wife in order to satisfy the tax withholding obligation resulting from the vesting of those shares, and Dennis Durkin, our current Chief Financial Officer, who delinquently reported, on February 14, 2019, four purchases and three sales of our Common Stock effected without Mr. Durkin’s prior knowledge or specific direction under broker-directed separately managed accounts.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information, as of December 31, 2018, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants, and rights (#)	(1)	Weighted average exercise price of outstanding options, warrants, and rights ($)	(2)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by stockholders:
Activision Blizzard, Inc. 2008 Incentive Plan, as amended and restated (the “2008 Plan”)	1,576,678		13.29		—	(3)
Activision Blizzard, Inc. 2014 Incentive Plan (i.e., the 2014 Plan)(4)	19,784,874	(5)	45.30		29,725,184	(6)
All stockholder approved plans	21,361,552	(5)	41.68		29,725,184
Equity compensation plans not approved by stockholders:
None	—		N/A		—
All non-stockholder approved plans	—		N/A		—
TOTAL	21,361,552	(5)	41.68		29,725,184
(1)

Reflects options to purchase shares of our Common Stock and, in the case of the 2014 Plan, 7,432,919 restricted share units, 6,674,612 of which have vesting tied to performance, each reflecting the right to receive a share of our Common Stock. This table excludes an aggregate of 3,451,131 shares issuable upon exercise of outstanding options and vesting of outstanding restricted share units assumed by the Company in connection with the King Acquisition. The weighted average exercise price of the excluded options is $31.28.

(2)

As there is no exercise price for restricted share units, the values in this column represent the weighted average exercise price of any outstanding stock options under the relevant plan.

(3)

Upon adoption of the 2014 Plan, we ceased making awards under the 2008 Plan.

(4)

The 2014 Plan permits the granting of non-qualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units, performance shares, performance units, and any other equity-based awards to our and any of our subsidiaries’ directors, officers, and other employees and consultants.

(5)

The number of shares assumes target performance for all outstanding unvested performance-based vesting restricted share units (i.e., PSUs). If achievement of maximum performance is assumed, the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants, and rights as of December 31, 2018, would be 22,728,061 shares under the 2014 Plan and 24,304,739 shares under all stockholder approved plans.

(6)

The number of shares reserved for issuance under the 2014 Plan may be increased from time to time by: (X) the number of shares relating to awards outstanding under the 2008 Plan that: (a) expire, or are forfeited, terminated, or canceled, without the issuance of shares; (b) are settled in cash in lieu of shares; or (c) are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock; (Y) if the exercise price of any stock option outstanding under the 2008 Plan is, or the tax withholding requirements with respect to any award outstanding under the 2008 Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares; and (Z) if a SAR is exercised and settled in shares, the number of shares equal to the difference between the total number of shares with respect to which the award is exercised and the number of shares actually issued or transferred. The number of shares available for issuance under the 2014 Plan, as reflected in this table, assumes target performance of outstanding PSUs. If achievement of maximum performance is assumed, the number available for issuance under the 2014 Plan as of December 31, 2018, would be 26,781,997 shares.

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DIRECTOR NOMINATIONS AND OTHER STOCKHOLDER PROPOSALS FOR OUR 2020 ANNUAL MEETING; COMMUNICATING WITH OUR BOARD

Q:

How do I nominate a director for election at the 2020 annual meeting and what is the deadline for that submission?

A:

Under our Bylaws, stockholders who are entitled to vote at the meeting may nominate a person for election to our Board at the 2020 annual meeting of our stockholders by providing proper notice to us in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such a nomination to be considered timely, we must receive it no earlier than February 8, 2020, and no later than March 9, 2020 (unless the date of our 2020 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, in which case the notice must be submitted no earlier than 120 days prior to the meeting and no later than the later of the 90th day before the meeting and the 10th day following the day on which notice of the date of the meeting is first mailed to the stockholders or public disclosure of the date of the annual meeting is first made, whichever first occurs). To be proper, the notice must be in writing and contain all the information required by our Bylaws (e.g., a description of any material interest of such person or the stockholder nominating him or her and other information that would be required to be included in our proxy statement for the meeting if such person was nominated by our Board) and include such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected.

In addition, we have a “proxy access” provision in our Bylaws that permits a stockholder, or group of no more than 20 stockholders, owning at least 3% of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials for an annual meeting director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. For a proxy access nomination to be considered timely for the 2020 annual meeting, we must receive it no earlier than November 25, 2019, and no later than December 25, 2019 (unless the date of our 2020 annual meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the Annual Meeting, in which case the notice must be submitted no earlier than 150 days prior to the meeting and not later than the later of the 120th day before the meeting and the 10th day following the day on which notice of the date of the meeting is first mailed to the stockholders or public disclosure of the date of the annual meeting is first made, whichever first occurs). To be proper, any such proxy access nomination must be in writing and contain all the information required by our Bylaws (e.g., a description of any material interest of such person or the stockholder(s) nominating him or her and other information that would be required to be included in our proxy statement for the meeting if such person was nominated by our Board) and include such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected.

Any such nomination should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Stockholders may also submit director candidates directly to our Nominating and Corporate Governance Committee for consideration, as described under “Corporate Governance Matters—Board of Directors and Committees—Identification of Candidates for Election to our Board—Stockholder Recommendation of Director Candidates”.

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Q:

How do I submit a proposal for the 2020 annual meeting and what is the deadline for that submission?

A:

Any stockholder may present a proposal for inclusion in our proxy statement for, and for consideration at, the 2020 annual meeting of our stockholders by submitting his or her proposal to us in writing, in a timely manner. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, we must receive it on or before December 25, 2019 (unless the date of our 2020 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the Annual Meeting, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for our 2020 annual meeting). For such proposal to be included in our proxy statement, it must otherwise be in compliance with Rule 14a-8 under the Exchange Act (e.g., it must be a proper subject for action by stockholders under the Delaware General Corporation Law).

Stockholders who wish to present proposals before our 2020 annual meeting, but do not intend for those proposals to be included in the proxy statement for that meeting, may utilize the procedure in our Bylaws. Under our Bylaws, such proposals may be made by stockholders who are entitled to vote at the meeting by providing proper notice to us in a timely manner containing the information required by our Bylaws. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. For such notice to be considered timely, we must receive it within the time period for the submission of director candidates, described under the immediately preceding question. To be proper, the notice must be in writing and contain all the information required by our Bylaws (e.g., a brief description of the business, the proposed text of any proposal regarding such business, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the information that would be required to be included in our proxy statement for the meeting if such proposed business were to be brought by our Board) and it must pertain to business that is a proper matter for stockholder action under the Delaware General Corporation Law.

Any such proposal should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

Q:

How do I communicate with the Board?

A:

We think that communication with our stockholders is very important. To communicate directly with our full Board, our independent directors, any committee of our Board, any other group of directors or any individual director, stockholders may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

In accordance with our Corporate Governance Principles and Policies, all communications addressed to our Board or one or more directors will be opened by our Corporate Secretary or his or her designee to determine whether the contents contain a message to one or more of our directors. Communications that relate to our accounting practices, internal accounting controls, or auditing matters will be referred to the chairperson of the Audit Committee. Any other communications that are not advertising materials, promotions of a product or service, patently offensive materials, or matters deemed, in the reasonable judgment of the Corporate Secretary or his or her designee, inappropriate for our Board, will be forwarded promptly to the addressee(s). In the case of communications to our Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

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AVAILABILITY OF PROXY MATERIALS ON THE INTERNET; DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS; FINANCIAL AND OTHER INFORMATION

Q:

What do I do if I only received a printed notice about the availability of the proxy materials on the internet and want a physical copy in the future?

A:

In lieu of distributing a printed copy of proxy materials for the Annual Meeting to each of our stockholders, we are making this proxy statement and our annual report for the period ended December 31, 2018 available to our stockholders on the internet. Each of our stockholders who, as of the date on which such notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a printed notice regarding the internet availability of those materials, which will include instructions on how to access them, as well as how to vote online.

If you received the notice and would prefer to receive a copy of the materials for the Annual Meeting or future annual meetings of our stockholders via email or would prefer to receive a printed copy of those materials via mail, in each case at no charge, please follow the instructions for obtaining the materials on the notice.

Q:

What do I do if I received a physical copy of the proxy materials and only want an electronic copy in the future?

A:

If you received a printed copy of these materials and would prefer, in the future, to receive them via email or to receive a printed notice regarding their availability on the internet, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by email to ir@activision.com.

Q:

What do I do if my family received multiple copies of the proxy materials and only wants one? What do I do if my family only received one copy of the proxy materials but wants one for each member holding stock?

A:

The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the internet or a single copy of proxy materials to multiple stockholders sharing an address, unless a company has received contrary instructions from one or more of the stockholders at that address. In accordance with those rules, we may deliver a single notice or copy of proxy materials to multiple stockholders sharing an address but, upon request, will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling our Investor Relations department at (310) 255-2000 or by mailing a request to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

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Q:

How can I get a copy of the 2018 annual report to stockholders or the 2018 10-K?

A:

Our annual report to stockholders for the period ended December 31, 2018, including financial statements, is being provided to our stockholders at the same time as this proxy statement. If you would like to receive a copy of our 2018 10-K, or any of the exhibits listed therein, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by email to ir@activision.com, and we will provide you with our 2018 10-K without charge, or any of the exhibits listed therein upon the payment of a nominal fee (i.e., the expenses we incur in providing you with the requested exhibits).

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OTHER MATTERS

Costs of the Annual Meeting and Proxy Solicitation

The Company will bear the entire cost of the Annual Meeting and this proxy solicitation, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy card, the notice regarding the internet availability of proxy materials, and any additional solicitation materials we send to stockholders. We have retained D.F. King & Co., Inc. as proxy solicitor for a fee of $12,500 plus its out-of-pocket expenses. In addition, proxies may be solicited, personally or by mail, telephone, or email or other electronic means, by our directors, officers, and employees without additional compensation. We will also reimburse brokers, banks, and other nominees holding shares for beneficial owners of our Common Stock for their expenses in forwarding the proxy materials to those beneficial owners.

Other Matters Coming Before the Annual Meeting

Our Board knows of no matters other than those described in this proxy statement that are expected to come before the Annual Meeting. Pursuant to our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. The proxy may be voted at the discretion of the named proxies on matters incident to the conduct of the meeting.

YOUR VOTE IS IMPORTANT.

Accordingly, whether or not you plan to attend the Annual Meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading “Procedural Matters” in this proxy statement. If you attend the Annual Meeting, you may withdraw your proxy and vote in person if you so desire.

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HELPFUL RESOURCES

Annual Meeting
Proxy Statement	investor.activision.com/sec.cfm
Annual Report	investor.activision.com/annual-reports.cfm
Voting for Record Holders	www.proxyvote.com
SEC Information on Proxy Matters	www.sec.gov/spotlight/proxymatters.shtml
Board of Directors
Board of Directors	www.activisionblizzard.com/board-of-directors
Audit Committee Charter	investor.activision.com/audit-committee-charter-0
NCGC Charter	investor.activision.com/nominating-and-corporate-governance-committee-charter-1
Compensation Committee Charter	investor.activision.com/compensation-committee-charter-0
Financial Reporting
Annual Reports	investor.activision.com/annual-reports.cfm
Quarterly Reports	investor.activision.com/results.cfm
Company Business
Corporate Website	www.activisionblizzard.com/
Senior Corporate Management	www.activisionblizzard.com/senior-corporate-management
Investor Relations	investor.activision.com/
Latest News	investor.activision.com/releases.cfm
Events and Presentations	investor.activision.com/events.cfm
Governance Documents
Bylaws	investor.activision.com/by-laws
Certificate of Incorporation	investor.activision.com/certificate-incorporation-1
Code of Conduct	www.activisionblizzard.com/code-of-conduct/
Corporate Governance Principles and Policies	investor.activision.com/corporate-governance-principles-and-policies-1
Executive Stock Ownership Guidelines	investor.activision.com/executive-stock-ownership-guidelines-0
Policy on Recoupment of Performance-Based Compensation Related to Certain Financial Restatements	investor.activision.com/policy-recoupment-performance-based-compensation
Related Person Transactions Policy	investor.activision.com/related-person-transactions-policy-0

Web links throughout this document are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

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CALL OF DUTY™ ENDOWMENT

OUR MISSION:

The Call of Duty Endowment helps veterans find high quality careers by supporting groups that prepare them for the job market and by raising awareness of the value vets bring to the workplace.

54,426 TOTAL JOBS SECURED

$58,334 AVERAGE STARTING SALARY

$522 AVERAGE COST PER PLACEMENT

$36M IN GRANTS MADE

*Average starting salary and cost per placement statistics are for 2018. Total jobs secured and grants made are cumulative, from founding in 2009 through the end of 2018.

FOR MORE INFORMATION AND TO DONATE, PLEASE VISIT:
www.callofdutyendowment.org

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Activision Blizzard Inc.
C/O Broadridge
PO Box 1342
Brentwood, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on 06/19/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on 06/19/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
01) Reveta Bowers	☐	☐	☐
02) Robert Corti	☐	☐	☐
03) Hendrik Hartong III	☐	☐	☐
04) Brian Kelly	☐	☐	☐
05) Robert Kotick	☐	☐	☐
06) Barry Meyer	☐	☐	☐
07) Robert Morgado	☐	☐	☐
08) Peter Nolan	☐	☐	☐
09) Casey Wasserman	☐	☐	☐
10) Elaine Wynn	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To provide advisory approval of our executive compensation.	☐	☐	☐
3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000419438_1 R1.0.1.18

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

ACTIVISION BLIZZARD, INC.
Annual Meeting of Shareholders
June 20, 2019 9:00 AM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Robert Kotick, Collister Johnson and Jeffrey Brown or any of them, as proxies, each with the power to appoint his substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ACTIVISION BLIZZARD, INC. that the shareholder(s) are entitled to vote at the Annual Meeting of shareholder(s) to be held at 09:00 AM, Pacific Time on 6/20/2019, at the Boston Properties Offices at 3200 Ocean Park Boulevard, Santa Monica, California 90405, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000419438_2 R1.0.1.18